                                                                    EXHIBIT 10.1

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT



                           Dated September 26, 2001



                                 by and among



                            MATRIX SERVICE COMPANY
                     MIDWEST INDUSTRIAL CONTRACTORS, INC.
                      MATRIX SERVICE MID-CONTINENT, INC.
                  SAN LUIS TANK PIPING CONSTRUCTION CO., INC.
                             MATRIX COATINGS, INC.
                             MATRIX SERVICE, INC.


                                   Borrower



                                      and



                           BANK ONE, OKLAHOMA, N.A.


                                    Lender

                               TABLE OF CONTENTS
                               -----------------

1.  TERMS DEFINED IN THE CREDIT AGREEMENT................................     2
  1.1  Terms Defined Above...............................................     2
  1.2  Certain Definitions...............................................     2
  1.3  Accounting Terms..................................................    16
  1.4  Terms Defined in UCC..............................................    16
  1.4  Terms Defined in UCC. Any terms used herein that are defined
       in Article 9 of the UCC, and not otherwise defined................    16
  1.5  Interpretation....................................................    16

2.  LENDING AGREEMENT....................................................    16
  2.1  Revolving Credit Facility.........................................    16
    2.1.1  General.......................................................    16
    2.1.2  Acquisition Term Loans........................................    16
    2.1.3  Term Loan.....................................................    17
  2.2  Use of Proceeds...................................................    17
    2.2.1  Revolving Credit Facility.....................................    17
    2.2.2  Term Loan.....................................................    17
  2.3  Borrowing Procedures..............................................    17
    2.3.1  Requests for Advances.........................................    17
    2.3.2  Disbursements.................................................    18
  2.4  Letters of Credit.................................................    18
    2.4.1  Terms.........................................................    18
    2.4.2  Draws.........................................................    18
    2.4.3  Release and Indemnification...................................    18
    2.4.4  Reimbursement.................................................    19
    2.4.5  Advice of Credit..............................................    19
    2.4.6  Obligation to Issue Letters of Credit.........................    19
    2.4.7  Maximum Amount of Outstanding Letters of Credit...............    19
  2.5  Notes.............................................................    19
    2.5.1  Revolving Note................................................    20
    2.5.2  Term Note.....................................................    20
    2.5.3  Acquisition Term Note.........................................    20
    2.5.4  Amount Owed...................................................    20
  2.6  Interest..........................................................    20
    2.6.1  Credit Facilities.............................................    20
    2.6.2  Rate Elections; Interest Periods..............................    21
    2.6.3  Continuation and Conversion Options...........................    22
    2.6.4  Computation of Interest.......................................    22
  2.7  Fees..............................................................    22
    2.7.1  Revolving Credit Facility Fee.................................    22

    2.7.2  Letter of Credit Fees...........................................  22
  2.8  Scheduled Payments..................................................  22
    2.8.1  Revolving Credit Facility.......................................  23
    2.8.2  Term Loan.......................................................  23
  2.9  Mandatory Prepayments...............................................  23
  2.10 Making of Payments..................................................  23
  2.11 Renewal and Extension...............................................  23
  2.12 Maximum Lawful Interest Rate........................................  23
  2.13 Appointment of Agent................................................  24

3.  COLLATERAL.............................................................  24
  3.1  SA Collateral.......................................................  24
  3.2  Reaffirmation and Execution of Security Agreements..................  24
  3.3  Mortgages...........................................................  25
    3.3.1  Port Facility...................................................  25
    3.3.2  California Property.............................................  25
    3.3.3  Additional Collateral...........................................  25
    3.3.4  Resumption of Project...........................................  26
    3.3.5  Release of Mortgages............................................  26
  3.4  Lockbox.............................................................  26
  3.5  Collateral to be Provided Upon Default..............................  26
  3.6  Further Assurances..................................................  27

4.  CONDITIONS OF LENDING..................................................  27
  4.1  Closing.............................................................  27
  4.2  Conditions to Agreement.............................................  27
  4.3  Conditions to Subsequent Advances Under Revolving Credit Facility...  28
    (a)    Disbursement Request............................................  29
    (b)    Borrowing Base..................................................  29
    (c)    Acquisition Information.........................................  29
    (d)    Representations and Warranties..................................  29
    (e)    No Defaults.....................................................  29
    (f)    No Violation....................................................  29
  4.4  Additional Conditions Precedent if Port Facility Abandoned..........  29

5.  REPRESENTATIONS AND WARRANTIES.........................................  29
  5.1  Existence...........................................................  30
  5.2  Validity and Binding Nature.........................................  30
  5.3  Conflicting Agreements and Restrictions.............................  30
  5.4  Actions and Proceedings.............................................  30
  5.5  Financial Condition.................................................  30
  5.6  Ownership of Properties; Liens......................................  31
  5.7  Permits.............................................................  31

  5.8   No Defaults.......................................................   31
  5.9   ERISA.............................................................   31
  5.10  No Violation of Applicable Law....................................   31
  5.11  Environmental Laws................................................   31
  5.12  Taxes.............................................................   31
  5.13  Compliance with FRB Regulations...................................   32
  5.14  Investment Company Act; Public Utility Holding Company Act........   32
  5.15  Common Enterprise.................................................   32
  5.16  Survival of Representations.......................................   32

6.  AFFIRMATIVE COVENANTS.................................................   32
  6.1   Financial Statements and Other Reports............................   33
    (a)    Annual Financial Statements and Reports........................   33
    (b)    Quarterly Financial Reports and Reports........................   33
    (c)    Other Reports..................................................   33
  6.2   Certificates and Reports..........................................   33
    (a)    Borrowing Base Certificate.....................................   33
    (b)    Accounts Aging Report..........................................   33
    (c)    Compliance Certificate.........................................   34
    (d)    Monthly Reporting..............................................   34
  6.3   Other Reports and Notifications...................................   34
    (a)    Survey and Cost Breakdown......................................   34
    (b)    Other Financial Information....................................   34
    (c)    Litigation.....................................................   34
    (d)    Notification of Liens..........................................   34
    (e)    Environmental Notices..........................................   35
    (f)    Events With Respect to ERISA...................................   35
    (g)    Other Notifications............................................   35
  6.4   Books and Records.................................................   35
  6.5   Field Audits......................................................   35
  6.6   Taxes; Other Liens................................................   36
  6.7   Existence.........................................................   36
  6.8   Licenses and Permits..............................................   36
  6.9   Maintenance of Properties.........................................   36
  6.10  Compliance with Laws..............................................   36
  6.11  Further Assurances................................................   36
  6.12  Reimbursement of Expenses.........................................   36
  6.13  Access............................................................   37
  6.14  Insurance.........................................................   37
  6.15  Environmental Compliance..........................................   37

7.  NEGATIVE COVENANTS....................................................   38
  7.1   Negative Pledge; Creation or Existence of Liens...................   38

  7.2   Sale of Assets.....................................................  38
  7.3   Mergers and Consolidations.........................................  38
  7.4   Changes in Nature of Business......................................  38
  7.5   Dividends and Distributions........................................  39
  7.6   Financial Covenants................................................  39
  7.6.1 Consolidated Current Ratio.........................................  39
  7.6.2 Consolidated Debt to Tangible Net Worth Ratio......................  39
  7.6.3 Consolidated Funded Debt to EBITDA Ratio...........................  39
  7.6.4 Consolidated Debt Service Coverage Ratio...........................  39

8.  EVENTS OF DEFAULT......................................................  39
  8.1   Nonpayment.........................................................  39
  8.2   Nonpayment of Letter of Credit.....................................  39
  8.3   Other Nonpayment...................................................  40
  8.4   Representations and Warranties.....................................  40
  8.5   Breach of Covenants................................................  40
  8.6   Other Breach of Covenants..........................................  40
  8.7   Insolvency.........................................................  40
  8.8   Settlements/Judgments/Penalties....................................  40
  8.9   Default on Other Funded Debt.......................................  40
  8.10  Breach of Other Agreements.........................................  41
  8.11  ERISA Non-Compliance...............................................  41
  8.12  Change in Nature of Business.......................................  41
  8.13  Permits............................................................  41
  8.14  Unenforceability of Loan Documents.................................  41
  8.15  Port Lease.........................................................  41

9.  REMEDIES...............................................................  41
  9.1   Acceleration of Indebtedness.......................................  41
  9.2   Remedies...........................................................  42
  9.3   Cumulative Remedies................................................  42
  9.4   Waiver of Default..................................................  42
  9.5   Deposits; Setoff...................................................  42
  9.6   Application of Payments............................................  42

10. GENERAL PROVISIONS.....................................................  42
  10.1  Participating Lender...............................................  42
  10.2  Hold Harmless......................................................  43
  10.3  Notices............................................................  43
  10.4  Construction; Applicable Law.......................................  43
  10.5  Binding Effect.....................................................  44
  10.6  Exhibits and Schedules.............................................  44
  10.7  Entire Agreement; Conflicting Provisions...........................  44
  10.8  Waivers............................................................  44

  10.9  WAIVER OF JURY....................................................   44
  10.10 Jurisdiction and Venue............................................   44
  10.11 Counterpart Execution.............................................   45

Signature Page............................................................   47


EXHIBITS
--------

     Exhibit "A-1"        -             Form of Revolving Note
     Exhibit "A-2"        -             Form of Term Note

SCHEDULES
---------

     Schedule 1.2         -             Real Estate Requirements
     Schedule 3.3.1       -             Legal Description of Port Facility
     Schedule 3.3.2       -             Legal Description of California Property
     Schedule 5.11        -             Schedule of Environmental Disclosures
     Schedule 7.1         -             Schedule of Existing Liens
     Schedule 8.8         -             Schedule of Settlements /Judgments/
                                          Penalties

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT
                  -------------------------------------------

     THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") is made and entered into effective as of the 26th day of September, 2001 (the "Effective Date"), by and among MATRIX SERVICE COMPANY, a Delaware corporation (hereinafter referred to as "Matrix"), MATRIX SERVICE, INC., an Oklahoma corporation (hereinafter referred to as "MSI"), MIDWEST INDUSTRIAL CONTRACTORS, INC., a Delaware corporation (hereinafter referred to as "MIC"), MATRIX SERVICE MID-CONTINENT, INC., an Oklahoma corporation (hereinafter referred to as "MSM"), SAN LUIS TANK PIPING CONSTRUCTION CO., INC., a Delaware corporation (hereinafter referred to as "SLT"), MATRIX COATINGS, INC., a California corporation, f/k/a WEST COAST INDUSTRIAL COATINGS, INC., a California corporation (hereinafter referred to as "Coatings"), MATRIX SERVICE, INC. (CANADA), an Ontario corporation (hereinafter referred to as "MSIC"), and BANK ONE, OKLAHOMA, N.A. (hereinafter referred to as the "Bank"). Matrix, MSI, MIC, MSM, SLT, Coatings and MSIC are hereinafter collectively referred to as the "Borrowers" and individually as a "Borrower."

                                   RECITALS
                                   --------

     A. The Bank and certain of the Borrowers are parties to that certain Second Amended and Restated Credit Agreement dated as of November 30, 1999, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of October 31, 2000 (the "Existing Credit Agreement"), pursuant to which the Bank has established a Revolving Credit Facility in the maximum principal amount of $20,000,000.

     B. Pursuant to the Existing Credit Agreement, the Bank has established a Revolving Credit Facility in the original principal amount of $20,000,000 with a current maturity date of October 31, 2003.

     C. The Borrowers have requested that the Bank (i) extend the maturity of the Revolving Credit Facility to October 31, 2004, and (ii) make a term loan to the Borrowers in the amount of $5,900,000.01 to permanently refinance certain amounts outstanding under the Revolving Credit Facility.

     D. The Bank has agreed to extend the maturity of the Revolving Credit Facility and make the requested term loan, subject to the terms and conditions hereinafter set forth.

     E. The parties desire to make certain other modifications to the Existing Credit Agreement and to amend and restate the Existing Credit Agreement in its entirety.

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereby amend and restate the Existing Credit Agreement in its entirety to read as of the Effective Date as follows:

1.   TERMS DEFINED IN THE CREDIT AGREEMENT .
     -------------------------------------

     1.1  Terms Defined Above. The terms defined above shall have the respective
          -------------------
meanings set forth in the preamble and recitals above.

     1.2  Certain Definitions. As used herein, the following terms shall have
          -------------------
the meanings indicated below (unless the context otherwise requires):

          Accounts. "Accounts" shall mean and include all accounts, accounts
          --------
     receivable, notes receivable, reimbursements and other rights to payment of the Borrowers (including rights to payment earned but not yet billed on uncompleted contracts), whether now existing or hereafter arising.

          Accounts Aging Report. "Accounts Aging Report" shall mean a written
          ---------------------
     report to be delivered by the Borrowers pursuant to Section 6.2(b) hereof,
                                                         --------------
     in form satisfactory to the Bank.

          Acquisition. "Acquisition" shall mean: (i) the acquisition by Matrix
          -----------
     of additional Subsidiaries, (ii) the acquisition by Matrix of stock in any other corporation, (iii) the acquisition by Matrix of a partnership, joint venture or equity interest in any partnership, joint venture or other business entity, or (iv) the acquisition by Matrix of all or substantially all of the assets or properties of any other Person.

          Acquisition Advance. "Acquisition Advance" shall mean a cash loan from
          -------------------
     the Bank to the Borrowers under the Revolving Credit Facility that is made for the specific purpose of financing an Acquisition.

          Acquisition Term Loan. "Acquisition Term Loan" shall mean such loans
          ---------------------
     made by the Bank pursuant to Borrowers' election to convert any Acquisition Advance into a term loan.

          Acquisition Term Note. "Acquisition Term Note" shall have the meaning
          ---------------------
     assigned thereto in Section 2.1.2 hereof.
                         -------------

          Advance. "Advance" shall mean the cash loan from the Bank to the
          -------
     Borrowers under the Term Loan and any cash loan from the Bank to the Borrowers under the Revolving Credit Facility, and shall include Acquisition Advances.

          Affiliate. "Affiliate" shall mean with respect to any Person, any
          ---------
     other Person, who directly or indirectly controls, is controlled by or is under common control with the other. For purposes of this definition, a Person has "control" over another Person if such Person has the ability to exercise a controlling influence over the management and policies of the other Person or if such Person owns or holds or beneficially owns five percent or more of the equity interest in the other Person and, in addition, shall include all officers and directors of each of the Borrowers. "Affiliate" shall not include any employees of any of the Borrowers who are not officers or directors of any of the Borrowers.

          Agreement. "Agreement," and such terms as "herein," "hereof,"
          ---------
     "hereto," "hereby," "hereunder" and the like shall mean and refer to this Third Amended and Restated Credit Agreement, together with any and all exhibits and schedules attached hereto or incorporated by reference from the Existing Credit Agreement, and any and all supplements, modifications or amendments hereto.

          Applicable LIBOR Rate Margin. "Applicable LIBOR Rate Margin" means the
          ----------------------------
     margin (expressed as a percentage) used in determining the interest rate applicable to outstanding Advances priced with reference to the LIBOR Rate. The Applicable LIBOR Rate Margin shall be determined and adjusted, if necessary, as of each Margin Adjustment Date, based upon the Borrower's Consolidated Funded Debt/EBITDA Ratio as of the immediately preceding quarterly Calculation Date, in accordance with the table set forth below:

          Consolidated Funded Debt/EBITDA Ratio  Applicable LIBOR Rate Margin
          -------------------------------------  ----------------------------

          Less than or equal to
          1.00 to 1.00                                      +1.000

          Greater than 1.00 to 1.00, but
          less than or equal to 1.50 to 1.00                +1.125

          Greater than 1.50 to 1.00, but
          less than or equal to 2.00 to 1.00                +1.375

          Greater than 2.00 to 1.00, but
          less than or equal to 2.50 to 1.00                +1.875

          Greater than 2.50 to 1.00                         +2.375

          Applicable Prime Rate Margin. "Applicable Prime Rate Margin" means the
          ----------------------------
     margin (expressed as a percentage) used in determining the interest rate applicable to outstanding Advances priced with reference to the Prime Rate. The Applicable Prime Rate Margin shall be determined and adjusted, if necessary, as of each Margin Adjustment Date, based upon the Borrower's Consolidated Funded Debt/EBITDA Ratio as of the immediately preceding quarterly Calculation Date, in accordance with the table set forth below:

          Consolidated Funded Debt/EBITDA Ratio  Applicable Prime Rate Margin
          -------------------------------------  ----------------------------

          Less than or equal to
          1.00 to 1.00                                      -1.125

          Greater than 1.00 to 1.00, but
          less than or equal to 1.50 to 1.00                -0.875

          Greater than 1.50 to 1.00, but
          less than or equal to 2.00 to 1.00                -0.625

          Greater than 2.00 to 1.00, but
          less than or equal to 2.50 to 1.00                -0.375

          Greater than 2.50 to 1.00                         -0.125

          Board. "Board" means the Board of Governors of the Federal Reserve
          -----
     System.

          Bonded Account. "Bonded Account" means any Account that is subject to,
          --------------
     arises under or earned pursuant to a bonded construction contract, and is thereby subject to a bonded lien.

          Borrowing Base. "Borrowing Base" means, as of any determination date,
          --------------
     the sum of (i) 80% of the Eligible Invoiced Accounts Balance, and (ii) 50% of the Eligible Uninvoiced Accounts Balance.

          Borrowing Base Certificate. "Borrowing Base Certificate" means a
          --------------------------
     written certificate to be delivered by Matrix on behalf of the Borrowers pursuant to Section 6.2(a) hereof, in form satisfactory to the Bank.
                 --------------

          Business Day. "Business Day" means that portion of any day, other than
          ------------
     a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Oklahoma, during which the Bank is open for substantially all of its normal banking functions.

          Calculation Date. "Calculation Date" means the last day of each fiscal
          ----------------
     quarter during the term of this Agreement, except that the term "Calculation Date" for purposes of preparing and submitting the Borrowing Base Certificate shall mean the last day of each fiscal month at such periods during the term of this Agreement that the aggregate principal (or face) amount of all Advances and Letters of Credit outstanding under the Revolving Credit Facility exceeds $12,000,000.

          California Mortgage. "California Mortgage" means that certain Deed of
          -------------------
     Trust, Security Agreement, Financing Statement and Fixture Filing dated as of even date from MSI in favor of the Bank, to be delivered to the Bank pursuant to Section 3.3.2 hereof.
                 -------------

          California Property. "California Property" means the land described on
          -------------------
     Schedule 3.3.2 attached hereto, and all buildings, structures, fixtures and
     --------------
     other improvements from time to time constructed thereon or affixed thereto.

          Capitalized Lease. "Capitalized Lease" of a Person means any lease of
          -----------------
     Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          Capitalized Lease Obligations. "Capitalized Lease Obligations" of a
          -----------------------------
     Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

          Closing. "Closing" means the date and time, as provided in Section 4.1
          -------                                                    -----------
     hereof, on which the Loan Documents are executed and delivered by the appropriate parties thereto, all in form and substance satisfactory to the Bank.

          Collateral. "Collateral" means the SA Collateral, the Port Facility,
          ----------
     the California Property, and all other Property in which the Bank is granted a Lien to secure the Indebtedness (or any portion thereof) pursuant to the terms of any of the Loan Documents. Upon the release of the Port Facility Mortgage and the California Mortgage in accordance with the provisions of Section 3.3.5 hereof, the term "Collateral" shall thereafter
                   -------------
     not include the Port Facility or the California Property.

          Collateral Documents. "Collateral Documents" means all Security
          --------------------
     Agreements, the Port Facility Mortgage, the California Mortgage, and any other security agreements, mortgages, deeds of trust, assignments or other documents from time to time executed by any one or more of the Borrowers in order to grant the Bank a Lien on any Property included in the Collateral.

          Compliance Certificate. "Compliance Certificate" means a written
          ----------------------
     certificate to be delivered by Matrix on behalf of the Borrowers pursuant to Section 6.2(c) hereof, in form satisfactory to the Bank.
        --------------

          Concentration Limits. "Concentration Limits" means, as of any
          --------------------
     determination date, without duplication, (i) the amount by which the total balance due from any account debtor (or group of related account debtors) on invoiced Accounts exceeds 20% of the aggregate balance due under all invoiced Accounts then outstanding, (ii) the amount by which the total balance due from any account debtor (or group of related account debtors) on uninvoiced Accounts exceeds 20% of the aggregate balance of all uninvoiced Accounts then outstanding, (iii) the amount by which the total balance due under invoiced Bonded Accounts exceeds 20% of the aggregate balance due under all invoiced Accounts then outstanding, (iv) the amount by which the total balance due under uninvoiced Bonded Accounts exceeds 20% of the aggregate balance due under all uninvoiced Accounts then outstanding, and (v) the amount by which the total balance due on all Accounts (whether or not invoiced) from account debtors located in Canada exceeds $500,000.

          Consolidated Current Ratio. "Consolidated Current Ratio" means, as of
          --------------------------
     any calculation date, the ratio whose numerator is the Borrowers' consolidated current assets as of such date and whose denominator is the Borrowers' consolidated current liabilities as of such date.

          Consolidated Debt. "Consolidated Debt" means, as of any calculation
          -----------------
     date, the Debt of the Borrowers calculated on a consolidated basis as of such date.

          Consolidated Debt to Tangible Net Worth Ratio. "Consolidated Debt to
          ---------------------------------------------
     Tangible Net Worth Ratio" means, as of any calculation date, the ratio whose numerator is the Borrowers' Consolidated Debt as of such date and whose denominator is the Borrower's Consolidated Tangible Net Worth as of such date.

          Consolidated Debt Service Coverage Ratio. "Consolidated Debt Service
          ----------------------------------------
     Coverage Ratio" means, as of any Calculation Date, the fraction (expressed as a ratio) whose numerator (the "Debt Service Numerator") is equal to the following:

          (i) the Borrowers' Consolidated Net Income for the four preceding fiscal quarters; PLUS

          (ii) the Borrowers' consolidated depreciation and amortization expense for the four preceding fiscal quarters; PLUS

          (iii) the Borrowers' interest expense for the four preceding fiscal quarters; MINUS or (PLUS in the case of losses)

          (iv) the Borrowers' extraordinary gains (or losses) for the four preceding fiscal quarters; MINUS

          (v)   the Borrowers' Unfunded Capital Expenditures; MINUS

          (vi) the dividends declared during the four preceding fiscal quarters;

     and whose denominator is equal to the following:

          (i) the current maturities of the Borrowers' long-term Consolidated Funded Debt during the four fiscal quarters immediately following such Calculation Date; PLUS

          (ii) the Borrowers' interest expense for the four preceding fiscal quarters.

          Consolidated EBITDA. "Consolidated EBITDA" means, with reference to
          -------------------
     any period, Consolidated Net Income for the previous four (4) quarters plus, to the extent deducted from revenues in determining Consolidated Net Income for such period, (i) interest expense, (ii) expenses for income taxes paid or accrued, (iii) depreciation and (iv) amortization, minus (v) non-cash gains (or plus non-cash losses).

          Consolidated Funded Debt. "Consolidated Funded Debt" means and
          ------------------------
     include, without duplication, the following amounts, calculated on a consolidated basis as of any date of calculation: (i) all obligations of the Borrowers for borrowed money and for the deferred purchase price of property or services, (ii) all obligations evidenced by bonds, debentures, notes or other similar financial instruments required to be capitalized under GAAP, (iii) all Capitalized Lease Obligations of the Borrowers, and
     (iv) all Reimbursement Obligations.

          Consolidated Funded Debt to EBITDA Ratio. "Consolidated Funded Debt to
          ----------------------------------------
     EBITDA Ratio" means, as of any calculation date, the ratio whose numerator is the Borrowers' Consolidated Funded Debt as of such date and whose denominator is the Borrower's Consolidated EBITDA as of such date.

          Consolidated Net Income. "Consolidated Net Income" means, with
          -----------------------
     reference to any period, the net income (or net loss) of the Borrowers calculated on a consolidated basis for such period.

          Consolidated Tangible Net Worth. "Consolidated Tangible Net Worth"
          -------------------------------
     means, as of any calculation date, the stockholders' equity of the Borrowers determined on a consolidated basis as of such date, minus all intangible assets (as defined in accordance with GAAP) of the Borrowers calculated on a consolidated basis as of such date.

          Credit Facility. "Credit Facility" means any of, and "Credit
          ---------------
     Facilities" means each of, the Term Loan and the Revolving Credit Facility.

          Debt. "Debt" means without duplication (i) all obligations of the
          ----
     Borrowers which, in accordance with GAAP, would be shown on their respective balance sheets as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services and obligations evidenced by bonds, debentures, notes or other similar financial instruments); (ii) all Capitalized Lease Obligations; (iii) all Reimbursement Obligations; and (iv) all guaranties (direct or indirect) and other contingent obligations of the Borrowers in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Debt of other Persons. The term "Debt" shall not include any obligations under or with respect to Performance Bonds posted by any of the Borrowers.

          Default. "Default" means the occurrence of any event or the existence
          -------
     of any circumstances which, but for the giving of notice or the passage of time, or both, would constitute an Event of Default.

          Disbursement Request. "Disbursement Request" means a written request
          --------------------
     for an Advance, in form satisfactory to the Bank.

          Eligible Account. "Eligible Account" means, as of any determination
          ----------------
     date, any Account (a) which arose from a bona fide, outright sale of Inventory or from the performance of services by the Borrowers, (b) if arising from the sale of Inventory, as to which the items of Inventory have been shipped for delivery, (c) which is based upon a valid, enforceable and legally binding order or contract; (d) for which the account debtor is unconditionally obligated to make payment, and (e) in and to which the Bank has a valid and perfected first priority security interest. The term shall exclude the following:
     -------

               (i) Any Account which is in dispute or as to which any of the Borrowers has received notice that the account debtor claims right of rejection, return, recoupment, setoff, counterclaim, deduction or defense to payment;

               (ii) Any Account which is subject to any assignment, adverse claim or Lien (except Permitted Liens);

               (iii) Any Account which is evidenced by, or as to which any of the Borrowers has received, a note, chattel paper, draft, check, trade acceptance or other instrument in payment thereof or obtained a judgment with respect thereto;

               (iv) Any Account as to which the account debtor is an Affiliate;

               (v) Any Account as to which the account debtor is a Governmental Authority if the Bank is unable to obtain a valid and perfected first priority security interest in such Account;

               (vi) Any Account as to which the account debtor has died or is the subject of dissolution, liquidation, termination of existence, insolvency, business failure, receivership, bankruptcy, readjustment of debt, assignment for the benefit of creditors or similar proceedings;

               (vii) Any Account which is due from an account debtor who is not located in the United States or Canada or which is payable in a currency other than U.S. Dollars (except that unless the Bank determines, in its sole discretion, to include such Account and the Bank shall have first received, at its option, a written opinion in form and substance, and from counsel for the Borrowers, satisfactory to the Bank reflecting that all necessary steps have been taken to render the Bank's Lien on such Account properly perfected and of first priority);

               (viii) Any Account due and owing to a Borrower which is located outside the United States or which is incorporated or organized under the laws of a jurisdiction other than a state of the United States (unless the Bank determines, in its sole discretion, to include such Account or the Bank to its reasonable satisfaction shall have determined that all necessary steps have been taken to render the Bank's Lien on such Account properly perfected and of first priority);

               (ix) An Account which has been billed or invoiced and which remains unpaid more than 90 days following the original invoice date;

               (x) Any Account which is due and owing from an account debtor who has an outstanding balance under Accounts which have been billed and invoiced, if 10% or more of such balance has been outstanding more than 90 days beyond the original invoice date; and

               (xi) Any other Account as to which the Bank has made a determination, in the reasonable exercise of its discretion, that the prospects for collection are doubtful.

          Eligible Invoiced Accounts Balance. "Eligible Invoiced Accounts
          ----------------------------------
     Balance" means the aggregate unpaid balance (net of interest, finance charges and contra accounts) of Eligible Accounts which have been billed or invoiced in accordance with the terms of the applicable contract or order, less and excluding that portion in excess of any applicable Concentration Limits.

          Eligible Uninvoiced Accounts Balance. "Eligible Uninvoiced Accounts
          ------------------------------------
     Balance" means that portion of the aggregate unpaid balance of Eligible Accounts (i) which have been earned by performance but not yet not been billed or invoiced, (ii) which are reported on the Borrowers' financial statements as "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts" and (iii) which have not been carried on the books of the Borrowers for more than 45 days, less and excluding, without dupliction, (i) the amount reported on the Borrowers' financial statements as "Billings on Uncompleted Contracts In Excess of Costs and Estimated Earnings," and (ii) that portion of the uninvoiced accounts in excess of any applicable Concentration Limits.

          Environmental Laws. "Environmental Laws" means all laws, statutes,
          ------------------
     ordinances, and regulations of any Governmental Authority pertaining to health, industrial hygiene or environmental conditions on, under, about, or in any way relating to any properties or assets of any Person including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended and
                                                        -------
     in effect from time to time, and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., as amended and in effect from
                                      -------
     time to time.

          ERISA. "ERISA" means the Employee Retirement Income Security Act of
          -----
     1974, as amended and as in effect from time to time.

          Event of Default. "Event of Default" means the occurrence of any of
          ----------------
     the events or the existence of any of the circumstances specified in

     Section 8 hereof.
     ---------

          GAAP. "GAAP" means generally accepted accounting principles in effect
          ----
     from time to time as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or Statements of the Financial Accounting Standards Board which may be applicable as of any determination date.

          General Intangibles. "General Intangibles" means and include (i) all
          -------------------
     general intangibles of the Borrowers, of every nature, whether now owned or existing or hereafter arising or acquired, including, without limitation, all books, correspondence, credit files, records, computer programs, source codes, computer tapes, computer cards, computer disks, Permits, know-how, technologies, trade secrets, claims (including, without limitation, claims for income tax and other refunds), causes of action, choses in action, judgments, goodwill, patents, copyrights, brand names, trademarks, tradenames, service names, service marks, logos, licensing agreements, franchises, royalty payments, settlements, partnership interests (whether general, limited or special), interests in joint ventures, contracts, contract rights and monies due under any contract or agreement, (ii) all chattel paper of the Borrowers, whether now owned or existing or hereafter arising or acquired, and (iii) all papers and documents evidencing or constituting any of the foregoing.

          Governmental Authority. "Governmental Authority" means any court or
          ----------------------
     any administrative or governmental department, commission, board, bureau, authority, agency or body of any governmental entity, whether foreign or domestic, and whether national, federal, state, county, city, municipal or otherwise.

          Hazardous Substances. "Hazardous Substances" means and includes: (i)
          --------------------
     those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in CERCLA, RCRA and/or the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 1801 et seq., and in the regulations promulgated thereunder; (ii) those substances listed in the United States Department of Transportation Table (49 CFR
     172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) any material, waste or substance, such as asbestos, polychlorinated biphenyls, or petroleum, designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. (S)(S) 1251 et seq. or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. (S) 1317); (iv) flammable explosives or radioactive materials; and (v) such other substances, materials and wastes which are or become regulated under applicable Environmental Laws, or which are classified as hazardous or toxic under any Environmental Laws.

          Indebtedness. "Indebtedness" means and include all liabilities,
          ------------
     obligations and indebtedness of the Borrowers to the Bank or an affiliate of the Bank, of every kind and description, now existing or hereafter incurred, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, and whether or not of the same or a similar class or character as the Credit Facilities and whether or not currently contemplated by the Bank or the Borrowers, including, without limitation,
     (i) all Advances, and Letters of Credit (including interest accruing thereon and fees payable in respect thereof), (ii) all Reimbursement Obligations, (iii) all liabilities, obligations and indebtedness of the Borrowers to the Bank arising out of or relating to this Agreement, the Credit Facilities, the Notes, the L/C Agreements or any other of the Loan Documents, (iv) any overdrafts by any of the Borrowers on any deposit account maintained with the Bank, (v) any and all obligations, contingent or otherwise, of the Borrowers to the Bank arising under or in connection with any Rate Management Transactions, and (vi) any and all extensions and renewals of any of the foregoing.

          Interest Payment Date. "Interest Payment Date" means, as to any
          ---------------------
     Tranche, the last day of the Interest Period applicable thereto, provided
                                                                      --------
     that in the case of an Interest Period of six months, "Interest Payment Date" shall also include the three month anniversary of the commencement of that Interest Period.

          Interest Period. "Interest Period" means any interest period
          ---------------
     applicable to a Tranche as determined in accordance with the provisions of
     Section 2.6.2 hereof.
     -------------

          Inventory. "Inventory" means and include all inventory of the
          ---------
     Borrowers, now existing or hereafter acquired and wherever located, including (i) raw goods and raw materials, (ii) goods in process, (iii) finished goods, (iv) materials, supplies, containers, boxes and packaging materials, (v) materials used or consumed in the course of business, and
     (vi) all other goods held or stored for sale or lease or furnished or to be furnished under contracts of service.

          L/C Agreement. "L/C Agreement" means the Bank's standard form of
          -------------
     "Application for Standby Letter of Credit" or "Application for Commercial Letter of Credit," as applicable, to be executed and delivered by each of the Borrowers in connection with each request for the issuance of a Letter of Credit pursuant to Section 2.4.1 hereof.
                           -------------

          Letters of Credit. "Letters of Credit" means, collectively, all
          -----------------
     standby and commercial letters of credit issued or to be issued from time to time by the Bank under the Revolving Credit Facility for the account of any of the Borrowers, as the same may be amended, supplemented and extended from time to time.

          LIBOR Rate. "LIBOR Rate" means, as of any determination date, the
          ----------
     offered rate for U.S. Dollar deposits of not less than $1,000,000 as of 11:00 a.m., London time, two London Business Days prior to the first day of such Interest Period, as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate, then such offered rate shall be otherwise independently determined by the Bank from an alternate, substantially similar independent source available to the Bank or shall be calculated by the Bank by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

          LIBOR Tranche. "LIBOR Tranche" means each portion of the Term Loan or
          -------------
     Advances under the Revolving Credit Facility which the Borrowers designate as such pursuant to a Rate Election.

          Lien. "Lien" means any mortgage, pledge, lien, security interest,
          ----
     assignment, charge, restriction, claim, or other encumbrance, whether statutory, consensual or otherwise, which is granted, created or suffered to exist by the Borrowers on any of their Properties and which secures any Debt of the Borrowers.

          Loan Documents. "Loan Documents" means this Agreement, the Notes, the
          --------------
     Collateral Documents, the Lockbox Agreement, the L/C Agreements, and all other instruments and documents executed or issued, or to be executed or issued, in favor of the Bank or any Affiliate of the Bank pursuant hereto or in connection with the Credit Facilities and/or the Collateral, and all amendments, modifications, extensions and renewals of any of the foregoing.

          Lockbox Agreement. "Lockbox Agreement" means the Bank's standard form
          -----------------
     of lockbox agreement to be executed by the Borrowers pursuant to Section
                                                                      -------
     3.4 hereof, as the same may be amended, modified, supplemented, renewed or
     ---
     extended from time to time.

          London Business Day. "London Business Day" means any day other than a
          -------------------
     Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

          Margin Adjustment Date. "Margin Adjustment Date" means each date on
          ----------------------
     which Matrix, on behalf of the Borrowers, delivers a quarterly Compliance Certificate in accordance with Section 6.2(c) but in any event not later
                                    --------------
     than the date on which such Compliance Certificate may be due.

          Material Adverse Effect. "Material Adverse Effect" means any
          -----------------------
     circumstance or set of events which (i) has or could reasonably be expected to have any adverse effect whatsoever on the validity, enforceability or performance of the Loan Documents, (ii) does or could reasonably be expected to reduce the Borrowers' consolidated tangible net worth (determined in accordance with GAAP) or the Borrowers' consolidated net income by more than $1,000,000, (iii) does or could reasonably be expected to impair the ability of the Borrowers to fulfill their collective obligations under the terms and conditions of the Loan Documents, or (iv) causes or creates a Default.

          Mortgaged Property.  "Mortgaged Property" means any land or other real
          ------------------
     property in which the Bank has been granted a Lien as security for the Indebtedness (or any portion thereof) pursuant to the terms of this Agreement.

          Notes.  "Notes" means, collectively, the Revolving Note, the Term Note
          -----
     and any Acquisition Notes.

          PBGC. "PBGC" means the Pension Benefit Guaranty Corporation, as
          ----
     established pursuant to Section 4002 of ERISA, and any successor thereto or substitute therefor under ERISA.

          Performance Bond. "Performance Bond" means any bid bond or performance
          ----------------
     bond posted by any of the Borrowers as security for such Borrower's obligations arising in connection with the rendering of bids or the performance of services in the ordinary course of business, including bonds posted in support of workers' compensation obligations.

          Permit. "Permit" means any permit, certificate, consent, franchise,
          ------
     concession, license, authorization, approval, filing, registration or notification from or with any Governmental Authority or other Person.

          Permitted Liens. "Permitted Liens" means the following Liens against
          ---------------
     the Properties of the Borrowers: (i) deposits to secure payment of worker's compensation, unemployment insurance and other similar benefits; (ii) Liens for property taxes not yet due; (iii) statutory Liens against which there are established reserves in conformity with GAAP and which (A) are being contested in good faith by appropriate legal proceedings or (B) arise in the ordinary course of business and secure obligations which are not yet due and not in default; (iv) Liens arising in connection with Capitalized Lease Obligations permitted under this Agreement; (v) Liens to secure purchase money obligations not to exceed the aggregate amount of $500,000 in any fiscal year; (vi) Liens in favor of the Bank; (vii) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases permitted under this Agreement, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business; (viii) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect to surface operations, conditions, covenants or other restrictions and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect to any of the Borrowers' Properties which do not have a Material Adverse Effect on the ownership, use, operation or value of such Properties; (ix) title defects and other minor irregularities in title with respect to any Properties, to the extent such matters do not have a Material Adverse Effect on the ownership, use, operation or value of such Properties;

     and (x) rights reserved to or vested in any municipality, governmental, statutory or public authority to control or regulate any of the Borrowers' Properties in any manner, to the extent such reserved rights, if exercised, would not have a Material Adverse Effect on the ownership, use, operation or value of such Properties.

          Person. "Person" means any individual, sole proprietorship,
          ------
     partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or Governmental Authority.

          Port Lease. "Port Lease" means that certain Lease Agreement dated as
          ----------
     of March 1, 2001 between The City of Tulsa-Rogers County Port Authority, Oklahoma, as Lessor, and Matrix, as Lessee, covering the Port Facility.

          Port Facility. "Port Facility" means the land described on Schedule
          -------------                                              --------
     3.3.1 attached hereto, and all buildings, structures, fixtures (including,
     -----
     without limitation, bridge cranes), and other improvements from time to time constructed thereon or affixed thereto, including, without limitation, the buildings, structures, fixtures and other improvements comprising the Project.

          Port Facility Mortgage. "Port Facility Mortgage" means that certain
          ----------------------
     Mortgage, Security Agreement, Financing Statement and Fixture Filing dated as of even date from Matrix in favor of the Bank, to be delivered to the Bank pursuant to Section 3.3.1 hereof.
                      -------------

          Prime Rate. "Prime Rate" means a rate per annum equal to the prime or
          ----------
     base rate of interest announced by Bank One, Oklahoma, N.A., and its successors, from time to time, changing when and as said rate changes.

          Prime Tranche. "Prime Tranche" means that portion of the outstanding
          -------------
     Advances under the Revolving Credit Facility or the Term Loan which is not made up of LIBOR Tranches.

          Proceeds. "Proceeds" means all proceeds of all or any portion of the
          --------
     Collateral, including, (i) all proceeds of any insurance, judgment, indemnity, warranty or guaranty payable to or for the account of any of the Borrowers with respect to all or any portion of the Collateral, (ii) all proceeds in the form of accounts, collections, contract rights, documents, instruments, chattel paper or general intangibles relating in whole or in part to the Collateral, and (iii) all payments, in any form whatsoever, made or due and payable to or for the account of any of the Borrowers in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Collateral by any Governmental Authority.

          Project.  "Project" means the construction, installation and equipping
          -------
     by Matrix of a 37,000 square foot corporate office building, a 14,000 square foot regional office building with 20,000 square foot attached metal building, and a 23,000 square foot office building with 130,000 square foot attached metal building to be used as a fabrication plant, all to be constructed on and located at the Port Facility, together with all related structures, improvements, and fixtures.

          Property. "Property" means any asset or property, whether real,
          --------
     personal or mixed, tangible or intangible, which is now or at any time hereafter owned, operated or leased by any or all of the Borrowers.

          Rate Election. "Rate Election" shall have the meaning set forth in
          -------------
     Sections 2.6.2 and 2.6.3 hereof.
     --------------     -----

          Rate Management Transaction. "Rate Management Transaction" means any
          ---------------------------
     transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and the Bank, or any Affiliate of the Bank, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

          Real Estate Requirements.  "Real Estate Requirements" means the
          ------------------------
     documents and other items listed in Schedule 1.2 attached hereto to be furnished to the Bank with respect to each Mortgaged Property.

          Reimbursement Obligation. "Reimbursement Obligation" means the joint
          ------------------------
     and several obligation of the Borrowers arising under the UCC, the Uniform Customs and Practice for Documentary Credits (International Chamber of Commerce Publication No. 500, 1993 Revision), as the same may have or may be amended from time to time, and the applicable L/C Agreement to reimburse the Bank upon its payment of drafts presented against any Letter of Credit.

          Responsible Officer. "Responsible Officer" means either the acting
          -------------------
     Chief Executive Officer or acting Chief Financial Officer of Matrix.

          Revolving Commitment. "Revolving Commitment" means, as of any
          --------------------
     determination date, the lesser of (i) $20,000,000, and (ii) the Borrowing Base in effect on such determination date.

          Revolving Credit Facility. "Revolving Credit Facility" means the
          -------------------------
     revolving loan facility to be established and continued by the Bank in favor of the Borrowers pursuant to Section 2.1.1 hereof.
                                        -------------

          Revolving Credit Facility Maturity Date. "Revolving Credit Facility
          ---------------------------------------
     Maturity Date" means October 31, 2004, as the same may be extended at the Bank's discretion in accordance with Section 2.11 hereof.
                                          ------------

          Revolving Note. "Revolving Note" means the replacement promissory note
          --------------
     to be executed by the Borrowers in order to evidence the Advances from time to time made and outstanding under the Revolving Credit Facility, in the form of Exhibit "A-1" attached hereto, as such note may be amended, modified, supplemented, renewed or extended from time to time.

          SA Collateral. "SA Collateral" means and includes (i) all Accounts,
          -------------
     (ii) all Inventory, (iii) all General Intangibles, (iv) all books, records, ledger cards, electronic data processing materials and other general intangibles relating to the foregoing property, and (v) all Proceeds of the foregoing property.

          Security Agreement. "Security Agreement" means each security agreement
          ------------------
     executed by the Borrowers as described in Section 3.1 hereof, each
                                               -----------
     substantially in the form of Exhibit "C" attached to the Existing Credit Agreement, as the same may be amended, modified, supplemented, renewed or extended from time to time.

          Subsidiary. "Subsidiary" means any Person in which any of the
          ----------
     Borrowers jointly or individually own or control more than 50% of the outstanding equity interest.

          Term Loan. "Term Loan" means the permanent term loan to be established
          ---------
     by the Bank pursuant to Section 2.1.3.
                             -------------

          Term Loan Maturity Date. "Term Loan Maturity Date" means June 6, 2006.
          -----------------------

          Term Note. "Term Note" means that promissory note in the stated
          ---------
     principal amount of $5,900,000.01 to be made by the Borrowers payable to the order of the Bank, as provided in Section 2.5.2, substantially in the
                                           -------------
     form of Exhibit A-2 attached hereto, as such note may be amended, modified, supplemented, renewed or extended from time to time.

          Tranches. "Tranches" means, collectively, the Prime Tranches and all
          --------
     LIBOR Tranches, and "Tranche" means any of the Tranches.

          UCC. "UCC" means the Uniform Commercial Code of the State of Oklahoma,
          ---
     as amended and as in effect from time to time.

          Unfunded Capital Expenditures. "Unfunded Capital Expenditures" means
          -----------------------------
     capital expenditures of the Borrowers that are funded solely through the Borrowers' operational cash flow apart from Debt.

     1.3  Accounting Terms. Accounting and financial terms used herein and not
          ----------------
otherwise defined with respect to the Borrowers' financial statements and consolidated financial position shall have the meanings ascribed thereto pursuant to GAAP.

     1.4  Terms Defined in UCC. Any terms used herein that are defined in
          --------------------
Article 9 of the UCC, and not otherwise defined herein shall have the respective meanings set forth therein.

     1.5  Interpretation. All terms defined herein in the singular shall
          --------------
include the plural, as the context requires, and vice-versa. Unless the context otherwise requires, all references herein to "the Borrowers" shall mean "the Borrowers, jointly and severally, and any one of the Borrowers, individually."

2.   LENDING AGREEMENT. Subject to the terms and conditions of this Agreement
     -----------------
and the Loan Documents, and in reliance upon the representations and warranties contained herein and therein:

     2.1  Revolving Credit Facility.
          -------------------------

          2.1.1  General. The Bank agrees to continue the revolving credit
                 -------
     facility, that has been designated in the Existing Credit Agreement as the "Revolving Credit Facility," in an aggregate principal amount equal to the Revolving Commitment. The Revolving Credit Facility may be drawn upon by the Borrowers from time to time, in whole or in part, on or before the Revolving Credit Facility Maturity Date, by requesting an Advance in accordance with the provisions of Sections 2.3.1 and 2.4.2 hereof, or the
                                       ------------------------
     issuance of a Letter of Credit in accordance with the provisions of Section
                                                                         -------
     2.4.1 hereof; provided, however, that the aggregate principal (or face)
     -----         --------  -------
     amount of all Advances and Letters of Credit at any one time outstanding under the Revolving Credit Facility shall not exceed the Revolving Commitment as of such date. The Revolving Credit Facility shall be a revolving facility, and the prepayment of Advances drawn, the payment of principal outstanding under any Acquisition Term Loan and the expiration of Letters of Credit issued under the Revolving Credit Facility shall restore the amount available for reborrowing.

          2.1.2  Acquisition Term Loans. At any time within 90 days of the
                 ----------------------
     Borrowers' request for an Acquisition Advance, the Borrowers may elect to convert such Acquisition Advance into an Acquisition Term Loan. The repayment terms of each Acquisition Term Loan shall be negotiated at the time the Borrowers request the Acquisition Advance; provided, however, that: (i) the repayment terms of each Acquisition Term Loan shall be calculated on the basis of a five-year amortization term, (ii) all principal and accrued and unpaid interest on each Acquisition Term Loan shall be due and payable on or before October 31, 2005, and (iii) the aggregate amount of principal outstanding at any time under the Acquisition Term Loans shall not exceed $5,000,000. If the Borrowers elect to convert an Acquisition Advance into an Acquisition Term Loan, the Borrowers agree to execute and deliver a promissory note

     (an "Acquisition Term Note"), payable to the order of the Bank containing such terms of repayment to which the parties shall have mutually agreed.

          2.1.3  Term Loan. Subject to the satisfaction of the conditions set
                 ---------
     forth in Section 4.4 hereof, the Bank agrees to make a term loan, to be
              -----------
     designated as the "Term Loan," to the Borrowers at the Closing in the maximum principal amount of $5,900,000.01. Amounts paid or prepaid on the Term Loan shall not be available for reborrowing.

     2.2  Use of Proceeds.
          ---------------

          2.2.1  Revolving Credit Facility. Advances under the Revolving
                 -------------------------
     Credit Facility shall be used by the Borrowers for the purposes of (i) providing working capital, (ii) financing the Borrowers' corporate Acquisition and capital expenditure activity, and/or (iii) general corporate purposes.

          2.2.2  Term Loan. The Advance under the Term Loan shall be used to
                 ---------
     refinance a portion of the principal amount currently outstanding under the Revolving Credit Facility. The amount to be refinanced was originally used by the Borrowers to finance the acquisition of the land comprising the California Property and for other general corporate purposes.

     2.3  Borrowing Procedures. All Advances under the Revolving Credit
          --------------------
Facility shall be made in accordance with the disbursement conditions and procedures set forth below.

          2.3.1  Requests for Advances. The Borrowers shall make each request
                 ---------------------
     for an Advance either orally or in writing no later than 11:00 a.m., Tulsa time, on the requested date of disbursement; provided, however, that the
                                                  --------  -------
     Bank in its sole discretion may request that the Borrowers confirm oral requests for Advances by delivering to the Bank a properly completed and executed Disbursement Request. Each request for an Advance shall specify
     (i) the requested date of disbursement (which shall be a Business Day),
     (ii) the amount of the requested Advance, (iii) whether the requested Advance will be included within the Prime Tranche or a LIBOR Tranche, and
     (iv) in the case of an Advance to be included within a LIBOR Tranche, the requested Interest Period. Each request for an Advance under the Prime Tranche shall be in a minimum amount of $50,000 (unless the remaining availability under the Revolving Credit Facility is less than $50,000) and in integral multiples of $50,000 in excess of that amount, and each request for an Advance under a LIBOR Tranche shall be in a minimum amount of $500,000 and in integral multiples of $50,000 in excess of that amount.

          2.3.2  Disbursements. Not later than 12:30 p.m., Tulsa time, on the
                 -------------
     date on which any Advance under the Revolving Credit Facility is requested to be made, the Bank shall credit the amount of the requested Advance to the account maintained by Matrix with the Bank. Notwithstanding any provision of this Agreement, the Bank shall not be required to make any Advance hereunder if any of the conditions precedent in Section 4 hereof has not been satisfied.
                  ---------

     2.4  Letters of Credit. The Letters of Credit to be issued by the Bank
          -----------------
under the Revolving Credit Facility shall be subject to the following terms and conditions:

          2.4.1  Terms. Each Letter of Credit shall be either a standby or a
                 -----
     commercial letter of credit for a proper business purpose, with a maximum term of not more than 18 months and with a final expiration date not later than 90 days after the termination of the Revolving Credit Facility. Each Letter of Credit shall be issued pursuant to and subject to the terms and conditions of a L/C Agreement, which shall be completed and executed by the Borrowers at least three Business Days prior to the issuance of the applicable Letter of Credit.

          2.4.2  Draws. In the event a draft drawn under (or purporting to be
                 -----
     drawn under) any Letter of Credit is presented to the Bank for payment, the Bank shall promptly notify the Borrowers. At least one Business Day prior to the date such draft is payable, the Borrowers shall advise the Bank either (i) that they intend to provide the Bank with funds sufficient to pay such draft on or before the date it is payable, or (ii) that the Bank is requested to make an Advance under the Revolving Credit Facility to pay the Bank for the amount of such draft. The latter option shall not be available to the Borrowers if there is not sufficient availability under the Revolving Commitment to make the requested Advance. Upon the Bank's payment of such draft through an Advance under the Revolving Credit Facility, the Borrowers shall be deemed to have borrowed from the Bank under the Revolving Credit Facility and the Bank shall record such amount as an Advance under the Revolving Note.

          2.4.3  Release and Indemnification. The Bank shall be authorized to
                 ---------------------------
     pay any draft drawn under any Letter of Credit upon its due presentation by the beneficiary thereof in accordance with its terms and conditions. The Borrowers jointly and severally agree to release the Bank and to indemnify and hold the Bank harmless from and against all liability, cost and expense resulting from or relating to its honor of any such draft (except as the same failure to honor arises from the gross negligence or willful misconduct of the Bank). The Borrowers further agree that, in the event the Bank incurs any loss, cost or expense (including, without limitation, any loss of profit) as a result of any failure by the Borrowers to provide funds to the Bank sufficient to pay any draft drawn on any Letter of Credit prior to its due date (unless the Borrowers have properly requested an Advance under the Revolving Credit Facility prior to such date), the Borrowers will upon demand pay to the Bank such amount as will reimburse it for such loss, cost or expense.

          2.4.4  Reimbursement. The Borrowers' Reimbursement Obligations shall
                 -------------
     be absolute and unconditional under any and all circumstances (except as provided below with respect to the gross negligence or willful misconduct of the Bank) and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Bank, including (i) any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (other than a defense based upon the gross negligence or willful misconduct of the Bank in determining whether such drawing conforms to the terms of the Letter of Credit), or any non-application or misapplication by the beneficiary of the proceeds of such drawing; (ii) any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit, the Bank or any other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrowers and the beneficiary named in any such Letter of Credit); (iii) any claim, setoff, defense or other right which the Borrowers may have based upon any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrowers (other than the gross negligence or willful misconduct of the Bank). The Borrowers further agree that, in the absence of gross negligence or willful misconduct of the Bank, the Bank shall not be responsible for, and Borrowers' Reimbursement Obligations shall not be affected by, among other things, the validity or genuineness of documents or any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged or any dispute between or among the Borrowers and the beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee.

          2.4.5  Advice of Credit. The Bank shall not be liable for any error,
                 ----------------
     omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Bank's gross negligence or willful misconduct.

          2.4.6  Obligation to Issue Letters of Credit. Notwithstanding any
                 -------------------------------------
     provision of this Agreement, the Bank shall not be required to issue any Letter of Credit hereunder if the conditions precedent set forth in Section
                                                                         -------
     4 hereof have not been satisfied.
     --

          2.4.7  Maximum Amount of Outstanding Letters of Credit.
                 -----------------------------------------------
     Notwithstanding any provision of this Agreement, the maximum aggregate amount outstanding at any time under all Letters of Credit issued by the Bank hereunder shall not exceed $10,000,000.

     2.5  Notes.
          -----

          2.5.1  Revolving Note. The Advances (other than the Acquisition
                 --------------
     Advances which the Borrowers have elected to convert to an Acquisition Term
     Note) from time to time outstanding under the Revolving Credit Facility shall be evidenced by the

     Revolving Note, which shall be jointly and severally made, executed and delivered by the Borrowers.

          2.5.2  Term Note. The outstanding principal balance of the Advance
                 ---------
     made under the Term Loan shall be evidenced by the Term Note, which shall be jointly and severally made, executed and delivered by the Borrowers.

          2.5.3  Acquisition Term Note. The outstanding principal balance of any
                 ---------------------
     Acquisition Advances that the Borrowers have elected to convert into an Acquisition Term Loan, as provided in Section 2.1.2 hereof, shall be
                                           -------------
     evidenced in each case by an Acquisition Term Note, which shall be jointly and severally made, executed and delivered by the Borrowers in accordance with Section 2.1.2.
          -------------

          2.5.4  Amount Owed. Notwithstanding the principal amount stated on the
                 -----------
     face of any Note, the actual principal due from the Borrowers on account of such Note shall be the sum of all Advances made by the Bank under such Note, less all principal payments actually received by the Bank in collected funds for application against the principal balance of such Note. All Advances and payments under the Notes shall be recorded by the Bank in its books and records, and the unpaid principal balance so recorded shall be presumptive evidence of the principal amount owing thereon, absent manifest error.

     2.6  Interest.
          --------

          2.6.1  Credit Facilities. The unpaid principal amount of all Advances
                 -----------------
     (other than those which become subject to a fixed rate of interest pursuant to a Rate Management Transaction) from time to time outstanding under the Revolving Note or the Term Note shall bear interest at a rate determined by reference to the Prime Rate or the LIBOR Rate, as selected by the Borrowers pursuant to a Rate Election made in accordance with the provisions of
     Section 2.6.1 hereof, as follows:
     -------------

                 (a) Advances included within the Prime Tranche shall bear interest at a fluctuating rate per annum equal to the Prime Rate minus
                                                                           -----
          the Applicable Prime Rate Margin.

                 (b) Advances included within each LIBOR Tranche shall bear interest at a rate per annum equal to the sum of the LIBOR Rate applicable to such LIBOR Tranche plus the Applicable LIBOR Rate
                                           ----
          Margin.

                 (c) In the event of any Event of Default and until cured to the satisfaction of the Bank, the unpaid principal amount of all Advances outstanding under the Revolving Note or the Term Note shall bear interest at a fluctuating rate per annum equal to the Prime Rate plus 1-1/2%, adjusted as of the date of each change therein.

          2.6.2  Rate Elections; Interest Periods. In connection with each
                 --------------------------------
     request for an Advance under the Revolving Credit Facility submitted pursuant to Section 2.3.1 hereof, or each request to continue or convert an
                 -------------
     existing Tranche (or portion thereof) under the Revolving Credit Facility or the Term Loan pursuant to Section 2.6.3 hereof, the Borrowers shall
                                  -------------
     notify the Bank whether such Advance or Tranche will be included within the Prime Tranche or within a LIBOR Tranche (a "Rate Election") and shall elect an interest period (each an "Interest Period") to be applicable to such Tranche, which Interest Period shall (i) in the case of Advances included within the Prime Tranche, be a one (1) month period, and (ii) in the case of Advances included within a LIBOR Tranche, be either a one, three or six month period; provided that:
                   --------

                 (a) the Interest Period for any Advance shall commence on the date such Advance is disbursed pursuant to Section 2.3.2 hereof, and
                                                     -------------
          the Interest Period for any Tranche shall commence on the date such Tranche is converted or continued pursuant to Section 2.6.3 hereof;
                                                        -------------

                 (b) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

                 (c) no Interest Period applicable to Advances under the Revolving Credit Facility shall extend beyond the Revolving Credit Facility Maturity Date and no Interest Period applicable to the Term Loan shall extend beyond the Term Loan Maturity Date;

                 (d) the Borrowers shall make no Rate Election requesting inclusion of an Advance or Tranche within a LIBOR Tranche without specifying the applicable Interest Period;

                 (e) each Rate Election shall be irrevocable, and, if no Rate Election is made, the Advance or the Tranche, as the case may be, shall be included within the Prime Tranche;

                 (f) there shall be no limit to the maximum number of Tranches outstanding under the Revolving Credit Facility or the Term Loan at any time; and

                 (g) notwithstanding any provisions herein to the contrary, the Borrowers may select an Interest Period of less than 30 days for Advances included within the Prime Tranche if such shorter period ends on the Revolving Credit Facility Maturity Date or the Term Loan Maturity Date, as applicable.

          2.6.3  Continuation and Conversion Options. Subject to the limitations
                 -----------------------------------
     set forth in Section 2.6.2 hereof, the Borrowers may under the Revolving
                  -------------
     Credit Facility or the Term Loan from time to time: (i) elect to continue, on the last day of the Interest Period therefor, any LIBOR Tranche (or any portion thereof) to a subsequent Interest Period, (ii) elect to convert, on the last day of the Interest Period therefor, any LIBOR Tranche into a Prime Tranche; or (iii) elect to convert, on any Business Day, the Prime Tranche (or any portion thereof) into a LIBOR Tranche. The Borrowers shall give the Bank irrevocable notice of each conversion or continuation either orally or in writing (by delivering to the Bank a properly completed and executed Disbursement Request) no later than 5:00 p.m., Tulsa time, at least one Business Day prior to the conversion or continuation date; provided, however, that the
                                                   --------  -------
     Bank in its sole discretion may request that the Borrowers confirm oral conversion or continuation notices by delivering to the Bank a properly completed and executed Disbursement Request within three Business Days after the date of the oral request. Each conversion or continuation notice shall specify (i) the proposed conversion or continuation date (which shall be a Business Day), (ii) the aggregate amount to be converted or continued,
     (iii) the nature of the proposed conversion or continuation, and (iv) in the case of conversion to or continuation as a LIBOR Tranche, the requested Interest Period. No LIBOR Tranche may be converted or continued (i) at any time other than on the last day of the Interest Period applicable thereto, or (ii) at any time that a Default or Event of Default has occurred and is continuing.

          2.6.4  Computation of Interest. Interest on the outstanding amounts
                 -----------------------
     under each Note shall be computed on the basis of a year consisting of 360 days and for the actual number of days elapsed.

     2.7  Fees.
          ----

          2.7.1  Revolving Credit Facility Fee. On an annual basis until the
                 -----------------------------
     date of termination of the Revolving Credit Facility, the Borrowers shall pay to the Bank a nonrefundable "Revolving Credit Facility Fee" in the amount of $28,750. The "Revolving Credit Facility Fee" shall be payable on October 31, 2001, and on each October 31 thereafter.

          2.7.2  Letter of Credit Fees. Upon the issuance of each Letter of
                 ---------------------
     Credit, the Borrowers shall pay to the Bank (i) a "Letter of Credit Fee" equal to the product of (A) in the case of a Letter of Credit in a face amount less than $250,000, 1-1/4% of the face amount of the Letter of Credit, or (B) in the case of a Letter of Credit in a face amount equal to or greater than $250,000, 3/4 of 1% of the face amount of the Letter of Credit, times a fraction, the numerator of which is the number of days which will elapse prior to the final maturity of the Letter of Credit and the denominator of which is the number 360, and (ii) all other usual and customary charges of the Bank for documentary credits, as provided in the applicable L/C Agreement.

     2.8  Scheduled Payments.
          ------------------

          2.8.1  Revolving Credit Facility. The Borrowers shall pay all unpaid
                 -------------------------
     accrued interest under the Revolving Note on each Payment Date and on the Revolving Credit

     Facility Maturity Date. The entire outstanding principal balance under the Revolving Note, together with all unpaid interest accrued thereon, shall be due and payable in full on the Revolving Credit Facility Maturity Date.

          2.8.2  Term Loan. Prior to maturity, the balance of the Term Loan
                 ---------
     shall be due and payable in 57 equal installments of principal, together with accrued and unpaid interest, on the last day of each calendar month commencing on September 30, 2001. The amount of the principal portion of each monthly installment shall be $33,333.33 (calculated on the basis of a 15-year amortization). The entire remaining principal balance of the Term Note, together with all accrued and unpaid interest, shall be due and payable in full on the Term Loan Maturity Date.

     2.9  Mandatory Prepayments. If at any time the outstanding principal
          ---------------------
balance of the Revolving Note plus the total face amount of all outstanding Letters of Credit exceeds the Revolving Commitment, the Borrowers shall make an immediate mandatory prepayment of principal on the Revolving Note sufficient to reduce the principal balance of the Revolving Note to not more than the Revolving Commitment.

     2.10 Making of Payments. All payments shall be made to the Bank at its
          ------------------
principal office in Tulsa, Oklahoma, on or before 2:00 p.m. (Tulsa time), on the date due, in immediately available funds. Whenever a payment is due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day and interest (if any) shall accrue during such extension.

     2.11 Renewal and Extension. Between May 31 and September 30, 2002, and
          ---------------------
between May 31 and September 30 of each year thereafter, the Borrowers may submit a written request to the Bank to extend the termination date of the Revolving Credit Facility for an additional one year period beyond the then stated maturity. The Bank shall give the Borrowers notice of its decision with respect to the Borrowers' request on or before October 31, 2002, and October 31 of each year thereafter, which decision shall be made by the Bank in the exercise of its sole, absolute and unconditional discretion. In the event that the Bank elects to renew and extend the Revolving Credit Facility pursuant to the Borrowers' request, the terms and provisions of this Agreement shall continue in full force and effect with respect to Revolving Credit Facility except as may otherwise be agreed in writing by the Borrowers and the Bank. Notwithstanding the foregoing, the Bank shall not be obligated, and nothing contained in this Agreement shall be construed as obligating the Bank, to agree or consent to any such renewal and extension.

     2.12 Maximum Lawful Interest Rate. It is not the intention of the Bank or
          ----------------------------
the Borrowers to violate the laws of any applicable jurisdiction relating to usury or other restrictions on the maximum lawful interest rate. The Loan Documents and all other agreements between the Borrowers and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no event shall the interest paid or agreed to be paid to the Bank for the use, forbearance or detention of money loaned, or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or of any other Loan Document, at the time the performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto,
                                                                    ---- -----
the obligation to be fulfilled shall be reduced to the limit of such validity. If from any such circumstances the Bank shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, such excessive interest shall be applied to the reduction of the principal amount owing hereunder, and not to the payment of interest, or if such excessive interest exceeds any unpaid balance of principal, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Bank for the use, forbearance or detention of monies shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate of interest on account of such indebtedness is uniform throughout the term thereof. This
Section 2.12 shall control every other provision of the Loan Documents and all
------------
other agreements between the Bank and the Borrowers contemplated thereby.

     2.13 Appointment of Agent. Each of the Borrowers (other than Matrix) hereby
          --------------------
designates and appoints Matrix as its sole and exclusive agent for the purposes of requesting and receiving Advances under the Credit Facilities hereunder, giving notices of Rate Elections or continuation or conversion notices hereunder, submitting reports and certificates hereunder and making payments or prepayments in accordance herewith.

3.   COLLATERAL. To secure the Indebtedness, including, without limitation, all
     ----------
Advances outstanding under the Revolving Credit Facility, the Term Loan, all Reimbursement Obligations under outstanding Letters of Credit and any obligation by any of the Borrowers owed to an affiliate of the Bank:

     3.1  SA Collateral. The Borrowers have and shall continue to grant and
          -------------
maintain, or cause to be granted and maintained, in favor of the Bank at all times during the term of this Agreement and until the Indebtedness is paid and satisfied in full, a valid and perfected first priority security interest in and to the SA Collateral, free and clear of all other Liens. Toward that end, each of the Borrowers has executed and delivered, or upon the request of the Bank will execute and deliver, a Security Agreement, together with such UCC financing statements as the Bank has deemed or will deem necessary or advisable.

     3.2  Reaffirmation and Execution of Security Agreements. By signing below,
          --------------------------------------------------
the Borrowers hereby ratify and reaffirm the Security Agreements and agree that the Security Agreements shall continue in full force and effect in accordance with their terms as security for payment and performance of all Indebtedness. Any of the Borrowers which was not party to the Existing Credit Agreement shall execute and deliver to the Bank a Security Agreement as security for payment and performance of the Indebtedness. Any of the Borrowers which was a party to the Existing Credit Agreement, but which has changed its corporate name since its execution and delivery of a Security Agreement, shall fully cooperate with the Bank in executing any amended financing statements to reflect the name change. All references to the term "Indebtedness" contained in the Security Agreements and other Loan Documents shall hereafter be deemed to include all liabilities, obligations and indebtedness of the Borrowers to the Bank arising out of or relating to this Agreement, the Notes, and any other Loan Documents (including without limitation any documents relating to any Rate Management Transaction) and shall also secure any amounts now or hereafter due and payable by any of the Borrowers to the Bank or any Affiliate of the Bank.

     3.3  Mortgages. To secure the prompt and full repayment when due of the
          ---------
Indebtedness:

          3.3.1  Port Facility. Matrix shall grant and maintain in favor of the
                 -------------
     Bank at all times during the term of this Agreement and until all principal and interest on the Term Loan has been paid and satisfied in full, a valid and perfected first priority mortgage lien on and security interest in the Port Facility (it being understood that Matrix has only a leasehold interest, as a sublessee, in the land comprising the Port Facility). In order to provide the Bank with such mortgage lien and security interest, Matrix shall execute and deliver the Port Facility Mortgage to the Bank at the Closing. The Bank acknowledges that Matrix has suspended construction of the Project pending resolution of certain issues relating to the Port Lease.

          3.3.2  California Property. MSI shall grant and maintain in favor of
                 -------------------
     the Bank at all times during the term of this Agreement and until all principal and interest on the Term Loan has been paid and satisfied in full, a valid and perfected first priority mortgage lien on the California Property. In order to provide the Bank with such mortgage lien, MSI shall execute and deliver the California Mortgage to the Bank at the Closing.

          3.3.3  Additional Collateral. If Matrix fails to resume construction
                 ---------------------
     of the Project within 120 days following the Closing and if the "collateral value" assigned by the Bank to the Port Facility and the California Property is not sufficient to establish an 85% "loan to collateral value," then within 30 days after the "as built" appraisal of the California Property is delivered to the Bank in accordance with the Real Estate Requirements, the Borrowers shall execute and deliver such additional Collateral Documents as may be necessary to grant the Bank valid and perfected first priority mortgage liens and/or security interests on other Properties acceptable to the Bank having a collateral value which, when added to the "collateral value" of the Port Facility and the California Property, is sufficient to establish an 85% "loan to collateral value." For purposes of this Section 3.3.3, (i) the "collateral value" of the Port
                      -------------
     Facility will be the value, if any, assigned by the Bank in its sole discretion to the improvements constructed by Matrix at the Port Facility (it being understood that the Bank may elect not to assign any value to such improvements), and the "collateral value" of the California Property will be the appraised value of the California Property (as reflected in the "as built" appraisal to be delivered pursuant to Section 4.4 hereof and
                                                      -----------
     accepted by the Bank), and (ii) the "loan to collateral value" will mean the ratio (expressed as a percentage) of the then outstanding principal balance of the Term Note to the collateral value of the Port Facility, the California Property and any other Properties in which the Bank is granted a Lien pursuant to this Section 3.3.3.
                           -------------

          3.3.4  Resumption of Project. If Matrix resumes construction of the
                 ---------------------
     Project within 120 days following the Closing and provides the Bank with adequate assurances that the Project will be completed in accordance with the original plans, the Bank agrees that it will then release the California Mortgage and file appropriate releases and termination statements in the applicable filing offices, at the sole cost of the Borrowers. If Matrix does not resume construction at the Port Facility, but instead (i) acquires an alternative location on which to proceed with construction of a project substantially similar to the Project, (ii) provides the Bank with a substitute mortgage on the alternative location,
     (iii) satisfies the Real Estate Requirements with respect to the alternative location, and (iv) furnishes the Bank with copies of the new construction plans and construction budget, all in form and substance satisfactory to the Bank, and if the appraised value of the alternative location (as reflected in the "as built" appraisal to be delivered pursuant to the Real Estate Requirements) as compared to the then outstanding principal balance of the Term Note is sufficient to establish an 85% loan to collateral value, then upon satisfaction of all of the foregoing conditions, the Bank agrees that it will release the California Mortgage and file appropriate releases and termination statements in the applicable filing offices, at the sole cost of the Borrowers.

          3.3.5  Release of Mortgages. Upon the repayment in full of the
                 --------------------
     principal amount of the Term Loan and all interest accrued thereon, and provided that no Default or Event of Default has occurred and is then continuing, the Bank will release the Port Facility Mortgage, the California Mortgage and any Collateral Documents which may have been delivered pursuant to Section 3.3.3 or Section 3.3.4 hereof and will file
                           -------------    -------------
     appropriate releases and termination statements in the applicable filing offices, at the sole cost of the Borrowers. Notwithstanding the foregoing, if any Event of Default should occur prior to the repayment in full of all principal and interest on the Term Loan, the Bank will be entitled to foreclose upon or otherwise enforce its rights and remedies under the Port Facility Mortgage, the California Mortgage and any Collateral Documents delivered pursuant to Section 3.3.3 and/or Section 3.3.4 hereof to the full
                           -------------        -------------
     extent of the outstanding Indebtedness, and nothing contained in this
     Section 3.3.5 shall be construed as limiting the amount of Indebtedness
     -------------
     secured by the Port Facility Mortgage, the California Mortgage or any other such Collateral Documents.

     3.4  Lockbox. The Borrowers have caused and shall continue to cause all
          -------
payments from account debtors to be remitted directly to a "lockbox" maintained with the Bank or an affiliate of the Bank. Until further notice from the Bank, all payments remitted to such lockbox will be deposited by the Bank into an operating account maintained with the Bank by Matrix (subject to the Bank's established policies on availability of uncollected funds). The Borrowers have executed and delivered to the Bank the Lockbox Agreement.

     3.5  Collateral to be Provided Upon Default. If any Event of Default shall
          --------------------------------------
occur and remain unremedied within the applicable cure period, the Bank in its sole discretion may require the Borrowers or any of them to pledge, mortgage or otherwise grant the Bank a valid and enforceable first position Lien against all of their Properties or so much thereof as the

Bank in its sole discretion shall determine necessary, and by execution of this Agreement, the Borrowers agree to cooperate fully and promptly with the Bank and its counsel in the execution and delivery of such Collateral Documents as may be necessary to grant, convey and perfect such Liens.

     3.6  Further Assurances. In order to provide the Bank with and to perfect
          ------------------
the security interests required hereunder and to establish and maintain the priority of such security interests, free and clear of all other Liens whatsoever, each of the Borrowers has at its sole expense: (i) without any request from the Bank, delivered or cause to be delivered to the Bank, in due form for transfer, all Proceeds of Collateral consisting of promissory notes, instruments, chattel paper, securities or the like, and all documents of title, if any, at any time representing all or any portion of the Collateral; and (ii) upon the request of the Bank, forthwith execute and deliver or cause to be executed and delivered to the Bank, in due form for filing or recording, such additional security agreements, instruments, agreements, assignments, financing statements and other documents, and do such other acts and things with respect to the Collateral, as the Bank may reasonably deem necessary or advisable.

4.   CONDITIONS OF LENDING
     ---------------------

     4.1  Closing. The Closing shall take place at the offices of the Bank in
          -------
Tulsa on September 26, 2001, at 10:00 a.m., or at such other place, date and/or time as the parties shall agree.

     4.2  Conditions to Agreement. The obligation of the Bank to enter into and
          -----------------------
perform under this Agreement, to continue making Advances under the Revolving Credit Facility and to make the Advance under the Term Loan is subject to the Borrowers' satisfaction of the following conditions precedent at or as of the
Closing:

          (a) Loan Documents. This Agreement, the Revolving Note, the Term Note,
              --------------
     the Port Facility Mortgage, the California Mortgage, the Lockbox Agreement and any other Loan Documents contemplated by this Agreement shall have been duly and validly authorized, executed, acknowledged (where appropriate) and delivered to the Bank, all in form and substance satisfactory to the Bank.

          (b) Corporate Documents. With respect to each of the Borrowers, the
              -------------------
     Bank shall have received: (i) a true and correct copy of its Articles or Certificate of Incorporation, as amended; (ii) a true and correct copy of its Bylaws, as amended; (iii) a good standing certificate issued by the Secretary of State or equivalent public official of the state or jurisdiction of its incorporation, as to its due incorporation and good standing under the laws of such state or jurisdiction; and (iv) with respect to each Borrower not incorporated under the laws of the State of Oklahoma (other SLT and Coatings), a good standing certificate issued by the Oklahoma Secretary of State as to its due qualification and good standing as a foreign corporation under the laws of the State of Oklahoma.

          (c) Resolutions. With respect to each of the Borrowers, the Bank shall
              -----------
     have received a true and correct copy of the resolutions adopted by its Board of Directors duly authorizing the borrowings contemplated hereunder and the execution, delivery and performance of the Loan Documents to which it is a party.

          (d) Incumbency Certificates. With respect to each of the Borrowers,
              -----------------------
     the Bank shall have received a certificate executed by its duly elected and acting corporate secretary stating the names and titles and containing specimen signatures of the officers authorized to execute and deliver the Loan Documents to which it is a party.

          (e) Lien Searches. The Bank shall have received certified responses to
              -------------
     UCC lien search requests reflecting that there are no effective UCC financing statements on file in any filing office in the State of Oklahoma or any other states or jurisdictions in which any of the Borrowers is organized or maintains its principal place of business naming any of the Borrowers as debtor and covering the SA Collateral (or any portion thereof) or the Port Facility Equipment (or any portion thereof), other than (i) financing statements in favor of the Bank, and (ii) financing statements relating to Permitted Liens.

          (f) Insurance Policies. The Bank shall have received copies of such
              ------------------
     insurance policies, or binders or certificates of insurance, in form and substance satisfactory to the Bank, evidencing that the Borrowers have obtained and are maintaining the minimum insurance coverages required by this Agreement.

          (g) Real Estate Requirements.  The Borrowers shall have satisfied the
              ------------------------
     Real Estate Requirements with respect to the Port Facility, and the Bank shall have been provided with all of the documents listed in Schedule 1.2
                                                                  ------------
     attached hereto (other than the survey) with respect to the Port Facility.

          (h) Landlord Consent. The Bank shall have been provided with an
              ----------------
     acknowledgment and consent of the landlord under the Port Lease, in form and substance satisfactory to the Bank, providing, without limitation, that the landlord consents to the existence and enforcement of the Port Facility Mortgage.

          (i) Project Costs. The Borrowers shall have provided the Bank with a
              -------------
     preliminary cost estimate for the construction of the Project, itemizing the budgeted costs and expenses to be incurred in connection with the Project.

          (j) Other Matters. The Borrowers shall have provided the Bank with
              -------------
     such reports, information, financial statements, and other documents as the Bank has reasonably requested to evidence the Borrowers' compliance with the terms and conditions of this Agreement and the Loan Documents.

          (k)  Legal Matters. All legal matters incident to the Loan Documents
               -------------
     and the Credit Facilities shall be satisfactory to the Bank and its counsel.

     4.3  Conditions to Subsequent Advances Under Revolving Credit Facility.
          -----------------------------------------------------------------
The obligation of the Bank to make any Advance under the Revolving Credit Facility is subject to the Borrowers' satisfaction of the following additional conditions precedent:

          (a)  Disbursement Request. The Bank shall have received a properly
               --------------------
     completed and executed Disbursement Request in accordance with the provisions of Section 2.3.1 hereof.
                   -------------

          (b)  Borrowing Base. The making of such Advance shall not cause the
               --------------
     total outstanding principal balance of the Revolving Note, plus the total face amount of all outstanding Letters of Credit, to exceed the Revolving Commitment.

          (c)  Acquisition Information. With respect to any Advance to be used
               -----------------------
     to finance a corporate Acquisition by the Borrowers (or any one or more of them), (i) the Bank shall have been notified in writing of the proposed Acquisition, (ii) except as waived in writing by the Bank in connection with the Acquisition of a corporation which is incorporated or organized under the laws of a jurisdiction other than the United States, the corporation to be acquired shall have agreed to become a party to this Agreement and to become liable for the Indebtedness, and (iii) the corporation to be acquired shall have executed and delivered a Security Agreement and such other Loan Documents as the Bank deems necessary to grant in favor of the Bank a valid and perfected first priority security interest in and to its properties and assets to be included in the SA Collateral.

          (d)  Representations and Warranties. The representations and
               ------------------------------
     warranties set forth herein and in the other Loan Documents shall be true and accurate (except to the extent any representations or warranties as to the financial condition of the Borrowers relate solely to an earlier specified date).

          (e)  No Defaults. There shall not have occurred and be continuing any
               -----------
     Default or Event of Default.

          (f)  No Violation. The making of such Advance shall not cause the Bank
               ------------
     Bank to be in violation of any statute or regulation or any order or decree of any Governmental Authority.

     4.4  Additional Conditions Precedent if Port Facility Abandoned. Within 120
          ----------------------------------------------------------
120 days following the Closing, Matrix shall advise the Bank whether it intends to proceed with construction of the Project at the Port Facility location. If Matrix notifies the Bank that it has elected to abandon its plans to construct the Project at the Port Facility, MSI shall satisfy the Real Estate Requirements with respect to the California Property within 45 days after notifying the Bank of such election. (If Matrix fails to notify the Bank within 120 days following the Closing that it has elected to proceed with the Project at the Port Facility, it will be presumed that Matrix has elected to abandon the Port Facility.)

5.   REPRESENTATIONS AND WARRANTIES. In addition to the other representations
     ------------------------------
and warranties made herein, the Borrowers represent and warrant to the Bank that the following statements are and will be true and correct at all times until the Indebtedness is paid and satisfied in full:

     5.1  Existence. Each of the Borrowers is a corporation, duly organized,
          ---------
validly existing and in good standing under the laws of the state, province or jurisdiction of its incorporation and is duly qualified to conduct business and in good standing under the laws of all other states, provinces or jurisdictions in which it does business. Each of the Borrowers is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business as currently conducted and as contemplated to be conducted, or, if not, such noncompliance does not create or give rise to a Material Adverse Effect.

     5.2  Validity and Binding Nature. The Loan Documents to which each of the
          ---------------------------
Borrowers is a party constitute (or upon execution and delivery will constitute) its valid and legally binding obligations, enforceable in accordance with their respective terms (subject to any applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity).

     5.3  Conflicting Agreements and Restrictions. None of the Borrowers is a
          ---------------------------------------
party to any contract or agreement or subject to any other restriction which has or is likely to have a Material Adverse Effect. Neither the execution and delivery by any of the Borrowers of the Loan Documents to which it is a party, nor fulfillment or compliance with the terms and provisions thereof, will (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of any agreement, instrument, undertaking, judgment, decree, order, writ, injunction, statute, law, rule or regulation to which it is subject or by which its Properties are bound which has or is likely to have a Material Adverse Effect, (ii) result in the creation or imposition of any Lien on any Property now or hereafter owned by it pursuant to the provisions of any mortgage, indenture, security agreement, contract, undertaking or other agreement, except for Permitted Liens, or (iii) require any authorization, consent, license, approval or authorization of or other action by, or notice or declaration to, or registration with, any Governmental Authority the failure of which would or would be likely to have a Material Adverse Effect, or, to the extent that any such consent or other action may be required, it has been validly procured or duly taken.

     5.4  Actions and Proceedings. There is no action or proceeding against or
          -----------------------
investigation of any of the Borrowers, pending or threatened, which questions the validity of any of the Loan Documents or which is likely to have a Material Adverse Effect.

     5.5  Financial Condition. The audited consolidated financial statements of
          -------------------
the Borrowers for the fiscal year ended May 31, 2001, copies of which have been furnished to the Bank, are correct and complete and fairly present the consolidated financial position of the Borrowers as of the dates thereof. Such financial statements were prepared in conformity with

GAAP, and there has occurred no material adverse change in the financial condition of any of the Borrowers from the effective dates of such financial statements to the date hereof. None of the Borrowers has any contingent obligations, unusual or long-term commitments, unrealized or anticipated losses from any unfavorable commitment, or liabilities for taxes not reflected in such financial statements or in the notes thereto which are in the aggregate substantial in relation to the consolidated financial position of the Borrowers.

     5.6  Ownership of Properties; Liens. Each of the Borrowers has good and
          ------------------------------
marketable title to, or valid leasehold interests in, all of its Properties owned or used in connection with the operation of its business, including, without limitation, the Collateral, and none of such Properties is subject to any Lien of any kind other than Permitted Liens.

     5.7  Permits. Each of the Borrowers has all Permits and has made all
          -------
governmental and regulatory filings, registrations and notifications (i) which are presently necessary for it to carry on its business as now being conducted or as contemplated to be conducted, (ii) which are presently necessary for it to own and operate its Properties as now owned and operated, or (iii) which if not obtained would have a Material Adverse Effect. All such Permits are or will be valid and subsisting, and none of the Borrowers is or will be in material violation of any such Permit.

     5.8  No Defaults. None of the Borrowers is in default of or in breach
          -----------
under any material contract, agreement or instrument to which it is a party or by which it or any of its Properties may be bound.

     5.9  ERISA. None of the Borrowers has incurred any "accumulated funding
          -----
deficiency," as such term is defined in Section 302(a)(2) of ERISA, with respect to any employee pension or other benefit plan or trust maintained by or related to it, and none of the Borrowers has incurred any material liability to PBGC or otherwise under ERISA in connection with any such plan. No reportable event described in Sections 4042(a) or 4043(b) of ERISA has occurred.

     5.10 No Violation of Applicable Law. Each of the Borrowers is in
          ------------------------------
compliance in all material respects with all statutes, rules and regulations relating to its business and operations in all states and jurisdictions where it is currently doing business, including, without limitation, those relating to occupational health and safety standards, equal employment practices, labor relations and civil rights.

     5.11 Environmental Laws. Each of the Borrowers is using its best efforts
          ------------------
to comply in all material respects with all Environmental Laws in all jurisdictions in which it is presently doing business. Except as disclosed on
Schedule 5.11, attached hereto, the Borrowers are not aware of (i) any violation
-------------
of any Environmental Law which has or is likely to have a Material Adverse Effect, (ii) any release or discharge of Hazardous Substances on any of their Properties (now owned or hereafter acquired), including, without limitation, any Mortgaged Properties, or (iii) any evidence of the presence of Hazardous Substances or similar contamination which requires clean-up or remediation under any Environmental Law.

      5.12 Taxes. To the fullest extent required to avoid a Material Adverse
          -----
Effect, each of the Borrowers has filed all federal, state and provincial tax returns and all local, county and foreign tax returns required by law to be filed, and has paid all taxes, assessments and similar charges shown to be due and payable on said returns, to the extent that such taxes and assessments have become due, except those being diligently contested by appropriate legal proceedings, in good faith, and against which adequate reserves have been established in conformity with GAAP. At the date of this Agreement, no extensions of time are in effect for assessments of deficiencies for federal income taxes of any of the Borrowers.

     5.13 Compliance with FRB Regulations. No part of any Advance will be
          -------------------------------
used, and no part of any loan repaid or to be repaid with the proceeds of any Advance was or will be used, directly or indirectly, for the purpose of either
(a) purchasing or carrying any margin security or margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System ("FRB"), or (b) to purchase ineligible securities, as defined by applicable FRB regulations, underwritten by the Bank or any Affiliate of the Bank during the underwriting period and for 30 days thereafter. The Properties of the Borrowers do not include any margin securities or margin stock, and none of the Borrowers has any present intention of acquiring any margin securities or margin stock.

     5.14 Investment Company Act; Public Utility Holding Company Act. None of
          ----------------------------------------------------------
the Borrowers is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company", a "subsidiary company" thereof or an "affiliate" of a "holding company" or of such a "subsidiary company", each within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.15 Common Enterprise. The Borrowers are engaged in the business of
          -----------------
providing specialized on-site maintenance and construction services for petrochemical processing and petroleum refining and storage facilities. Such operations require financing on an integrated basis. Each of the Borrowers will derive benefits from the Advances, both in its individual capacity and as a member of the integrated group, since the successful operation and condition of each is dependent on the continued successful performance of the integrated group as a whole. Each of the Borrowers is solvent and after giving effect to each Advance will be solvent.

     5.16 Survival of Representations. All representations and warranties made
          ---------------------------
herein or in any other Loan Documents shall survive the delivery of the Notes and the making of any Advances, and any investigation at any time made by or on behalf of the Bank shall not diminish its right to rely thereon. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrowers under or pursuant to this Agreement or any other Loan Documents or in connection with the transactions contemplated hereby or thereby shall constitute representations and warranties made hereunder.

6.   AFFIRMATIVE COVENANTS. Until the Indebtedness has been paid in full and
     ---------------------
all of the Bank's obligations hereunder have been terminated, the Borrowers agree to perform or cause to be performed the following, unless the Bank shall otherwise consent in writing:

     6.1  Financial Statements and Other Reports.
          --------------------------------------

          (a)  Annual Financial Statements and Reports. Within 120 days after
               ---------------------------------------
     the end of each fiscal year, the Borrowers will furnish to the Bank a copy of the Borrowers' audited balance sheet as of the end of such year and audited statements of income, retained earnings, stockholders' equity and cash flows for such fiscal year, each prepared in conformity with GAAP on a consolidated basis and setting forth in each case, in comparative form, corresponding figures from the preceding fiscal year, all in reasonable detail and satisfactory in scope to the Bank. Such financial statements shall be duly certified by independent certified public accountants of recognized standing selected by the Borrowers and acceptable to the Bank.

          (b)  Quarterly Financial Reports and Reports. Within 45 days after
               ---------------------------------------
     the end of the first three fiscal quarters and 90 days after the end of the fourth fiscal quarter, the Borrowers will furnish to the Bank a copy of the Borrowers' unaudited interim consolidated and consolidating financial statements, prepared in conformity with GAAP (except for normal accounting adjustments) and presented in a manner consistent with the audited financial statements required under Section 6.1(a) hereof and certified
                                         --------------
     (subject to normal year-end adjustments) as to fairness of presentation, compliance with GAAP and consistency by the chief executive officer or chief financial officer of Matrix.

          (c)  Other Reports. The Borrowers will furnish to the Bank (i) as
               -------------
     soon as practicable and in any event within 120 days after the end of each fiscal year, copies of the Annual Report of each of the Borrowers filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions, on Form 10-K (including any financial statements incorporated by reference therein) for such fiscal year, (ii) as soon as practicable and in any event within 45 days after the end of each fiscal quarter (other than the last fiscal quarter), copies of the Quarterly Report of each of the Borrowers filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions, on Form 10-Q for such fiscal quarter, and (iii) promptly upon their becoming available, copies of all other regular and periodic reports including, without limitation, all periodic reports filed on Form 8-K, proxy statements and other materials filed by the Borrowers with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

     6.2  Certificates and Reports. Within 45 days after the end of each fiscal
          ------------------------
quarter, the Borrowers will furnish to the Bank:

          (a)  Borrowing Base Certificate. A completed Borrowing Base
               --------------------------
     Certificate, prepared as of the end of such quarter and certified by the chief executive officer or chief financial officer of Matrix.

          (b)  Accounts Aging Report. A completed Accounts Aging Report,
               ---------------------
     prepared as of the end of such quarter and certified by the chief executive officer or chief financial officer of Matrix, setting forth (i) all Accounts of the Borrowers as of the end of such quarter, showing as to each account debtor (A) the total amount owing, (B) the current amount owing, and (C) the amounts past due (including the aging, from the initial invoice date, thereof), and (ii) upon request from time to time by the Bank, all accounts payable of the Borrowers as of the end of such quarter, showing as to each account payable the name of the vendor or supplier, number of days outstanding, and current balance.

          (c)  Compliance Certificate. A completed Compliance Certificate,
               ----------------------
     prepared as of the end of such quarter and certified by the chief executive officer or chief financial officer of Matrix, containing, in addition to the calculation of financial covenants, a computation of the Applicable LIBOR Rate Margin and the Applicable Prime Rate Margin as of the Margin Adjustment Date.

          (d)  Monthly Reporting. Notwithstanding the foregoing, if the
               -----------------
     aggregate principal (or face) amount of all Advances and Letters of Credit outstanding under the Revolving Credit Facility as of the last day of any calendar month exceeds $12,000,000, the Borrower shall furnish the Bank with Borrowing Base Certificates and Accounts Aging Reports on a monthly basis, within 30 days after the end of each calendar month, for so long as the usage of the Revolving Credit Facility exceeds $12,000,000.

     6.3  Other Reports and Notifications.
          -------------------------------

          (a)  Survey and Cost Breakdown. Within 20 days after completion of
               -------------------------
     the Project (if Matrix elects to proceeds with the Project), the Borrowers shall furnish to the Bank (i) a current "as-built" survey of the Port Facility meeting the requirements set forth in Paragraph 2 of the Real Estate Requirements, and (ii) an itemization of all the actual costs and expenses incurred in connection with the construction, installation and equipping of the Project and a comparison of the actual costs to the budgeted costs set forth in the construction budget delivered pursuant to
     Section 4.2(i) hereof.
     --------------

          (b)  Other Financial Information. Within 10 days after each request,
               ---------------------------
     the Borrowers will furnish the Bank with such other information concerning their respective businesses, operations and financial condition as may be reasonably requested from time to time by the Bank.

          (c)  Litigation. The Borrowers will promptly notify the Bank, but in
               ----------
     any event within seven days, after a Responsible Officer knows of any pending or threatened suit, action, investigation or administrative proceeding (exclusive of suits, actions or proceedings covered by workers compensation insurance) against or affecting any of the Borrowers or any of their Properties, including, without limitation, the Collateral, where the amount sued for (notwithstanding any insurance coverage therefor) is $500,000 or more.

          (d)  Notification of Liens. The Borrowers will promptly notify the
               ---------------------
     Bank, but in any event within seven days, after a Responsible Officer knows of the existence or asserted existence of any Lien on the Collateral or on any of its other assets and properties, excluding only Permitted Liens.

          (e)  Environmental Notices. The Borrowers will promptly notify the
               ---------------------
     Bank, but in any event within seven days, after a Responsible Officer knows of the existence or asserted existence of (i) any claimed violation of any Environmental Law which has or is likely to have a Material Adverse Effect,
     (ii) any release or discharge of Hazardous Substances on any Properties of the Borrower or its Subsidiaries, including, without limitation, any Mortgaged Properties, which is likely to require clean-up expenditures or remediation of more than $500,000, or (iii) any evidence of the presence of Hazardous Substances or similar contamination which is likely to require clean-up or remediation expenditures of more than $500,000 under applicable Environmental Laws.

          (f)  Events With Respect to ERISA. The Borrowers will promptly
               ----------------------------
     notify the Bank, but in any event within seven days, after a Responsible Officer knows that any reportable event described in Sections 4042(a) or 4043(b) of ERISA has occurred with respect to any employee pension or other benefit plan or trust maintained by or related to the Borrowers or that PBGC has instituted or intends to institute proceedings under ERISA to terminate any such plan. Such notice shall contain (i) a certificate of a Responsible Officer setting forth details as to such event and the action which the Borrowers propose to take with respect thereto, and (ii) a copy of any notice delivered by PBGC evidencing its intent to institute such proceedings. The Borrowers will also furnish to the Bank (or cause each plan administrator to furnish to the Bank) the annual report for each plan covered by ERISA maintained by or related to the Borrowers as filed with the U.S. Secretary of Labor not later than 10 days after the receipt of a request from the Bank in writing for such report.

          (g)  Other Notifications. The Borrowers will promptly notify the Bank,
               -------------------
     but in any event within seven days after a Responsible Officer knows that any of the following has occurred: (i) a Default or an Event of Default;
     (ii) any change in the assets, liabilities, financial condition, business, operations, affairs or circumstances of the Borrowers which might have a Material Adverse Effect; (iii) any material change in the accounting practices and procedures of the Borrowers, including a change in fiscal year; (iv) any change in the principal place of business of any of the Borrowers; or (v) any merger, consolidation or corporate reorganization permitted under Section 7.3 hereof.
                     -----------

     6.4  Books and Records. Each of the Borrowers will maintain adequate and
          -----------------
accurate books and records of account in conformity with GAAP. The Bank will have the right to examine and copy such books and records at its expense, and to discuss the affairs, operations, finances and accounts with the Borrowers' authorized officers, during business hours and upon reasonable notice.

     6.5  Field Audits. The Borrowers will (i) permit and assist the Bank,
          ------------
through its authorized representatives, to conduct periodic field audits of the Borrowers and to review their operations, books and records, accounts receivable methods and controls, and other matters relating to the value and maintenance of the Collateral and the Borrowers' financial reporting, and (ii) afford any authorized representative of the Bank with access to any Property owned by them, during business hours and upon reasonable notice.

     6.6  Taxes; Other Liens. Each of the Borrowers will pay when due all taxes,
          ------------------
assessments, governmental charges or levies owing or payable by it, and will pay when due all claims for labor, materials, supplies, rent and other obligations which, if unpaid, might result in a Material Adverse Effect or might become a Lien against the Collateral, except to the extent any of the foregoing are being diligently contested in good faith by appropriate legal proceedings and against which there are established adequate reserves in conformity with GAAP.

     6.7  Existence. Except as permitted in Section 7.3, each of the Borrowers
          ---------                         -----------
will maintain its corporate existence and will be duly qualified or licensed (except where failure to remain so qualified or licensed does not, or is not reasonably likely to, result in a Material Adverse Effect) to conduct business and in good standing under the laws of each state, province or jurisdiction in which it does business.

     6.8  Licenses and Permits. Each of the Borrowers will maintain all
          --------------------
Permits (i) which are necessary for it to carry on its business as now being conducted or as contemplated to be conducted, (ii) which are necessary for it to own and operate its Properties, or (iii) which, if not obtained, would have a Material Adverse Effect; provided, however, the Bank acknowledges that in the near future SLT, Coatings and MIC will no longer carry on their respective businesses as now being conducted and as such may no longer be required to maintain their respective Permits.

     6.9  Maintenance of Properties. Each of the Borrowers will maintain its
          -------------------------
Properties in good and workable condition, repair, and appearance, normal wear and tear excepted; provided, however, the Bank acknowledges that in the near future SLT, Coatings and MIC will no longer carry on their respective businesses as now being conducted and as such may no longer own any Properties that would require maintenance.

     6.10 Compliance with Laws. Each of the Borrowers will comply, to the
          --------------------
fullest extent required to prevent a Material Adverse Effect, with all statutes, laws, rules or regulations to which it is subject or by which its Properties are bound or affected, including, without limitation, (i) Environmental Laws (ii) those pertaining to occupational health and safety standards, (iii) those pertaining to equal employment practices, labor relations and civil rights, and (iv) those pertaining to its business or operations, except to the extent that any of the foregoing are being diligently contested in good faith by appropriate legal proceedings and against which there are established adequate reserves in conformity with GAAP.

     6.11 Further Assurances. Each of the Borrowers will upon request cure or
          ------------------
cause to be cured any defects or omissions in the execution and delivery of, or the compliance with, the Loan Documents or the conditions described in Section 4
                                                                       ---------
hereof.

     6.12 Reimbursement of Expenses. The Borrowers will pay or reimburse the
          -------------------------
Bank, either at the Closing or within 10 days after the Bank presents a statement therefor, for (i) all reasonable and customary out-of-pocket expenses incurred by the Bank in connection with the negotiation and preparation of this Agreement and the Loan Documents and the consummation of the transactions herein contemplated, including, without limitation, travel expenses, filing fees, recording costs, examinations of and certifications as to public records, and attorneys' fees and expenses, (ii) all reasonable out-of-pocket expenses of the Bank incurred in the performance of each periodic field audit conducted pursuant to Section 6.5 hereof, (iii) all appraisal fees, environmental assessment fees,
   -----------
title insurance fees, survey costs and other expenses incurred in connection with the California Property and the Port Facility, (iv) all reasonable and customary out-of-pocket expenses incurred by the Bank in connection with the administration of this Agreement and the Loan Documents, including, without limitation, attorneys' fees and expenses incurred in connection with (A) any amendment, modification, interpretation, termination, waiver or consent with respect to this Agreement or the other Loan Documents, or (B) any action taken by the Bank to protect or defend the Collateral, and (v) upon the occurrence of any Event of Default, all amounts reasonably expended, advanced or incurred by the Bank (A) after notice to the Borrowers, to satisfy any obligation of the Borrowers under the Loan Documents, or (B) to collect upon the Notes or any other obligations included in the Indebtedness, or (C) to enforce the rights of the Bank under the Collateral Documents or to collect, foreclose, or otherwise realize upon the Collateral, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Bank in connection with any such matters. All of the foregoing charges and expenses shall be considered Indebtedness for purposes of this Agreement and if not paid when due shall thereafter bear interest at the Prime Rate, plus 2%, until paid.

     6.13 Access. Upon reasonable request and at any reasonable time, each of
          ------
the Borrowers will permit any officer, employee or authorized representative of the Bank to enter upon its premises and inspect the Collateral or any of its other Properties.

     6.14 Insurance. The Borrowers will at all times maintain in full force and
          ---------
effect, with insurance companies satisfactory to the Bank, insurance policies in amounts and against risks consistent with insurance coverage customarily or typically maintained by similar businesses which are similarly situated. Without limiting the foregoing, such insurance coverage: (i) will provide the Borrowers with comprehensive general liability insurance against loss or damage from hazards and risks to the person, rights and property of others in amounts not less than $10,000,000 per occurrence, (ii) will name the Bank as an additional named insured or loss-payee, as may be appropriate, and (iii) will provide that no adverse alteration or cancellation thereof shall be effective as against the Bank until 30 days after written notice of such alteration or cancellation is given to the Bank. If requested, the Borrowers will furnish the Bank with copies of all insurance policies in effect and evidence of premium payment thereon. The Borrowers will not commit or suffer to be committed any act whereby any insurance required hereunder will or may be suspended, impaired or defeated, nor suffer or permit its Properties to be used in a manner not permitted under any applicable insurance policy then in effect. The Borrowers will notify the Bank within five (5) Business Days after making any change in the insurance company or companies providing the insurance coverage required hereunder.

     6.15 Environmental Compliance. Each of the Borrowers will operate and
          ------------------------
maintain its Properties and conduct its business and operations in compliance with all applicable Environmental Laws to the fullest extent required to avoid a Material Adverse Effect. Each of the Borrowers agrees to protect, indemnify and hold harmless the Bank and its directors, officers, employees, and agents from and against all loss, damage, cost, expense or liability (including attorney's fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance on or about any of their Properties. The obligation of the Borrowers to indemnify the Bank under this Section 6.15 shall survive the repayment of the Indebtedness, the release
     ------------
of the Loan Documents or the release of any Lien.

7.   NEGATIVE COVENANTS. Until the Indebtedness has been paid in full and all
     ------------------
of the Bank's obligations hereunder have been terminated, the Borrowers will not perform or permit to be performed any of the following acts, unless the Bank shall otherwise consent in writing:

     7.1  Negative Pledge; Creation or Existence of Liens. None of the
          -----------------------------------------------
Borrowers will create, assume or suffer to exist any Lien on any of the Properties (or any portion thereof) from time to time included in or comprising the Collateral or any of its other Properties, except for (i) Permitted Liens and and (ii) Liens which are in existence on the date hereof and which are described on Schedule 7.1 attached hereto.
             ------------

     7.2  Sale of Assets. Except as to the sale of assets relating to SLT,
          --------------
Coatings or MIC, none of the Borrowers will sell, transfer, convey or otherwise dispose of (or enter into any agreement to sell, transfer or otherwise dispose of), whether pursuant to a single transaction or a series of transactions: (i) the Collateral, or any portion thereof; or (ii) during any 12-month period, more than five percent in value of its other Properties. Notwithstanding the foregoing, (i) the Borrowers may sell their Inventory and collect their Accounts in the ordinary course of business; and (ii) the Borrowers may sell Properties not included in the Collateral if (A) such Properties are no longer used or useful in their respective businesses, including, without limitation, the Properties located at 4300 E. 36th St. North, Tulsa, Oklahoma, 10701 E. Ute, Tulsa, Oklahoma, and 1045 Keystone Avenue, Tulsa, Oklahoma, (B) any such sale, transfer or other disposition is for a price not less than the fair market value of any such Properties and is made pursuant to commercially reasonable terms and conditions, and (C) such sales, transfers and dispositions do not create a Default or Event of Default under any other provision of this Agreement.

     7.3  Mergers and Consolidations. Except as to mergers or consolidations of
          --------------------------
SLT, Coatings or MIC, none of the Borrowers will acquire, merge or consolidate with any Person (or enter into any merger or consolidation agreement or plan), or permit any such Acquisition, merger or consolidation with it, where the total value of the consideration required to accomplish such Acquisitions, mergers or consolidations (calculated in the aggregate for all Acquisitions, mergers or consolidation occurring during the term of this Agreement) exceeds $5,000,000; provided, however, that this Section 7.3 shall not prohibit one or more of the
--------  -------            -----------
Borrowers from merging or consolidating with each other or otherwise effecting an internal corporate reorganization so long as the surviving or resulting corporation(s) continues the respective businesses and operations of the Borrowers and remains liable for the Indebtedness and compliance with the provisions of this Agreement.

     7.4  Changes in Nature of Business. Except as permitted under Section 7.3
          -----------------------------                            -----------
hereof, and except as to changes in the nature of business conducted by SLT, Coatings or MIC, none of the Borrowers will discontinue its business or enter into any business or line of business which is not related to any business or line of business currently conducted by the Borrowers.

     7.5  Dividends and Distributions. None of the Borrowers will: (i) declare,
          ---------------------------
make or pay any dividends on shares of any class of its capital stock, or set apart any sum of money or any assets for the payment of dividends, or make any other distribution, by reduction of capital or otherwise, in respect of any class of its capital stock; (ii) purchase, redeem, retire, or otherwise acquire, either directly or indirectly, any shares of any class of its capital stock, or set apart any sum of money or any of its assets therefor, or (iii) make any other type of payment or distribution of cash, property or assets to or among any of its shareholders (in their capacities as shareholders). Notwithstanding the foregoing, any Subsidiary of Matrix may declare and pay dividends to its parent corporation, and further, Matrix may declare and pay dividends, redeem shares of its capital stock and make other payments and distributions to its shareholders so long as (A) no Default or Event of Default has occurred and is continuing as of the date any such payment, redemption or other distribution is to be made, and (B) the making of such payment, redemption or other distribution would not create or give rise to a Default or Event of Default under any other provision of this Agreement (including, without limitation, the financial covenants set forth in Section 7.6 hereof).
                       -----------

     7.6  Financial Covenants.
          -------------------

          7.6.1  Consolidated Current Ratio. The Borrowers will not permit
                 --------------------------
     their Consolidated Current Ratio, calculated as of each Calculation Date, to be less than 1.50 to 1:00.

          7.6.2  Consolidated Debt to Tangible Net Worth Ratio. The Borrowers
                 ---------------------------------------------
     will not permit their Consolidated Debt to Tangible Net Worth Ratio, calculated as of each Calculation Date, to be more than 1.50 to 1.00.

          7.6.3  Consolidated Funded Debt to EBITDA Ratio. The Borrowers will
                 ----------------------------------------
     not permit their Consolidated Funded Debt to EBITDA Ratio, calculated as of each Calculation Date on a rolling four (4) quarter basis, to be greater than 2.5 to 1.0.

          7.6.4  Consolidated Debt Service Coverage Ratio. The Borrowers will
                 ----------------------------------------
     not permit their Consolidated Debt Service Coverage Ratio, calculated as of each Calculation Date for the four preceding fiscal quarters, to be less than 1.20 to 1.00.

8.   EVENTS OF DEFAULT. The occurrence of any of the following events or
     -----------------
existence of any of the following circumstances, unless waived in writing by the Bank, shall constitute an "Event of Default":

     8.1  Nonpayment. If the Borrowers shall fail to pay any principal of or
          ----------
interest on any Note as and when such payment shall become due and payable (whether at the stated maturity, upon a mandatory prepayment, or otherwise); or

     8.2  Nonpayment of Letter of Credit. If the Borrowers shall fail to provide
          ------------------------------
funds to the Bank sufficient to pay any draft presented on a Letter of Credit within three days after such draft has been paid, unless an Advance shall have been made under the Revolving Credit Facility upon the request of the Borrowers in accordance with the terms of this Agreement; or

     8.3  Other Nonpayment. If the Borrowers shall fail to pay any other amount
          ----------------
due and payable to the Bank or any Affiliate of the Bank, under the terms of the Loan Documents or otherwise, within five days after the date such payment shall become due and payable; or

     8.4  Representations and Warranties. If any representation, statement,
          ------------------------------
certificate, schedule or report made or furnished to the Bank by or on behalf of any of the Borrowers shall prove to have been false or erroneous in any material respect as of the date on which such warranty or representation was made, or if any warranty shall cease to be complied with in any material respect; or

     8.5  Breach of Covenants. If any of the Borrowers shall fail to perform or
          -------------------
observe any of the covenants or agreements contained in Section 6 of this
                                                        ---------
Agreement (other than Sections 6.3, 6.4, 6.5, 6.7, 6.11, 6.12, 6.13 and 6.15)
                      ------------------------------------------------------
and continuance thereof for 30 days after written notice thereof from the Bank, or (ii) if the Borrowers shall fail to perform or observe any of the covenants or agreements contained in Sections 6.3, 6.4, 6.5, 6.7, 6.11, 6.12, 6.13 or 6.15
                           -----------------------------------------------------
or in Section 7 of this Agreement; or
      ---------

     8.6  Other Breach of Covenants. If any of the Borrowers shall fail to
          -------------------------
perform or observe any covenants or agreements contained in any other Loan Documents and continuance thereof beyond the expiration of any applicable grace period expressly stated therein; or

     8.7  Insolvency. If any of the Borrowers shall (i) apply for or consent to
          ----------
the appointment of a custodian, receiver, trustee or liquidator for itself or any of its Properties, (ii) admit in writing the inability to pay, or generally fail to pay, its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) commence any proceeding relating to the bankruptcy, reorganization, liquidation, receivership, conservatorship, insolvency, readjustment of debt, dissolution or liquidation, or if corporate action is taken for the purpose of effecting any of the foregoing, (v) suffer any such appointment or commencement of a proceeding as described in clause (i) or (iv) of this Section 8.7, which appointment or proceeding is not terminated
                -----------
or discharged within 60 days, or (vi) become insolvent; or

     8.8  Settlements/Judgments/Penalties. Except as to the matters set forth on
          -------------------------------
Schedule 8.8 hereof, if any of the Borrowers shall enter into any binding
------------
settlement or settlements or have entered against them by any court a final judgment, judgments or penalties (including any settlement, judgment or penalty against any such Borrower arising out of or relating to any violation of any Environmental Law or release or discharge of any Hazardous Substance) for amounts not covered by insurance for an aggregate amount in excess of $1,000,000; or

     8.9  Default on Other Funded Debt. If any of the Borrowers shall fail to
          ----------------------------
pay any principal or interest on any Funded Debt owing to any Person other than the Bank or an Affiliate of the Bank as and when the same shall become due and payable and such default shall continue beyond the expiration of any applicable grace period expressly provided, or if any default or event of default shall occur under the terms of any agreement or other document which would entitle the holder or holders thereof to accelerate the maturity thereof; or

     8.10 Breach of Other Agreements. If any of the Borrowers shall be in breach
          --------------------------
of or default under any material agreement with any Person and such breach or default shall remain unremedied for a period of 10 days; or

     8.11 ERISA Non-Compliance. If any employee pension or other benefit plan or
          --------------------
trust maintained by or related to the Borrowers shall incur any "accumulated funding deficiency," as such term is defined in Section 302(a)(2) of ERISA (whether or not waived by the Internal Revenue Service), or a reportable event, as such term is defined in Section 4043(b) of ERISA, shall occur with respect to any such plan or trust as a result of which the Borrowers could be obligated to make payments to PBGC aggregating in excess of five percent of their Tangible Net Worth, or in connection with the termination of any such plan or trust the Borrowers shall incur a liability to PBGC under Section 4062, 4063 or 4064 of ERISA; or

     8.12 Change in Nature of Business. If any of the Borrowers shall
          ----------------------------
discontinue its business or make any material change in the nature of or manner in which it conducts its business, except as permitted under Section 7.3 hereof;
                                                             -----------
or

     8.13 Permits. If any of the Borrowers shall fail to maintain, or if any
          -------
action, suit, proceeding or investigation shall be commenced seeking to cancel, terminate or alter, any Permit (i) which is necessary for it to carry on its business as now being conducted or as contemplated to be conducted, (ii) which is necessary for it to own and operate its Properties, or (iii) which if not obtained would have a Material Adverse Effect; or

     8.14 Unenforceability of Loan Documents. If any Loan Document or any
          ----------------------------------
provision thereof shall for any reason cease to be a valid, binding and enforceable obligation of any of the Borrowers, or if any of the Borrowers shall so state in writing, or if any Collateral Document shall cease to create a perfected, first priority security interest or mortgage lien in the Collateral covered thereby (or intended to be covered thereby), or if any of the Borrowers shall so state in writing; or

     8.15 Port Lease. If, after advising the Bank that it has elected to proceed
          ----------
with construction of the Project at the Port Facility, Matrix should default under the terms of the Port Lease or receive notification from the City of Tulsa-Rogers County Port Authority that the leasehold interest of Matrix under the Port Lease is being terminated.

9.   REMEDIES
     --------

     9.1  Acceleration of Indebtedness. If any Event of Default specified in
          ----------------------------
Section 8.7 hereof shall occur, the obligations of the Bank hereunder (including
-----------
the Revolving Commitment) shall automatically be terminated and the Notes and all other Indebtedness (including contingent Reimbursement Obligations under outstanding Letters of Credit) shall become immediately due and payable, all without notice or demand. If any other Event of Default shall occur, the Bank may, at its option, without notice or demand, terminate its obligations hereunder (including the Revolving Commitment) and declare the Notes and all other Indebtedness (including contingent Reimbursement Obligations under outstanding Letters of Credit) to be immediately due and payable, whereupon the same shall become forthwith due and payable.

     9.2  Remedies. Upon the occurrence and during the continuation of any Event
          --------
of Default, the Bank shall be entitled to exercise all remedies available to it under the Loan Documents or otherwise under applicable law.

     9.3  Cumulative Remedies. No failure on the part of the Bank to exercise,
          -------------------
and no delay in exercising, any right or remedy under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right thereunder preclude any other or further right or exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.

     9.4  Waiver of Default. The Bank may, by an instrument in writing, waive
          -----------------
any Default or Event of Default and any of the consequences of such Default or Event of Default, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequence of such subsequent or other Default or Event of Default.

     9.5  Deposits; Setoff. Regardless of the adequacy of any collateral
          ----------------
security held by the Bank, any deposits or other sums credited by or due from the Bank to any of the Borrowers shall at all times constitute collateral security for the Indebtedness, and may be set off against the Indebtedness and any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to the Bank. The rights granted by this
Section 9.5 shall be in addition to the rights of the Bank under any statutory
-----------
banker's lien or the common law right of set off. This Section 9.5 shall not
                                                       -----------
apply to any monies of which the Borrowers are not the beneficial owners, regardless of the name in which the money is deposited, nor shall this Section
                                                                       -------
9.5 apply to any monies which the Borrowers are contractually obligated to spend
---
in whole or in part for the account of others, provided that the Borrowers shall
                                               --------
have established special accounts or given the Bank written notice that particular funds are beneficially owned by others, are dedicated for particular expenditures, or are subject to the Borrowers' contractual obligation to spend for others. If the Borrowers fail to establish such special accounts and fail to give such notice, the Bank may assume that funds on deposit to the account of any of the Borrowers belong solely to the named depositor and are subject to this Section 9.5.
     -----------

     9.6  Application of Payments. During the continuation of any Event of
          -----------------------
Default, all payments received by the Bank in respect of the Indebtedness, whether from the Borrowers, recoveries upon any portion of the Collateral or otherwise, may be applied by the Bank to any liabilities, obligations or indebtedness included in the Indebtedness selected by the Bank in its sole and exclusive discretion.

10.  GENERAL PROVISIONS. It is further agreed as follows:
     ------------------

     10.1 Participating Lender. The Borrowers understand that although the Notes
          --------------------
and other Loan Documents name the Bank as the holder thereof, the Bank may from time to time sell one or more participation interests in the Notes to one or more other financial institutions. The Borrowers agree that, subject to the terms of the agreements of participation, each participating lender will be entitled to rely on the terms of this Agreement and the other Loan Documents as fully as if such participating lender had been named as the holder of the applicable Note and the other Loan Documents.

     10.2 Hold Harmless. Except for a successful claim against the Bank by the
          -------------
Borrowers, the Borrowers will indemnify and hold the Bank and each participant in any of the Notes harmless from all liability, loss, damages or expense, including reasonable attorney's fees, that the Bank or any such participant may incur in good faith as a result of entering into the Loan Documents or establishing the Credit Facilities, or in compliance with or in the enforcement of the terms of the Loan Documents.

     10.3 Notices. All notices, requests and demands required or authorized
          -------
hereunder (other than Disbursement Requests) shall be served in person, delivered by certified mail, return receipt requested, or transmitted by telefacsimile, addressed as follows:

          Any Borrower:  -    c/o Matrix Service Company
                              10701 East Ute Street
                              Tulsa, Oklahoma 74116-1517
                              Attn: Michael J. Hall, Vice President of Finance and Chief Financial Officer
                              Fax: (918) 838-8810

          The Bank:      -    Bank One, Oklahoma, N.A.
                              15 E. Fifth Street
                              Tulsa, Oklahoma 74103
                              Attn: David G. Page, First Vice President
                              Fax: (918) 586-5474

     or at such other address as any party hereto shall designate for such purpose in a written notice to the other party hereto. Each of the Borrowers (other than Matrix) expressly agrees that any notice given hereunder to Matrix shall also constitute effective notice to each of them. Notices served in person shall be effective and deemed given when delivered, notices sent by certified mail shall be effective and deemed given three (3) Business Days after being deposited in the U.S. mail, postage prepaid, and notices transmitted by telefacsimile will be deemed given when sent, as indicated by the sender's written confirmation of transmission.

     10.4 Construction; Applicable Law. This Agreement and all other Loan
          ----------------------------
Documents have been delivered to and accepted by the Bank in the State of Oklahoma, are to be performed in the State of Oklahoma and shall be deemed contracts made under the laws of the State of Oklahoma, and all rights and Indebtedness hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of Oklahoma. Nothing in this Agreement shall be construed to constitute the Bank as a joint venturer with the Borrowers or to constitute a partnership. The descriptive headings of the Sections of this Agreement are for convenience only and shall not be used in the construction of the content of this Agreement.

     10.5 Binding Effect. This Agreement and the other Loan Documents shall be
          --------------
binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, provided that without the prior, written
                                   --------
consent of the Bank, the Borrowers will not assign or transfer any of their interest, rights or obligations arising out of or relating to the Loan Documents.

     10.6 Exhibits and Schedules. Exhibits and Schedules attached to this
          ----------------------
Agreement and the Existing Credit Agreement, as applicable, are incorporated herein for all purposes and shall be considered a part of this Agreement.

     10.7 Entire Agreement; Conflicting Provisions. This Agreement constitutes
          ----------------------------------------
the entire agreement of the parties hereto with respect to the Credit Facilities, and all matters arising out of or related thereto. In the event of any direct conflict between or among the provisions of this

Agreement and the provisions of any other Loan Documents, the provisions of this Agreement shall control.

     10.8  Waivers. No act, delay, omission or course of dealing between or
           -------
among the parties hereto will constitute a waiver of their respective rights or remedies under this Agreement or the other Loan Documents. No waiver, change, modification or discharge of any of the rights and duties of the parties hereto will be effective unless contained in a written instrument signed by the party sought to be bound.

     10.9  WAIVER OF JURY. THE BORROWERS AND THE BANK (BY ITS ACCEPTANCE HEREOF)
           --------------
FULLY, VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN ANY DISPUTE, ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES, ANY COLLATERAL DOCUMENTS AND/OR ANY OTHER LOAN DOCUMENTS, THE BORROWERS AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING AND COMMITMENT DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

     10.10 Jurisdiction and Venue. All actions or proceedings with respect to
           ----------------------
this Agreement or any of the other Loan Documents may be instituted in any state or federal court sitting in Tulsa, Oklahoma, as the Bank may elect, and by execution and delivery of this Agreement, the Borrowers irrevocably and unconditionally (i) submit to the non-exclusive jurisdiction (both subject matter and person) of each such court, and (ii) waive (A) any objection that the Borrowers may now or hereafter have to the laying of venue in any of such courts, and (B) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

     10.11 Counterpart Execution. This Agreement may be executed in any number
           ---------------------
of counterparts, all of which taken together shall constitute one and the same instrument. This Agreement shall be binding only when a counterpart hereof has been executed by an authorized officer or representative of the Bank at its principal office in Tulsa, Oklahoma.

       IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Agreement to be duly executed in multiple counterparts, each of which shall be considered an original, effective the date and year first above written.

                         MATRIX SERVICE COMPANY
                         MATRIX SERVICE, INC.
                         MIDWEST INDUSTRIAL CONTRACTORS, INC.
                         MATRIX SERVICE MID-CONTINENT, INC.
                         SAN LUIS TANK PIPING CONSTRUCTION CO., INC.
                         MATRIX COATINGS, INC. (f/k/a West Coast Industrial
                            Coatings, Inc.)
                         MATRIX SERVICE, INC. (CANADA)


                         By: ______________________________________________
                         Name: Michael J. Hall
                         Title: Vice President of each of the foregoing


                         BANK ONE, OKLAHOMA, N.A.


                         By: ______________________________________________
                         Name: David G. Page
                         Title: First Vice President

                                 SCHEDULE 1.2
                          (Real Estate Requirements)


With respect to the Port Facility (or any replacement Property on which the Project is to be constructed), the California Property, or any other Mortgaged Property in which the Bank is to be granted a mortgage lien pursuant to the Credit Agreement, the following items shall be provided to the Bank:

1. A recent "as built" appraisal of such Mortgaged Property conducted by an independent appraiser selected by the Bank and conforming to the appraisal standards promulgated by the Comptroller of the Currency under FIRREA.

2. A current ALTA/ASCM pin survey of such Mortgaged Property, certified to the Bank and prepared by a licensed civil engineer or surveyor satisfactory to the Bank, which (A) includes a legal description identical to the legal description identified in the title insurance commitment referred to in Paragraph 3 below) for such Mortgaged Property; (B) locates all property corners by "pin," (C) locates the perimeter of such Mortgaged Property; (D) locates any improvements (e.g., water, gas, electric and sewer lines, walks, alleys, drives); (E) locates and identifies (by reference to book and page number and/or instrument of record) all easements, rights of way, setback lines and other matters affecting such Mortgaged Property and set forth in the title insurance commitment, (F) shows other physical matters affecting the title and use of such Mortgaged Property required by the Bank and the title insurance company issuing the title insurance commitment; and
     (G) otherwise is in form and substance satisfactory to the Bank.

3. An original mortgagee's title insurance commitment in favor of the Bank, issued by a title insurer and agent satisfactory to the Bank, committing to issue an ALTA mortgagee's title insurance policy insuring the applicable Mortgage to be a first and prior lien on such Mortgaged Property and improvements described therein, containing only such exceptions which are acceptable to the Bank, and subject to the following additional requirements: (A) the insured amount must be satisfactory to the Bank; (B) the legal description must be identical with the description of such Mortgaged Property identified in the survey delivered pursuant to Paragraph 2 above; (C) the legal description must show as separately insured parcels any off-premises easements that benefit such Mortgaged Property; (D) the title insurance commitment must list and identify by reference to book and page number all easements, rights of way and other instruments or matters affecting title to such Mortgaged Property or any off-premises easements that benefit such Mortgaged Property; (E) legible copies of all instruments affecting title to such Mortgaged Property must be submitted with the title insurance commitment; and (F) the "standard" exceptions regarding matters which a survey would disclose, mechanics' and materialmen' liens, and possessory interests must be deleted.

4. Evidence satisfactory to the Bank that such Mortgaged Property is not located in an area designated by the Secretary of Housing and Urban Development as an area having special flood or mudslide hazards, and that flood hazard insurance is not required for the credit to be extended under the Credit Agreement pursuant to the terms of any law, rule or regulation governing the Bank's activities.

5. If requested by the Bank, evidence satisfactory to the Bank that such Mortgaged Property is zoned for its current use and is in full compliance with all municipal and private ordinances, codes, rules, regulations, restrictions and covenants.

6. A favorable "Phase I" environmental assessment report covering such Mortgaged Property prepared by an environmental engineering firm acceptable to the Bank, in form and substance satisfactory to the Bank, and stating that (i) such Mortgaged Property is free of any Hazardous Substances, and
     (ii) that there has not been any release or discharge of any Hazardous Substances on, under or about such Mortgaged Property.

7. An environmental indemnity of the Borrowers with respect to such Mortgaged Property, in form and substance satisfactory to the Bank.

                             Schedule 1.2 - Page 2

                                SCHEDULE 3.3.1
                     (Legal Description of Port Facility)


           Legal Description of the Land Covered by the Ground Lease
           ---------------------------------------------------------

     A tract of land that is part of the Southeast Quarter (SE/4) of Section Six
     (6), part of the Northeast Quarter (NE/4) of Section Seven (7) and part of the Northwest Quarter (NW/4) of Section Eight (8), all in Township Twenty
     (20) North, Range Fifteen (15) East of the Indian Base and Meridian, Rogers County, Oklahoma, said tract of land being described as follows, to-wit:

     Starting at the Southeast corner of said Section 6; thence due West for 1,268.58 feet; thence due South for 877.98 feet to the Point of Beginning of said tract of land; thence North 08(Degrees)23'24" East for 2,075.19 feet; thence South 36(Degrees)59'43" East for 2,675.12 feet to a point of curve; thence Southeasterly along a curve to the right with a central angle of 22(Degrees)22'51" and a radius of 611.62 feet, for 238.91 feet; thence North 81(Degrees)36'36" West for 2,037.69 feet to the Point of Beginning of said tract of land, containing 49.995 acres.

                                 SCHEDULE 7.1
                               (Existing Liens)
As of September 25, 2001:

Matrix Service Company issued a Letter of Credit to Mutual Indemnity in Bermuda for approximately $2.4 million, and provided a Surety Bond for $2.1 million to secure payments under a workers' compensation policy issued by Legion Insurance Company. Matrix also Company has a working capital escrow fund with Legion Insurance of about $750,000 out of which payments are made.

Matrix has a $425,000 Surety Bond issued to the State of Washington to secure payments under a Washington workers' compensation self-insurers permit. No known deposits are outstanding to secure payments.

No liens for "property taxes not yet due" have been filed against Matrix. Matrix's property tax obligations are paid annually or semi-annual on prescribed due dates.

No statutory liens against established reserves have been filed against Matrix.

Outstanding capital leases obligations:
             Property                          Lessor          Current Liability
             --------                          ------          -----------------
     1997 Dodge Ram 1500 Pick-up          Chrysler Financial       $ 7,880.95
     1997 Dodge Ram 1500 Pick-up          Chrysler Financial       $16,513.49
     1997 Dodge Ram 1500 Pick-up          Chrysler Financial       $16,449.60
     1997 Dodge Ram 1500 Pick-up          Chrysler Financial       $16,917.00
     1997 Dodge Ram 1500 Pick-up          Chrysler Financial       $14,867.42
                                                                   ----------
                                                             Total $72,628.46
                                                             =====

No known liens in favor of the Bank have been filed against Matrix.

Matrix has outstanding performance, payment and maintenance bonds in a total amount of $25,890,249.

No known liens in respect to easements, rights-of-way, etc. have been filed against Matrix in respect to any of the borrowers' property?

No known title defects "effect on the ownership, use, operation" exist against Matrix.

No known liens to secure purchase money have been filed against Matrix.

No known rights are reserved to or vested in municipality, governmental or regulate any of the borrowers' property.

                                SCHEDULE 3.3.2
                  (Legal Description of California Property)


     Parcel 1 as shown on a map filed in Book 5, Page 23 of Parcel Maps in the Office of the County Recorder of Orange County, California

     Street Address:  500 West Collins Avenue, Orange, California 92867

                                 SCHEDULE 5.11
                          (Environmental Disclosures)

1) In connection with the Company's sale of Brown and affiliated entities in 1999, an environmental assessment was conducted at Brown's Newnan, Georgia facilities. The assessment turned up a number of deficiencies relating to storm water permitting, air permitting and waste handling and disposal. An inspection of the facilities also showed friable asbestos that needed to be removed. In addition, Phase II soil testing indicated a number of VOC's, SVOC's and metals above the State of Georgia notification limits. Ground water testing also indicated a number of contaminants above the State of Georgia notification limits.

     In February 2001, the first of two properties in Newnan, Georgia was certified remediated by the State of Georgia. Final transfer of title to this property was completed in a transaction that resulted in Matrix receiving $0.5 million, the carrying value of property.

     Appropriate State of Georgia agencies have been notified of the findings and corrective and remedial actions have been completed, are currently underway, or plans for such actions have been submitted to the State of Georgia for approval on the remaining property. The current estimated total cost for cleanup and remediation is $1.9 million, $0.4 million of which remains accrued at May 31, 2001. Additional testing, however, could result in greater costs for cleanup and remediation than is currently accrued.

     Matrix closed or sold the business operations of its San Luis Tank Piping Construction Company, Inc. and West Coast Industrial Coatings, Inc. subsidiaries, which are located in California. Although Matrix does not own the land or building, it would be liable for any environmental exposure while operating at the facility, a period from June 1, 1991 to the present. At the present time, the environmental liability that could result from the testing is unknown, however, Matrix has purchased a pollution liability insurance policy with $5.0 million of coverage.


2) On August 9, 2001, Matrix was informed that contaminated soil samples were identified on the property of one of its customers (site: Selby Property) as a result of the operations performed by Matrix Service Company. The estimated cost for testing, site remediation, and any additional follow-up actions that may be experienced by Matrix is estimated at $34,835.

                                 SCHEDULE 8.8
                       (Settlements/Judgments/Penalties)



                                     NONE

RECORDING REQUESTED BY:                  FOR RECORDER'S USE ONLY:
     Crowe & Dunlevy
     500 Kennedy Building
     321 S. Boston Avenue
     Tulsa, Oklahoma 74103

WHEN RECORDED, MAIL TO:
     Crowe & Dunlevy
     500 Kennedy Building
     321 S. Boston Avenue
     Tulsa, Oklahoma 74103
     Attn: Gary L. Betow

________________________________________________________________________________

                   DEED OF TRUST (FEE), SECURITY AGREEMENT,
                    FINANCING STATEMENT AND FIXTURE FILING
                    --------------------------------------


     THIS DEED OF TRUST (FEE), SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING ("Deed of Trust") is made this 26th day of September, 2001, by MATRIX SERVICE, INC., an Oklahoma corporation ("Trustor"), to FIRST AMERICAN TITLE INSURANCE COMPANY ("Trustee"), for the use and benefit of BANK ONE, OKLAHOMA, N.A., a national banking association ("Beneficiary").

     1.   Deed of Trust. For good and valuable consideration, Trustor hereby
          -------------
irrevocably and unconditionally grants, transfers and assigns to Trustee, in trust, with power of sale and right of reentry and possession, all that certain real property located in the City of Orange, County of Orange County, State of California, and more particularly described in Exhibit A attached hereto and incorporated herein (the "Land"), together with all right, title and interest of Trustor in all buildings and improvements now located or hereafter to be constructed thereon and all materials intended for construction, reconstruction, alteration and repair of such buildings and improvements (collectively, the "Improvements");

          a. TOGETHER with all right, title and interest of Trustor in the appurtenances, privileges, easements, franchises, tenements and development rights, including all minerals, oil, gas and other hydrocarbon substances thereon or therein, air rights, water rights and any land lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Land and the Improvements;

          b. TOGETHER with all right, title and interest of Trustor in fixtures and goods which are to become fixtures, and any additions to, substitutions for, changes in or replacements of the whole or any part thereof now or at any time hereafter affixed to or attached to the Land and/or the Improvements or any portion thereof (collectively, the "Fixtures");

          c. TOGETHER with all right, title and interest of Trustor to all proceeds (including claims or demands thereto) from the conversion, voluntary or involuntary, or any of the Land, Improvements or Fixtures into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments in lieu thereof made by any public body or decree by court of competent jurisdiction for taking or for degradation of the value in any condemnation or eminent domain proceeding, and all causes of action and the proceeds thereof of all types for any damage or injury to the Land, Improvements or Fixtures or any part thereof, including causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact (collectively "Proceeds").

          d. IN ADDITION, Trustor absolutely and irrevocably assigns to Beneficiary all right, title and interest of Trustor in and to all rents, issues, proceeds, royalties and profits and all leases, rental agreements and other contracts and agreements relating to the use and possession (collectively "Leases and Rents" and individually, respectively, "Rents" and "Leases") of any of the Land or Improvements, together with all guarantees thereof and all deposits (to the full extent permitted by law) and other security therefor. (The Land, Improvements, Fixtures, Proceeds and all other right, title and interest of Trustor described above are hereinafter collectively referred to as the "Property.")

     2.   Obligations Secured.
          -------------------

          a. Trustor makes this grant, transfer and assignment of the Property for the purpose of securing the prompt and punctual payment and performance of the following liabilities, obligations and indebtedness (collectively, the "Secured Obligations"):

               (i) all liabilities, obligations and indebtedness (including principal, interest, fees and other charges) due and owing or to become due and owing by Trustor, whether jointly, severally or jointly and severally, to Beneficiary arising under or in connection with that certain Third Amended and Restated Credit Agreement of even date herewith (the "Credit Agreement") by and among Matrix Service Company, a Delaware corporation, Trustor and others as borrowers and Beneficiary as lender, or any of the "Loan Documents" (as such term is defined in the Credit Agreement and used hereinafter with the same meaning) from time to time delivered thereunder, including, without limitation, all principal, interest, liabilities, obligations and indebtedness from time to time arising under or evidenced by (A) the "Revolving Note" referred to in the Credit Agreement in the maximum principal amount of $20,000,000.00 (the same, as amended, modified, increased or extended from time to time, together with any promissory notes accepted in renewal, substitution or replacement thereof or therefor, is hereinafter called the "Revolving Note"), (B) the "Term Note" referred to in the Credit Agreement in the amount of $5,900,000.01 (the same, as amended, modified, increased or extended from time to time, together with any promissory notes accepted in renewal, substitution or replacement thereof or therefor, is hereinafter called the "Term Note"), and (C) any "Acquisition Note" from time to time delivered pursuant to the Credit Agreement (the same, as amended, modified, increased or extended from time to time, together with any promissory notes accepted in renewal, substitution or replacement thereof or therefor, are hereinafter collectively called the "Acquisition Notes"; the Revolving Note, the Term Note and any Acquisition Notes are hereinafter collectively called the "Notes");

               (ii) all other currently existing liabilities, obligations and indebtedness of Trustor to Beneficiary or any affiliate of Beneficiary, including, without limitation, (A) all "Reimbursement Obligations" (as such term is defined in the Credit Agreement), and (B) any and all obligations, contingent or otherwise, of Trustor to Beneficiary arising under or in connection with any "Rate Management Transactions" (as such term is defined in the Credit Agreement);

               (iii) any sums which may hereafter be advanced by Beneficiary under the terms hereof; and

               (iv) any and all extensions and renewals of any of the foregoing.

          b. This Deed of Trust is also executed and delivered by Trustor to secure Trustor's prompt and punctual performance and observance of and compliance with all covenants, conditions and agreements contained herein.

          c. If Trustor shall pay all of the Secured Obligations arising under or evidenced by the Term Note in accordance with its terms and shall punctually perform and comply with and observe all the covenants, conditions and agreements contained herein, and if no Event of Default shall have occurred under the terms of the Credit Agreement, then, and in that event only, this Deed of Trust shall be and become null and void, and the Property shall be reconveyed of record in accordance with Section 34 hereof, at the cost of Trustor.

          d. All persons who may have or acquire an interest in the Property shall be deemed to have notice of, and shall be bound by, the terms of the Loan Documents and each of the Secured Obligations.

     3.   Assignment of Leases and Rents.
          ------------------------------

          a. Neither the assignment of the Leases and Rents set forth above nor any other provision of any of the Loan Documents shall impose upon Beneficiary any duty to produce rents from the Property or cause Beneficiary to be (i) a "mortgagee in possession" for any purpose, (ii) responsible for performing any of the obligations of the lessor under any Lease or (iii) responsible or liable for any waste by any lessees or any other parties, for any dangerous or defective condition of the Property, for any negligence in the management, upkeep, repair or control of the Property or for any other act or omission by any other person. The foregoing assignment is an absolute assignment and not an assignment for security only and Beneficiary's right to rents, issues and profits is not contingent upon its possession of the Property.

          b. Trustor irrevocably appoints Beneficiary as its true and lawful attorney-in-fact, at the option of Beneficiary, at any time and from time to time after revocation by Beneficiary of Trustor's authority to collect the Rents, to demand, receive and enforce payment, to give receipts, releases and satisfactions and to sue, in the name of Trustor or Beneficiary, for all such Leases and Rents and apply the same to the Secured Obligations; provided, however, Beneficiary confers upon Trustor the authority to collect and retain the Rents as they become due and payable, subject, however, to the right of Beneficiary to revoke said authority at any time after the occurrence of an "Event of Default," as hereafter defined, and without taking possession of all or any part of the Property.

          c. Except with Beneficiary's prior written consent (which consent shall not be unreasonably withheld or delayed) or as otherwise permitted by any provision of the Credit Agreement, Trustor shall not (i) enter into any Lease after the date of this Deed of Trust (other than a contemplated Lease of approximately one acre of the Land, the proposed terms of which have been disclosed to the Beneficiary), (ii) execute any other assignment relating to any of the Leases and Rents, (iii) terminate any Lease or in any manner release or discharge the parties obligated thereunder (except as a result of a default by tenant thereunder), (iv) accept any deposit or prepayment of rental in excess of one (1) month in advance, or (v) consent to any material modification or amendment to any Lease. Beneficiary at any time may require that all prepayments and copies of all Leases be delivered to Beneficiary. Trustor shall (i) fulfill or perform each covenant of each Lease to be fulfilled or performed by the lessor thereunder, (ii) give prompt written notice to Beneficiary of any written notice of Event of Default by the lessor or the lessee thereunder received by Trustor, together with a complete copy of any such notice, and (iii) enforce the performance or observance of each and every covenant and condition thereof by the lessee thereunder to be performed or observed.

          d. Trustor shall furnish to Beneficiary, within thirty (30) days after a request by Beneficiary, a written statement containing the names of all lessees of the Property, the terms of their respective Leases, the spaces occupied and the rentals payable thereunder and a copy of each Lease.

          e. All Leases shall provide for the subordination, in form and substance satisfactory to Beneficiary, of such Leases to this Deed of Trust and all extensions, renewals and modifications thereof. Beneficiary shall have the option, subject to its reasonable discretion, to execute a nondisturbance and attornment agreement with respect to any of the Leases which provide for such subordination. In addition, each Lease shall provide that, in the event of the enforcement by Trustee or Beneficiary of the remedies provided at law or by this Deed of Trust, each lessee under a Lease shall, if requested by Beneficiary as a result of such enforcement, automatically become the lessee of Beneficiary, without any change in the terms or other provisions of the respective Lease; provided, Beneficiary shall not be (i) bound by any payment of rent or other sum more than one (1) month in advance, (ii) bound by any material amendment or modification to the respective Lease made without the consent of Beneficiary,
(iii) liable for damages or any act or omission of any prior lessor or (iv) subject to any offsets or defenses which such lessee might have against any prior lessor.

     4.   Title. Trustor represents, warrants and covenants that Trustor is the
          -----
lawful owner of the Property subject only to the matters that have been approved by Beneficiary in writing, with good right, full power and lawful authority to mortgage and encumber the Property.

     5.   Taxes and Assessments. Trustor shall pay prior to delinquency all
          ---------------------
taxes, assessments, levies and charges imposed by any governmental or quasi-public authority or utility company which are (or, if not paid, may become) a lien upon or cause a loss in value of any interest in any of the Property. If, after the date hereof, taxes, assessments, levies or charges shall be imposed or assessed by any governmental authority upon Beneficiary measured by or based in whole or in part upon the amount of any outstanding Secured Obligation or by reason of any payment made to Beneficiary hereunder or pursuant to any Secured Obligation, then Trustor shall pay and discharge the same prior to delinquency, provided that Beneficiary shall have notified Trustor thereof; but Trustor shall have no obligation to pay or discharge taxes which are measured by and imposed upon Beneficiary's net income. Trustor shall furnish Beneficiary, within ten (10) days after the date such payments are due and payable, official receipts of the appropriate authority or other proofs satisfactory to Beneficiary evidencing the payment thereof.

     6.   Insurance. Trustor, at its sole cost and expense, shall obtain and
          ---------
keep in full force and effect the policies of insurance referenced in and/or required by the terms of the Credit Agreement.

     7.   Insurance and Condemnation Proceeds. All awards of damages and all
          -----------------------------------
other compensation payable directly or indirectly by reason of a condemnation for public or private use affecting any interest in any of the Property and all proceeds of any insurance policies payable by reason of loss of or damage to any part of the Property shall be governed by the terms of the Credit Agreement and paid to Beneficiary. Trustor hereby waives all rights of a property owner under the provisions of California Code of Civil Procedure (S) 1265.225(a), or any successor statute, providing for the allocation of condemnation proceeds between a property owner and a lienholder.

     8.   Liens and Encumbrances. Trustor shall not, directly or indirectly,
          ----------------------
create, suffer or permit to be created or to remain, and shall promptly discharge, any deed of trust or other lien, encumbrance or charge on or security interest in the Property or any portion thereof, whether such deed of trust, lien, encumbrance, charge or security interest is senior to, upon a parity with or junior to the lien of this Deed of Trust; and Trustor shall not suffer any other matter whereby any of the interest of Beneficiary hereunder or in the Property or in the lien hereof or any part of any of the foregoing may be impaired.

     9.   Permitted Contest. Trustor shall have the right, at Trustor's expense
          -----------------
and in Trustor's name, to contest or object in good faith to any claim, demand, levy or assessment filed against or asserted against the Property (other than in respect of any indebtedness or contractual obligations of Trustor to Beneficiary hereunder or under any of the other Loan Documents), by appropriate legal proceedings which are not prejudicial to Beneficiary's rights (but the foregoing shall not be deemed or construed as in any way relieving, modifying or providing any extension of time with respect to Trustor's covenant to pay and comply with any such claim, demand, levy or assessment) if (i) Trustor shall have demonstrated to Beneficiary's satisfaction that such legal proceedings shall conclusively operate to prevent enforcement prior to final determination of any such proceedings and (ii) Trustor shall have furnished such bond, surety, undertaking or other security in connection therewith as is requested by and satisfactory to Beneficiary. In the event that, by non-payment of any such items, the security afforded pursuant to this Deed of Trust is endangered or the Property or any part thereof is subject to imminent loss or forfeiture, such taxes, assessment or charges shall be immediately paid. Trustor shall indemnify and save Beneficiary harmless against any liability, costs or expense of any kind that may be imposed in connection with any such contest and any resulting loss.

     10.  Impound Account. "Costs," as used in this section, means taxes, bond
          ---------------
installments, assessments, levies, insurance premiums. At any time after the occurrence and during the continuance of an "Event of Default" (as hereinafter defined), and upon Beneficiary's demand, each time a payment is due under the Notes, Trustor shall pay to Beneficiary an additional amount ("Payment") estimated by Beneficiary to be equal to the total of the amount next due for all Costs, divided by, in each instance, the number of payments required under the Notes before that Cost will become due, less one. Beneficiary shall use these amounts for, or at Beneficiary's sole option, Beneficiary may release these amounts to Trustor for, payment of the Costs. Beneficiary shall maintain an account showing all Payments received and all Costs paid by Beneficiary and/or amounts released to Trustor and shall give Trustor reports on the account as required by law, but not less than annually. Beneficiary, at its sole option, may refund any amount in the account which exceeds the amount due or may continue to hold the excess and reduce proportionately the Payments for the next year. Trustor grants Beneficiary a security interest in the account to secure payment and performance of the Secured Obligations. Beneficiary, at its sole option, may apply all or any part of the account to payment or performance of any Secured Obligation to the extent permitted by law. The existence of the account shall not limit Beneficiary's rights under any other provision of this Deed of Trust or any other agreement or statute or rule of law. Trustor shall not receive interest on the account except to the extent and in the amount required by law. The relationship between Beneficiary and Trustor with respect to the account shall be one of debtor-creditor; and Beneficiary shall not be a trustee, special depository or any other fiduciary acting for the benefit of Trustor.

     11.  Maintenance and Preservation of the Property. Trustor covenants:
          --------------------------------------------

          a. To keep the Property in good condition and repair and to complete in accordance with the Loan Documents the improvements now or at any time in process of erection or installation;

          b. Not to remove or demolish any of the Improvements without Beneficiary's prior written consent;

          c. Not to make any capital improvements in or to any of the Improvements, other than (i) current construction projects and (ii) repairs and maintenance which enhance or preserve the value of the Improvements;

          d. To complete or restore promptly and in good and workmanlike manner any of the Property which may be damaged or destroyed or which may be affected by any condemnation or eminent domain proceeding;

          e. Not to violate any, and to comply with all, (i) laws, ordinances, regulations and standards, (ii) covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character, and (iii) requirements of insurance companies for insurability, which laws, covenants or requirements affect any of the Property or pertain to acts committed or conditions existing thereon;

          f. Not to initiate or acquiesce in any change in any zoning or other land use or legal classification which affects any of the Property without Beneficiary's prior written consent;

          g. To use the Property (other than any portion leased to others) for purposes related to the core businesses now conducted by Trustor and its affiliates;

          h. Not to commit or permit waste of the Property or to conduct or permit any nuisance thereon;

          i. To do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value as security for the Secured Obligations;

          j. To make no further assignment of Leases and Rents without Beneficiary's prior written consent;

          k. To pay when due all installments owing upon leases or conditional sales or like agreements with respect to any Fixtures; and

          l. Not to permit any of the Fixtures to be removed at any time from the Property except in the ordinary course of business without the prior written consent of Beneficiary unless actually replaced by articles of equal suitability and value owned by Trustor free and clear of any liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise) or charges of any kind except as may be approved in writing by Beneficiary.

     12.  Defense and Notice of Losses, Claims and Actions. Trustor shall
          ------------------------------------------------
protect, preserve and defend the Property and title to and right of possession of the Property, the security hereof and the rights and powers of Beneficiary hereunder at Trustor's sole expense against all adverse claims. Trustor shall give Beneficiary prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to any of the Property, of any condemnation offer or action and of any other Event of Default.


     13.  Inspection. Beneficiary, its agents and employees may enter the
          ----------
Property at any reasonable time with prior reasonable notice for the purpose of inspecting the Property and ascertaining Trustor's compliance with the terms of the Loan Documents.

     14.  Exculpation. Beneficiary shall not directly or indirectly be liable to
          -----------
Trustor or any other person as a consequence of (i) the exercise of the rights, remedies or powers granted to Beneficiary under this Deed of Trust, (ii) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust or (iii) any loss sustained by Trustor or any third party resulting from Beneficiary's failure to lease the Property after an Event of Default or from any other act or omission of Beneficiary in managing the Property after an Event of Default unless the loss is caused by the gross negligence or willful misconduct of Beneficiary.

     15.  General Indemnity. Trustor shall indemnify Beneficiary and
          -----------------
Beneficiary's officers, directors, shareholders, employees and agents against, and shall hold it harmless from, all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other expenses which Beneficiary may suffer or incur (i) by reason of this Deed of Trust or any of the other Loan Documents, (ii) in performance of any act required or permitted hereunder, under any of the other Loan Documents or by law, (iii) as a result of any failure of Trustor to perform any of Trustor's obligations or (iv) by reason of any alleged obligation or undertaking on Beneficiary's part to perform or discharge any of the representations, warranties, conditions, covenants, or other obligations contained in any other document related to any of the Property.

     16.  Statement. Trustor shall, at any time and from time to time upon not
          ---------
less than ten (10) days prior written notice, execute, acknowledge and deliver to Beneficiary a statement (i) certifying that this Deed of Trust and the other Secured Obligations are unmodified and in full force and effect or, if modified, stating the nature thereof and certifying that each Secured Obligation, as so modified, is in full force and effect and the date to which principal, interest and other sums secured hereby have been paid and (ii) acknowledging that there are no uncured Events of Default under this Deed of Trust or any other Secured Obligation or specifying such Events of Default if any are claimed. Any such certificate may be conclusively relied upon by the party requesting it and any prospective purchaser or assignee of any Secured Obligation. Trustor's failure to deliver such certificate within such time shall be conclusive upon such party that (A) the Secured Obligations are in full force and effect, without modification, and (B) there are no uncured Events of Default hereunder.

     17.  Further Assurances. Trustor shall do, execute, acknowledge and
          ------------------
deliver, at the sole cost and expense of Trustor, all and every such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, notices of assignment, transfers and assurances as Beneficiary may reasonably require from time to time in order to better assure, convey, assign, transfer and confirm unto Beneficiary, the rights now or hereafter intended to be granted Beneficiary under this Deed of Trust, and other instruments executed in connection with this Deed of Trust, or any other instrument under which Trustor may be or may hereafter become bound to convey, mortgage or assign to Beneficiary for carrying out the intention of facilitating the performance of the terms of this Deed of Trust.

     18.  Expenses and Fees. All reasonable expenses, costs and other
          -----------------
liabilities, including attorney's fees, which Beneficiary may incur (i) in enforcing, defending, or construing this Deed of Trust (or its priority) or any of the other Loan Documents, (ii) for any inspection, evaluation, appraisal, survey or other service in connection with any of the Property, (iii) for any title examination or title insurance policy relating to the title to any of the Property or (iv) in the exercise by Beneficiary of any rights or remedies granted by this Deed of Trust or any of the other Loan Documents shall be paid upon demand by Trustor to Beneficiary, together with interest thereon, from the date of expenditure until payment in full, at the Default Rate set forth in the Credit Agreement following a default.

     19.  Beneficiary's Powers. Beneficiary may commence, appear in, defend or
          --------------------
prosecute any assigned claim or action, and Beneficiary may adjust, compromise, settle and collect all claims and awards assigned to Beneficiary, but shall not be responsible for any failure to collect any claim or award regardless of the cause of the failure. Without affecting the liability of any other person liable for the payment of any obligation herein mentioned, and without affecting the lien or charge of this Deed of Trust upon any portion of the Property not then or theretofore released as security for the full amount of the Secured Obligations, Beneficiary may, from time to time and without notice (i) release any person so liable, (ii) extend the maturity or alter any of the terms of any such obligation, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed, at any time and at Beneficiary's option, any parcel, portion or all of the Property, (v) take or release any other or additional security for any Secured Obligation or (vi) compromise or make other arrangements with debtors in relation thereto.

     20.  Trustee's Powers. At any time, or from time to time, without liability
          ----------------
therefor and without notice, upon written request of Beneficiary and without affecting the effect of this Deed of Trust upon the remainder of the Property, Trustee may (i) reconvey any part of the Property, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon or (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof. The Grantee in any reconveyance may be described as the "person or persons legally entitled thereto," and the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof. Trustor agrees to pay a reasonable capital Trustee's fee for full or partial reconveyance, together with a recording fee if the Trustee, at its option, elects to record said reconveyance.

     21.  Security Agreement; Fixture Filing.
          ----------------------------------

          a. Trustor hereby grants, assigns and transfers to Beneficiary a security interest in and to that portion of the Improvements, Fixtures, Proceeds, Leases and Rents constituting personal property and fixtures (collectively, the "UCC Collateral"), and this Deed of Trust shall constitute a security agreement pursuant to the California Uniform Commercial Code ("UCC") with respect thereto. For purposes of treating this Deed of Trust as a security agreement, Trustor shall be deemed to be the "Debtor" and Beneficiary the "Secured Party."

          b. Trustor represents that Trustor maintains a place of business in the State of California at the address set forth in this Deed of Trust; and Trustor will immediately notify Beneficiary in writing of any change in its place of business.

          c. In addition to Beneficiary's rights under the UCC, Beneficiary may, but shall not be obligated to, at any time and at the expense of Trustor
(i) give notice to any person of Beneficiary's rights hereunder and enforce such rights; (ii) insure, protect, defend and preserve the UCC Collateral and any rights or interests of Beneficiary therein; and (iii) inspect the UCC Collateral.

          d. Upon the occurrence of any Event of Default, Beneficiary shall have and may exercise all of the rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing:

               (i) Beneficiary, at its option, may proceed as to both the real and personal property covered by this Deed of Trust in accordance with its rights and remedies in respect of said real property, in which event (i) the other provisions of the UCC shall not apply to disposition of the UCC Collateral, and (ii) the sale of the UCC Collateral in conjunction with and as one parcel with said real estate shall be deemed to be a commercially reasonable manner of sale; or

               (ii) Beneficiary, at its option, may proceed as to the UCC Collateral separately from said real property, in which event the requirement of reasonable notice shall be met by mailing notice of the sale, postage prepaid, to Trustor or any other person entitled thereto at least ten (10) days before the time of the sale or other disposition of any of the UCC Collateral.

          e. This Deed of Trust constitutes a financing statement filed as a fixture filing under the UCC in the official records of the county in which the Property is located with respect to any and all fixtures included within the term "Property" and with respect to any goods or other personal property that may now be or hereafter become such a fixture. PARTS OF THE UCC COLLATERAL ARE, OR ARE TO BECOME, FIXTURES ON THE PROPERTY.



          f. Beneficiary has no responsibility for, and does not assume any of, Trustor's obligations or duties under any agreement or obligation relating to the UCC Collateral or any obligation relating to the acquisition, preparation, custody, use, enforcement or operation of any of the Property.

          g. Trustor and Beneficiary agree that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this Deed of Trust and the intention of the parties that everything used in connection with the production of income from the Property or adapted for use therein or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable shall be regarded as, part of the real estate subject to the lien hereof, irrespective of whether (i) any such item is physically attached to improvements located on such real property or (ii) any such item is referred to or reflected in any financing statement so filed at any time. Similarly, the mention in any such financing statement of (A) the rights in or the proceeds of any fire or hazard insurance policy or (B) any award in eminent domain proceedings for taking or for loss of value or for any cause of action or proceeds thereof in connection with any damage or injury to the Property or any part thereof shall never be construed as in any way altering any of the rights of Beneficiary as determined by this instrument or impugning the priority of Beneficiary's lien granted hereby or by any other recorded document, but such mention in such financing statement is declared to be for the protection of Beneficiary in the event any court shall at any time hold with respect to matters (A) and (B) above that notice of Beneficiary's priority of interest, to be effective against a particular class of persons, including, without limitation, the Federal government and any subdivision or entity of the Federal government, must be filed in the personal property records or other commercial code records.

          h. Trustor shall not permit any of the UCC Collateral to be removed from the Improvements without the prior written consent of Beneficiary unless
(i) the replacements for such items are of equivalent value and quality and (ii) Trustor has good and clear title to such replacements free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise) or charges of any kind or the rights of any such conditional sellers, vendors or any other third parties have been expressly subordinated, at no cost to Beneficiary, to the lien and security interest granted hereby in a manner satisfactory to Beneficiary.

          i. It is understood and agreed that, in order to protect Beneficiary from the effect of the provisions of the UCC relating to priorities of security interests in Fixtures, in the event that (A) Trustor intends to purchase any goods which may become Fixtures, and (B) such goods will be subject to a security interest held by a seller or any other party, Trustor shall, before executing any security agreement or other document evidencing such security interest, obtain the prior written approval of Beneficiary, and all requests for such written approval shall be in writing and contain the following information:

               (i) A description of the Fixtures to be replaced, added to, installed or substituted;

               (ii) The address at which the Fixtures will be replaced, added to, installed or substituted; and

               (iii) The name and address of the proposed holder and proposed amount of the security interest;

and any failure of Trustor to obtain such approval shall be a material breach of Trustor's covenants under this Deed of Trust, and shall, at the option of Beneficiary, entitle Beneficiary to all rights and remedies provided for herein upon default. No consent by Beneficiary pursuant to this section shall be deemed to constitute an agreement to subordinate any right of Beneficiary in fixtures or other property covered by this Deed of Trust.

     22.  Transfers. Neither Trustor nor any partner of Trustor (nor any partner
          ---------
of such partner) shall directly or indirectly sell, transfer, convey or further pledge, encumber or hypothecate, whether voluntary, involuntary or by operation of law, all or any part of the Property, any interest therein or any legal or beneficial ownership interest in Trustor or in any partner of Trustor (nor in any partner thereof) except in strict compliance with the terms and conditions of the Credit Agreement.


     23.  Subordinate Deed of Trust. Trustor will not execute or deliver any
          -------------------------
pledge, security agreement, mortgage or deed of trust covering all or any portion of the Property ("Subordinate Deed of Trust"). In the event the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable, Trustor will not execute or deliver any Subordinate Deed of Trust unless there shall have been delivered to Beneficiary not less than ten (10) days prior to the date thereof a copy thereof which shall contain express covenants to the effect that:

          a. The Subordinate Deed of Trust is in all respects subject and subordinate to this Deed of Trust.

          b. If any action or proceeding shall be brought to foreclose the Subordinate Deed of Trust (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), no lessee of any Lease will be named as a party defendant, nor will any action be taken with respect to the Property which would terminate any Lease without the consent of Beneficiary.

          c. The Rents, if collected through a receiver or by the holder of the Subordinate Deed of Trust, shall be applied first to the Secured Obligations, including principal and interest due and owing on or to become due and owing on the Notes, and then to the payment of maintenance, operating charges, taxes, assessments and disbursements incurred in connection with the ownership, operation and maintenance of the Property.

          d. If any action or proceeding shall be brought to foreclose the Subordinate Deed of Trust, prompt notice of the commencement thereof will be given to Beneficiary.

          e. The holder of the Subordinate Deed of Trust shall not acquire by subrogation, contract or otherwise any lien upon any other estate, right or interest in the Property (including any lien which may arise in respect to real estate taxes, assessments or other governmental charges) which is or may be prior in right to this Deed of Trust or any extension, consolidation, modification or supplement thereto unless within ninety (90) days following written notice of such intention from the holder of the Subordinate Deed of Trust the then holder of this Deed of Trust shall fail or refuse to purchase or acquire by subrogation or otherwise such prior lien, estate, right or interest, or shall fail within such period to commence and thereafter proceed diligently to purchase or acquire the same.

          f. The Subordinate Deed of Trust and the lien thereof shall be expressly subject and subordinate to any and all advances hereunder, in whatever amounts and whenever made, with interest thereon, and to any expenses, charges and fees incurred thereby, including any and all of such advances, interest, expenses, charges and fees which may increase the indebtedness secured by this Deed of Trust above the original principal amount thereof.

          g. The holder of the Subordinate Deed of Trust shall agree to assign and release unto the holder of this Deed of Trust all of its right, title, interest or claim, if any, in and to the proceeds of all policies of insurance covering the Property and all awards or other compensation made for any taking of any part of the Property for application in accordance with the provisions of this Deed of Trust.

     24.  Events of Default. Each of the following events is an "Event of
          -----------------
Default" hereunder:

          a. The occurrence of any "Event of Default" specified in the Credit Agreement;

          b. Any breach or default of any covenant of this Deed of Trust which Beneficiary does not cure within the "Applicable Cure Period," as defined below, or in the event such Event of Default cannot reasonably be cured within such time, which Trustor does not commence to cure within the Applicable Cure Period and thereafter diligently and continuously proceed with such cure to completion and complete the same within a period determined to be reasonable by Beneficiary. As used herein, the Applicable Cure Period is, unless otherwise specifically set forth in this Deed of Trust, the 30-day period commencing on the date of the occurrence of the breach or default;



          c. The condemnation, seizure or appropriation of, or the occurrence of an uninsured casualty which was required by the terms of the Credit Agreement to be insured with respect to, any material (as determined by Beneficiary) portion of the Land or the Improvements;

          d. The entry of any judgment or arbitration award against Trustor which is not paid or stayed pending appeal, or the sequestration or attachment of, or any levy or execution upon (i) any of the Property, (ii) any other collateral provided by Trustor or any other person under any of the Loan Documents, or (iii) any significant portion of the other assets of Trustor which is not released, expunged or dismissed prior to the earlier of fifteen (15) days after such sequestration, attachment or execution or fifteen (15) days before the sale of any such assets; or

          e. The enactment of any law which deducts from the value of the Property for the purpose of taxation any lien thereon or imposes upon Beneficiary the payment of the whole or any part of the taxes, assessments, charges or liens herein required to be paid by Trustor or changing in any way the laws relating to the taxation of deeds of trust or debts secured by deeds of trust or Beneficiary's interest in the Land or the Improvements or the manner of collection of taxes so as to adversely affect Beneficiary's interest under this Deed of Trust or any other Secured Obligation or the holder thereof or imposing a tax, other than a Federal or state income tax, on or payable by Trustee or Beneficiary by reason of their ownership of the Secured Obligations and, in such event, Trustor, after demand by Beneficiary, does not pay such taxes or assessments or reimburse Beneficiary therefor or, in the opinion of counsel for Beneficiary, it might be unlawful to require Trustor to make such payment or the making of such payment might result in the imposition of interest costs beyond the maximum amount permitted by applicable law.

     25.  Remedies. Upon the occurrence of any Event of Default, Beneficiary may
          --------
at any time, at its option and in its sole discretion, declare all Secured Obligations to be due and payable and the same shall thereupon become immediately due and payable; provided, if any provision in the Credit Agreement or any other Loan Document provides for the automatic acceleration of the indebtedness evidenced by the Notes upon the occurrence of any act or event, such provision shall control and preempt any contrary provision herein. Beneficiary may also do any or all of the following, although it shall have no obligation to do any of the following:

          a. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of Beneficiary's security, enter upon and take possession of the Property, or any part thereof, and do any acts which Beneficiary deems necessary or desirable to preserve the value, marketability or rentability of the Property, or to increase the income therefrom or to protect the security hereof and, with or without taking possession of any of the Property, sue for or otherwise collect all rents and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including attorney's fees and expenses, upon the Secured Obligations, all in such order as Beneficiary may determine. The collection of rents and profits and the application thereof shall not cure or waive any Event of Default or notice thereof or invalidate any act done in response thereto or pursuant to such notice.

          b. Bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants hereof.

          c. Exercise any or all of the remedies available to a secured party under the UCC, including, but not limited to the following:

               (i) either personally or by means of a court appointed receiver, take possession of all or any of the personal property, fixtures and proceeds thereof and exclude therefrom Trustor and all others claiming under Trustor and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Trustor in respect to such personal property, fixtures and proceeds thereof; and in the event Beneficiary demands or attempts to take possession of such personal property, fixtures and proceeds thereof in the exercise of any of its rights hereunder, Trustor promises and agrees promptly to turn over and deliver complete possession thereof to Beneficiary.

               (ii) without notice to or demand upon Trustor, make such payments and do such acts as Beneficiary may deem necessary to protect its security interest in such personal property, fixtures and proceeds thereof, including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior or superior to the security interest granted hereunder, and in exercising any such powers or authority, to pay all expenses incurred in connection therewith.

               (iii) require Trustor to assemble such personal property or any portion thereof at a place designated by Beneficiary and promptly deliver such personal property to Beneficiary or an agent or representative designated by it. Beneficiary, its agents and representatives, shall have the right to enter upon any or all of Trustor's premises and property to exercise Beneficiary's rights hereunder.

               (iv) sell, lease or otherwise dispose of such personal property and/or fixtures at public sale, with or without having the same at the place of sale, and upon such terms and in such manner as Beneficiary may determine; and Beneficiary may be a purchaser at any such sale. Beneficiary shall not be deemed to have accepted any property other than cash in satisfaction of any Secured Obligation unless Beneficiary shall make an express written election of said remedy under the UCC or other applicable law.

          d. Elect to sell by power of sale the Property which is Land and Improvements or which Beneficiary has elected to treat as Land and Improvements and, upon such election, such notice of default and election to sell shall be given as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, at the time and place specified in the notice of sale, Trustee shall sell such property, or any portion thereof specified by Beneficiary, at public auction to the highest bidder for cash in lawful money of the United States. Trustee may, and upon request of Beneficiary shall, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Property consists of several lots, parcels or interests, Beneficiary may designate the order in which the same shall be offered for sale or sold. Trustor waives all rights to direct the order in which any of the Property will be sold in the event of any sale under this Deed of Trust, and also any right to have any of the Property marshaled upon any sale. In the case of a sale under this Deed of Trust, the said property, real, personal and mixed, may be sold in one parcel or more than one parcel. Should Beneficiary desire that more than one such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interest. Any person, including Trustor, Trustee or Beneficiary, may purchase at the sale. Upon any sale, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession. Beneficiary, from time to time before the Trustee's sale pursuant to this section, may rescind any notice of breach or default and of election to cause to be sold the Property by executing and delivering to Trustee a written notice of such rescission, which notice shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations of default and demand for sale and notices of breach or default, nor otherwise affect any provision, covenant or condition of the Notes and/or of this Deed of Trust or any of the rights, obligations or remedies of the parties thereunder or hereunder.

          e. Exercise each of its other rights and remedies under this Deed of Trust and each of the other Loan Documents.

          f. Except as otherwise required by law, apply the proceeds of any foreclosure of disposition hereunder to payment of the following: (i) the expenses of such foreclosure or disposition, (ii) the cost of any search or other evidence of title procured in connection therewith and revenue stamps on any deed or conveyance, (iii) all sums expended under the terms hereof not then repaid, with accrued interest in the amount provided herein, (iv) all other sums secured hereby and (v) the remainder, if any, to the person or persons legally entitled thereto.

          g. Upon any sale or sales made under or by virtue of this section, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Property or any part thereof. In lieu of paying cash for the Property, Beneficiary may make settlement for the purchase price by crediting against the Secured Obligations the sales price of the Property, as adjusted for the expenses of sale and the costs of the action and any other sums for which Trustor is obligated to reimburse Trustee or Beneficiary under this Deed of Trust.

          h. In the event that Trustor has an equity of redemption and the Property is sold pursuant to the power of sale or otherwise under or by virtue of this section, the purchaser may, during any redemption period allowed, make such repairs or alterations on said property as may be reasonably necessary for the proper operation, care, preservation, protection and insuring thereof. Any sum so paid together with interest thereon from the time of such expenditures at the Default Rate shall be added to and become a part of the amount required to be paid for redemption from such sale.

     26.  Environmental Matters.
          ---------------------

          a. As used herein: the term "Hazardous Substance" shall mean any substance, material, or waste that is (i) included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "toxic substances," "toxic materials," "toxic waste," or words of similar import in any Environmental Law, (ii) listed as hazardous substances by the United States Department of Transportation or by the Environmental Protection Agency, or (iii) petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical; and the term "Environmental Law" shall mean any federal, state or local law, rule, regulation, decision, policy or guideline, pertaining to Hazardous Substances, or protection of the environment, and all present and future amendments thereto.

          b. Except as disclosed in writing by Trustor to Beneficiary, Trustor represents and warrants to Beneficiary that (i) neither the Property nor Trustor is in violation of any Environmental Law applicable to the Property, or is subject to any existing, pending or threatened governmental investigation pertaining to the Property, or are subject to any remedial obligation or lien under or in connection with any Environmental Law, (ii) Trustor has no actual knowledge or notice of the presence or release of Hazardous Substances in, on or around any part of the Property or the soil, groundwater or soil vapor on or under the Property, or the migration of any Hazardous Substance, from or to any other property in the vicinity of the Property; and (iii) Trustor's intended future use of Property will not result in the release of any Hazardous Substance in, on or around any part of the Property or in the soil, groundwater or soil vapor on or under the Property, or the migration of any Hazardous Substance from or to any other property in the vicinity of the Property.

          c. Trustor shall neither use nor authorize any third party to use, generate, manufacture, produce, store, or release, on, under or about the Property, or transfer to or from the Property, any Hazardous Substance, except in compliance with all Environmental Laws, and shall otherwise comply, at Trustor's sole expense and responsibility, with all Environmental Laws, provided that if any such occurrence shall nevertheless happen, Trustor shall promptly remedy such condition, at its sole expense and responsibility. Trustor shall not permit any environmental liens to be placed on any portion of the Property. Trustor shall promptly notify Beneficiary in writing if (i) any of the representations and warranties herein are no longer accurate, (ii) there may be any Hazardous Substance in, on or around the Property or the soil, groundwater or soil vapor on or under the Property, or
(iii) any violation of any Environmental Law on or affecting or otherwise in respect of the Property has occurred. Beneficiary and its agents shall have the right, and are hereby authorized, at any reasonable time to enter upon the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests and/or site assessments on the Property, or taking such other actions as Beneficiary deems necessary or advisable to cleanup, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Substances on or affecting the Property following receipt of any notice from any person or entity asserting the existence or possible existence of any Hazardous Substances pertaining to the Property, that, if true, could jeopardize Beneficiary's security for the Secured Obligations. All reasonable costs and expenses paid or incurred by Beneficiary in the exercise of any such rights shall be secured hereby and shall be payable by Trustor upon demand.



          d. Trustor shall indemnify and hold Beneficiary harmless from, for and against any and all actions, causes of action, claims, liabilities, damages (including foreseeable and unforeseeable consequential damages), losses, fines, penalties, judgments, awards, settlements, and costs and expenses (including, without limitation, reasonable attorneys' fees, experts', engineers' and consultants' fees, and costs and expenses of investigation, testing, remediation and dispute resolution) (collectively referred to as "Environmental Costs") that directly or indirectly arise out of or relate in any way to: (i) any investigation, cleanup, removal, remediation, or restoration work of site conditions of the Property relating to Hazardous Substances; (ii) any resulting damages, harm, or injuries to the person or property of any third parties or to any natural resources involving Hazardous Substances relating to the Property;
(iii) any actual or alleged past or present disposal, generation, manufacture, presence, processing, production, release, storage, transportation, treatment, or use of any Hazardous Substance on, under, or about the Property; (iv) any actual or alleged past or present violation of any Environmental Law relating to the Property; (v) any lien on any part of the Property under any Environmental Law; or (vi) the breach of any representation or warranty by or covenant of Trustor herein. Notwithstanding anything contained herein to the contrary, the foregoing indemnity shall not apply to (i) matters resulting from the gross negligence or willful misconduct of Beneficiary, or matters resulting solely from the actions of Beneficiary taken after Beneficiary has taken title to, or exclusive possession of the Property, provided that, in both cases, such matters shall not arise from or be accumulated with any condition of the Property, which condition was not caused by Beneficiary, or (ii) matters resulting solely from the actions (or failure to act) of third parties over whom Trustor has and exercises no control which may result in a release of Hazardous Substances onto the Property. The foregoing indemnity is expressly intended to include, and does include, any Environmental Costs arising as a result of any strict liability imposed or threatened to be imposed on Beneficiary in connection with any of the indemnified matters described in this section or arising as a result of the negligence of Beneficiary in connection with such matters. This indemnity shall continue in full force and effect and shall survive the payment and performance of the Secured Obligations, the reconveyance of the Property, any foreclosure (or action in lieu thereof) of this Deed of Trust, the exercise by Trustee or Beneficiary of any other remedy under this Deed of Trust or any other document or instrument evidencing or securing the Secured Obligations, and any suit, proceeding or judgment against Trustor by Trustee or Beneficiary hereon.

     27.  Subrogation. Beneficiary shall be subrogated, notwithstanding the
          -----------
release of record, to any mechanic's or vendor's lien, superior titles, mortgages, deeds of trust, encumbrances, rights, equities and charges of all kinds heretofore or hereafter existing on the Property to the extent that the same are paid or discharged from the proceeds of the loan evidenced by the Notes.

     28.  Releases, Extensions, Modifications and Additional Security. Without
          -----------------------------------------------------------
notice to or the consent, approval or agreement of Trustor, any subsequent owner of any part of the Property, any maker, surety, guarantor, or endorser of this Deed of Trust or any other Secured Obligation, or any holder of a lien or other claim on all or any part of the Property, whether senior or subordinate hereto, Beneficiary may, from time to time, do one or more of the following: release any person's liability for the payment of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation or accept additional security or release all or a portion of the Property and other security for any Secured Obligation. No such release of liability, taking of additional security, release of security, change in terms or conditions of any Secured Obligation, or other action shall release or reduce the personal liability of Trustor (if any), subsequent purchasers of all or any part of the Property, or makers, sureties, guarantors or endorsers of this Deed of Trust or any other Secured Obligation, under any covenant of this Deed of Trust or any other Secured Obligation, or release or impair the priority of the lien of this Deed of Trust upon any of the Property.

     29.  No Waiver. Any failure by Beneficiary to insist upon the strict
          ---------
performance by Trustor of any of the terms and provisions of any of the Loan Documents shall not be deemed to be a waiver of any of the terms and provisions of any of the Loan Documents; and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Trustor of any and all of the terms and provisions of each of the Loan Documents. The acceptance by Beneficiary of any sum after any Event of Default shall not constitute a waiver of the right to require prompt performance of all of the covenants and conditions contained in any of the Loan Documents. The acceptance by Beneficiary of any sum less than the sum then due shall be deemed an acceptance on account only and shall not constitute a waiver of the obligation of Trustor to pay the entire sum then due and Trustor's failure to pay said entire sum due shall be and continue to be an Event of Default notwithstanding such acceptance of such lesser amount on account and Beneficiary shall be entitled to exercise all rights conferred upon it following an Event of Default notwithstanding such acceptance.

     30.  Stamps. If at any time the United States of America, any state thereof
          ------
or any governmental subdivision of such state shall require revenue stamps to be affixed to the Notes or any of the other Loan Documents, or the payment of any other tax paid on or in connection therewith, Trustor shall pay the same with any interest or penalties imposed in connection therewith if Trustor is permitted by law to pay such amount and, if not so permitted, then the Secured Obligations shall immediately be due and payable. Trustor will not claim nor demand nor be entitled to any credit or credits against the indebtedness secured hereby for so much of the taxes assessed against the Property or any part thereof, and no deduction shall otherwise be made or claimed from the taxable value of the Property or any part thereof by reason of this Deed of Trust or the indebtedness.

     31.  Joint and Several. If Trustor consists of more than one party, such
          -----------------
parties shall be jointly and severally liable under any and all obligations, covenants and agreements of Trustor contained herein.

     32.  Cumulative. The rights of Beneficiary arising under this Deed of Trust
          ----------
and the other Loan Documents shall be separate, distinct and cumulative, and none of them shall be in exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision to the exclusion of any other provision, notwithstanding anything herein or otherwise to the contrary. Any specific enumeration of powers of Beneficiary, or of acts to be done or not to be done by Trustor, shall not be deemed to exclude or limit the general. All covenants hereof shall be construed as affording to Beneficiary rights additional to and not exclusive of the rights conferred under any applicable law.

     33.  Statement of Condition. Beneficiary shall furnish any statement
          ----------------------
required by law regarding the obligations secured hereby or regarding the amounts held in any trust or reserve fund hereunder. For any such statement, Beneficiary may charge a reasonable fee, not to exceed the maximum amount permitted by law at the time of the request therefor.

     34.  Reconveyance. Upon written request of Beneficiary stating that all
          ------------
sums secured hereby have been paid, and upon surrender of this Deed of Trust and the Notes to Trustee for cancellation, and upon payment of its fees, Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in any such reconveyance of any matters or facts shall be conclusive proof of the truth thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

     35.  Substitution. Beneficiary may substitute Trustee hereunder in any
          ------------
manner now or hereafter provided by law or, in lieu thereof, Beneficiary may from time to time, by an instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed and acknowledged by Beneficiary and recorded in the office of the recorder of the county or counties in which the Land and Improvements are situated, shall be conclusive proof of proper substitution of such successor Trustee, who shall thereupon and without conveyance from the predecessor Trustee succeed to all its title, estate, rights, powers and duties.

     36.  Law. This Deed of Trust shall be governed by and construed in
          ---
accordance with the laws of the state in which the Land is located, except that Federal law shall apply to the extent that Beneficiary may have greater rights under Federal laws.

     37.  Severable. If any provision of this Deed of Trust or its application
          ---------
to any person or circumstance is held invalid, the validity of the other provisions hereof shall not be affected and shall remain in full force and effect.

     38.  Captions. The captions or headings at the beginning of each section
          --------
hereof are for the convenience of the parties and are not a part of this Deed of Trust.

     39.  Notice. Any notice required or permitted to be given hereunder shall
          ------
be deemed given when personally delivered or when deposited in the United States certified or registered mail, postage prepaid, or when transmitted by telegraph or telex, charges prepaid, addressed as set forth below. Unless otherwise specified, notice shall be deemed given when received, but if delivery is not accepted, on the earlier of the date delivery is refused or the third day after same is deposited in any official Unites States Postal Delivery. Any party from time to time, by notice to the other parties given as above set forth, may change its address for purposes of receipt of any such communication.

     Trustor:     Matrix Service Company
                  10701 East Ute Street
                  Tulsa, Oklahoma 74116-1517
                  Attn: Michael J. Hall, Vice President of Finance and Chief Financial Officer
                  Fax: (918) 838-8810

     Trustee:     First American Title Insurance Company
                  Attention: Jeffrey J. Emenaker
                  ______________________________
                  ______________________________
                  ______________________________

     Beneficiary: Bank One, Oklahoma, N.A.
                  15 E. Fifth Street
                  Tulsa, Oklahoma 74103
                  Attn: David G. Page, First Vice President
                  Fax: (918) 586-5474

     40.  No Third Party Beneficiaries. This Deed of Trust is made and entered
          ----------------------------
into for the sole protection and benefit of the parties hereto and, in the case of Beneficiary, any affiliates of Beneficiary, and no other person or entity shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with this Deed of Trust or any of the other Loan Documents.

     41.  Amendments. This Deed of Trust contains (or incorporates) the entire
          ----------
agreement of the parties with respect to the matters discussed herein and may be modified or amended only by a written instrument executed by each of the parties hereto.

     42.  Survival. All representations, warranties, covenants and agreements of
          --------
Trustor hereunder shall survive the delivery of this Deed of Trust and shall continue in full force and effect until the full and final payment and performance of all of the Secured Obligations.

     43.  Time. Time is of the essence of each provision of this Deed of Trust.
          ----

     44.  Waivers. To the fullest extent permitted by law, Trustor expressly
          -------
waives and relinquishes any and all rights and remedies which Trustor may have or be able to assert by reason of any laws pertaining to the rights and remedies of sureties or any law pertaining to the marshaling of assets, the administration of estates of decedents and any exemption from execution or sale of the Property or any part thereof.

     45.  Continuation of Payments. Notwithstanding any taking by eminent domain
          ------------------------
or other governmental action causing injury to, or decrease in value of, the Property and creating a right to compensation therefor, Trustor shall continue to make the required payments of principal and interest on the Notes. If, prior to the receipt by Beneficiary of such award or compensation, the Property shall have been sold in any action or proceeding to foreclose this Deed of Trust, Beneficiary shall have the right to receive said award or compensation to the extent of any deficiency found to be due upon such sale, with interest thereon, whether or not a deficiency judgment on this Deed of Trust shall have been sought or recovered, together with reasonable counsel fees and the costs and disbursements incurred by Beneficiary in connection with the collection of such award or compensation.

     46.  Specific Performance. At any time, Beneficiary may commence and
          --------------------
maintain an action in any court of competent jurisdiction for specific performance of any of the covenants and agreements contained herein, and may obtain the aid and direction of the court in the performance of any of the covenants and agreements contained herein, and may obtain orders or decrees directing the execution of the same and, in case of any sale hereunder, directing, confirming or approving its or Trustee's acts and granting it such relief as may be warranted in the circumstances.

     47.  Usury Savings. All agreements between Trustor and Beneficiary are
          -------------
expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the holder of the Notes for the use, forbearance or detention of the money advanced thereunder or hereunder exceed the highest lawful rate permissible. If, from any circumstances whatsoever, fulfillment of any provisions of this Deed of Trust or the Notes or any other Loan Document at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable thereto or hereto, then the obligations to be fulfilled shall be reduced to the limit of such validity and, if from any circumstances Beneficiary shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between Trustor and Beneficiary.

     48.  Counterparts. This Deed of Trust may be executed and acknowledged in
          ------------
two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

     49.  Effective Date. The date of this Deed of Trust is for reference
          --------------
purposes only. The effective date of delivery and transfer to Lender of the security under the Loan Documents and of Trustor's obligations under the Loan Documents is the date this Deed of Trust is recorded in the office of the County Recorder where the Land is located.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Deed of Trust has been duly executed and acknowledged by Trustor as of the day and year first above written.

     TRUSTOR PLEASE NOTE: UPON THE OCCURRENCE OF A EVENT OF DEFAULT, CALIFORNIA PROCEDURE PERMITS THE TRUSTEE TO SELL THE PROPERTY AT A SALE HELD WITHOUT SUPERVISION BY ANY COURT AFTER EXPIRATION OF A PERIOD PRESCRIBED BY LAW. UNLESS YOU PROVIDE AN ADDRESS FOR THE GIVING OF NOTICE, YOU MAY NOT BE ENTITLED TO NOTICE OF THE COMMENCEMENT OF SALE PROCEEDINGS. BY EXECUTION OF THIS DEED OF TRUST, YOU CONSENT TO SUCH PROCEDURE. BENEFICIARY URGES YOU TO GIVE PROMPT NOTICE OF ANY CHANGE IN YOUR ADDRESS SO THAT YOU MAY RECEIVE PROMPTLY ANY NOTICE GIVEN PURSUANT TO THIS DEED OF TRUST.

                                   MATRIX SERVICE COMPANY,
                                   a Delaware corporation


                                   By: ______________________________
                                   Name:  Michael J. Hall
                                   Title: Vice President

                                          "Trustor"

                                   EXHIBIT A
                                   ---------

                              (Legal Description)


Parcel 1 as shown on a map filed in Book 5, Page 23 of Parcel Maps in the Office of the County Recorder of Orange County, California


Street Address: 500 West Collins Avenue, Orange, California 92867

                            MORTGAGE TAX AFFIDAVIT
                            ----------------------


To:   County Treasurer of Rogers County, Oklahoma:

      The undersigned, Michael J. Hall, being first duly sworn, does hereby state under oath as follows:

      1. He is the duly elected and acting Vice President of Matrix Service Company, a Delaware corporation (hereinafter called the "Mortgagor").

      2. Simultaneously herewith, there is being presented to the County Clerk of Rogers County, Oklahoma, for filing and recording a Mortgage, Security Agreement, Financing Statement and Fixture Filing dated September 26, 2001 (hereinafter called the "Mortgage"), executed by the Mortgagor in favor of Bank One, Oklahoma, N.A. (hereinafter called the "Mortgagee"), covering the real property located in Rogers County, Oklahoma, described on Exhibit "A" attached thereto (the "Mortgaged Premises").

      3. This Affidavit is presented to the County Treasurer of Rogers County, Oklahoma, for the purpose of computing the Oklahoma mortgage tax payable in connection with the filing and recording of the Mortgage.

      4. The Mortgage was given to secure the Secured Indebtedness (as such term is defined in the Mortgage) of the Mortgagor to the Mortgagee.

      5. The maximum amount of indebtedness secured by the Mortgage is not expressed in the Mortgage.

      6. Title 68, Oklahoma Statutes, Section 1906, provides that where the maximum amount secured or which by any contingency may be secured by a mortgage is not expressed in the mortgage or in a sworn statement so authorized by said
Section 1906, the county treasurer at the time such mortgage is offered for taxation may require the mortgagor or the mortgagee to furnish him with proof as to such facts as he deems necessary for the propose of computing the value of the property covered by the mortgage.

      7. The undersigned is familiar with the value of the Mortgaged Premises. The value of the land comprising the Mortgaged Premises, together with all improvements situated or to be constructed thereon, is $6,985,000.

      8. The Mortgage being for a period of more than four (4) years, but less than five (5) years, the Oklahoma mortgage tax, calculated at the rate of $0.08 per $100.00 of value attributable to the Mortgaged Premises, is $5,588.00.

     IN WITNESS WHEREOF, the undersigned has executed this Affidavit this 26th day of September, 2001.



                                          ______________________________
                                          Name: Michael J. Hall
                                          Title:  Vice President



STATE OF OKLAHOMA  )
                   )  ss:
COUNTY OF TULSA    )


     Subscribed and sworn to before me on this 26/th/ day of September, 2001.


                              __________________________________________
                                        Notary Public



                              Print or Type Name:_______________________


My commission expires:

_______________________

(SEAL)

                                PROMISSORY NOTE
                                  (Term Note)


$5,900,000.01                                                    Tulsa, Oklahoma
                                                              September 26, 2001

     FOR VALUE RECEIVED, the undersigned ("Makers") jointly and severally promise to pay to the order of BANK ONE, OKLAHOMA, N.A. ("Bank"), on or before the Term Loan Maturity Date, the principal sum of Five Million Nine Hundred Thousand and 01/00 Dollars ($5,900,000.01), or so much thereof as shall be advanced and remain outstanding hereunder.

     Makers also promise to pay principal and interest on the unpaid balance hereof from time to time outstanding from the date hereof until maturity (whether at the stated maturity date, by acceleration or otherwise) and after maturity until paid in full at the times and at the rates per annum specified in the Credit Agreement (as hereinafter defined).

     All payments of principal and interest hereunder shall be made on the dates and in the amounts specified in the Credit Agreement to Bank at its principal office in Tulsa, Oklahoma, on or before 2:00 p.m. (Tulsa time), on the date due, in immediately available funds. Whenever a payment is due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day and interest (if any) shall accrue during such extension.

     This Note is executed and delivered by Makers pursuant to, and is entitled to the benefits of, that certain Third Amended and Restated Credit Agreement, dated effective as of the date hereof (the same, as it may be further amended, supplemented or otherwise modified from time to time, is referred to herein as the "Credit Agreement"), between Makers and Bank. Reference is hereby made to the Credit Agreement for a complete statement of the repayment terms of this Note, including the prepayment rights and obligations of Makers and the right of the holder of this Note to accelerate the maturity hereof on the occurrence of certain Events of Default (as defined therein), and for all other pertinent purposes. Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Credit Agreement. This Note is the "Term Note" referred to in the Credit Agreement.

     Payment of this Note is secured by various Security Agreements and other Collateral Documents referred to in the Credit Agreement. Reference is made to the Credit Agreement for a complete statement of the collateral securing payment of this Note.

     Upon the occurrence and during the continuation of any Event of Default, the holder of this Note may apply payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing any said indebtedness as said holder may determine.

     It is the intent of Bank and Makers to conform strictly to all applicable usury laws, and any interest on the principal balance hereof in excess of that allowed by said usury laws shall be subject to reduction to the maximum amount of interest allowed under said laws. If any interest in excess of the maximum amount of interest allowable by said usury laws is inadvertently paid to the holder hereof, at any time, any such excess interest shall be refunded by the holder to the party or parties entitled to the same after receiving notice of payment of such excess interest.

     The records of the holder of this Note shall be prima facie evidence of the amount owing on this Note.

     If, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder, Makers will pay to the holder hereof its reasonable attorneys' fees, together with all court costs and other expenses paid by such holder.

     Makers, endorsers, sureties, guarantors and all other parties who may become liable for all or any part of this Note severally waive demand, presentment, notice of dishonor, protest, notice of protest, and notice of non-payment, and consent to: (a) any and all extensions of time for any term or terms regarding any payment due under this Note, including partial payments or renewals before or after maturity; (b) changes in interest rates; (c) any substitutions or release of collateral; and (d) the addition, substitution or release of any party liable for payment of this Note.

     No waiver of any payment or other right under this Note or any related agreement shall operate as a waiver of any other payment or right. All of the holder's rights hereunder are cumulative and not alternative. This Note shall inure to the benefit of the successors and assigns of Bank or other holder and shall be binding upon the successors and assigns of Makers.

     This Note has been delivered to and accepted by the Bank in the State of Oklahoma, is to be performed in the State of Oklahoma, shall be deemed a contract made under the laws of the State of Oklahoma, and shall be governed by, and construed and enforced in accordance with, the laws of the State of Oklahoma. All actions or proceedings with respect to this Note may be instituted in any state or federal court sitting in Tulsa County, Oklahoma, as Bank may elect, and by execution and delivery of this Note, Makers irrevocably and unconditionally (i) submit to the non-exclusive jurisdiction (both subject matter and person) of each such court, and (ii) waive (a) any objection that Makers might now or hereafter have to the laying of venue in any of such courts, and (b) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, the undersigned have executed this instrument effective as of the date first above written.

                            MATRIX SERVICE COMPANY,
                            a Delaware corporation
                            MATRIX SERVICE, INC.,
                            an Oklahoma corporation
                            MIDWEST INDUSTRIAL CONTRACTORS, INC.,
                            a Delaware corporation
                            MATRIX SERVICE MID-CONTINENT, INC.,
                            an Oklahoma corporation
                            SAN LUIS TANK PIPING CONSTRUCTION CO., INC., a Delaware corporation
                            MATRIX COATINGS, INC. (f/k/a/ West Coast
                            Industrial Coatings, Inc.), a California corporation MATRIX SERVICE, INC. (CANADA), an Ontario corporation


                            By:_________________________________________________
                            Name: Michael J. Hall
                            Title: Vice President of each of the foregoing

                                PROMISSORY NOTE
                               (Revolving Note)

                            Due:  October 31, 2004

$20,000,000.00                                                   Tulsa, Oklahoma
                                                              September 26, 2001

     FOR VALUE RECEIVED, the undersigned ("Makers") jointly and severally promise to pay to the order of BANK ONE, OKLAHOMA, N.A. ("Bank"), on or before October 31, 2004, the principal sum of Twenty Million and No/100 Dollars ($20,000,000.00), or so much thereof as shall be advanced and remain outstanding hereunder.

     Makers also promise to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether at the stated maturity date, by acceleration or otherwise) and after maturity until paid in full at the rates per annum specified in the Credit Agreement (as hereinafter defined).

     All payments of principal and interest hereunder shall be made on the dates and in the amounts specified in the Credit Agreement to Bank at its principal office in Tulsa, Oklahoma, on or before 2:00 p.m. (Tulsa time), on the date due, in immediately available funds. Whenever a payment is due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day and interest (if any) shall accrue during such extension.

     This Note is executed and delivered by Makers pursuant to, and is entitled to the benefits of, that certain Third Amended and Restated Credit Agreement, dated effective as of the date hereof (the same, as it may be further amended, supplemented or otherwise modified from time to time, is referred to herein as the "Credit Agreement"), between Makers and Bank. Reference is hereby made to the Credit Agreement for a complete statement of the repayment terms of this Note, including the prepayment rights and obligations of Makers and the right of the holder of this Note to accelerate the maturity hereof on the occurrence of certain Events of Default (as defined therein), and for all other pertinent purposes. Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Credit Agreement. This Note is the "Revolving Note" referred to in the Credit Agreement.

     Payment of this Note is secured by various Security Agreements and other Collateral Documents referred to in the Credit Agreement. Reference is made to the Credit Agreement for a complete statement of the collateral securing payment of this Note.

     This Note is made, executed and delivered by Makers and accepted by Bank in renewal and extension of and substitution for, but not in payment or satisfaction of (or as a novation of), that certain Promissory Note (Revolving
Note) of Makers dated as of October 31, 2000, payable to the order of Bank in the principal amount of $20,000,000.00 (the "Prior Revolving Note"). All Security Agreements and other Collateral Documents securing payment of the Prior Revolving Note shall continue in full force and effect as security for payment of the indebtedness evidenced hereby.

     Upon the occurrence and during the continuation of any Event of Default, the holder of this Note may apply payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing any said indebtedness as said holder may determine.

     It is the intent of Bank and Makers to conform strictly to all applicable usury laws, and any interest on the principal balance hereof in excess of that allowed by said usury laws shall be subject to reduction to the maximum amount of interest allowed under said laws. If any interest in excess of the maximum amount of interest allowable by said usury laws is inadvertently paid to the holder hereof, at any time, any such excess interest shall be refunded by the holder to the party or parties entitled to the same after receiving notice of payment of such excess interest.

     The records of the holder of this Note shall be prima facie evidence of the amount owing on this Note.

     If, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder, Makers will pay to the holder hereof its reasonable attorneys' fees, together with all court costs and other expenses paid by such holder.

     Makers, endorsers, sureties, guarantors and all other parties who may become liable for all or any part of this Note severally waive demand, presentment, notice of dishonor, protest, notice of protest, and notice of non-payment, and consent to: (a) any and all extensions of time for any term or terms regarding any payment due under this Note, including partial payments or renewals before or after maturity; (b) changes in interest rates; (c) any substitutions or release of collateral; and (d) the addition, substitution or release of any party liable for payment of this Note.

     No waiver of any payment or other right under this Note or any related agreement shall operate as a waiver of any other payment or right. All of the holder's rights hereunder are cumulative and not alternative. This Note shall inure to the benefit of the successors and assigns of Bank or other holder and shall be binding upon the successors and assigns of Makers.

     This Note has been delivered to and accepted by the Bank in the State of Oklahoma, is to be performed in the State of Oklahoma, shall be deemed a contract made under the laws of the State of Oklahoma, and shall be governed by, and construed and enforced in accordance with, the laws of the State of Oklahoma. All actions or proceedings with respect to this Note may be instituted in any state or federal court sitting in Tulsa County, Oklahoma, as Bank may elect, and by execution and delivery of this Note, Makers irrevocably and unconditionally (i) submit to the non-exclusive jurisdiction (both subject matter and person) of each such court, and (ii) waive (a) any objection that Makers might now or hereafter have to the laying of venue in any of such courts, and (b) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, the undersigned have executed this instrument effective as of the date first above written.


                            MATRIX SERVICE COMPANY,
                            a Delaware corporation
                            MATRIX SERVICE, INC.,
                            an Oklahoma corporation
                            MIDWEST INDUSTRIAL CONTRACTORS, INC.,
                            a Delaware corporation
                            MATRIX SERVICE MID-CONTINENT, INC.,
                            an Oklahoma corporation
                            SAN LUIS TANK PIPING CONSTRUCTION CO., INC., a Delaware corporation
                            MATRIX COATINGS, INC. (f/k/a/ West Coast
                            Industrial Coatings, Inc.), a California corporation MATRIX SERVICE, INC. (CANADA), an Ontario corporation


                            By:_________________________________________________
                            Name:  Michael J. Hall
                            Title: Vice President of each of the foregoing

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE
--------------------------------------------------------------------------------
MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A
--------------------------------------------------------------------------------
FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.
--------------------------------------------------------------------




                         MORTGAGE, SECURITY AGREEMENT,
                    FINANCING STATEMENT AND FIXTURE FILING

     THIS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (this "Mortgage") is made this 26th day of September, 2001, by MATRIX SERVICE COMPANY, a corporation organized and existing under the laws of the State of Delaware, duly authorized to do business in the State of Oklahoma, having its principal office at 10701 E. Ute Street, Tulsa, Oklahoma, and local offices and place of business at 5605 N. Verdigris Road, Catoosa, Oklahoma (hereinafter called the "Mortgagor"), in favor of BANK ONE, OKLAHOMA, N.A., a national banking association, having its principal office at 15 E. Fifth Street, Tulsa, Oklahoma (hereinafter called the "Mortgagee").

                             W I T N E S S E T H:
                             - - - - - - - - - --

     WHEREAS, the Mortgagor and various subsidiaries of the Mortgagor, as borrowers (hereinafter collectively called the "Borrowers"), and the Mortgagee, as lender, have entered into that certain Third Amended and Restated Credit Agreement of even date herewith (the same, as amended or modified from time to time, is hereinafter called the "Credit Agreement"), pursuant to which the Mortgagee has agreed to establish and continue certain credit facilities in favor of the Borrowers;

     WHEREAS, the Credit Agreement provides that the Mortgagor shall enter into and grant this Mortgage.

     NOW, THEREFORE, to secure to the Mortgagee, and its successors and assigns, the prompt payment and performance of the Secured Indebtedness (as hereinafter defined), the Mortgagor does hereby grant, bargain, sell, convey and mortgage unto the Mortgagee, together with power of sale, and does hereby grant to the Mortgagee a security interest in, all of the

Mortgagor's right, title and interest in and to the following properties (hereinafter collectively called the "Mortgaged Premises"):

          (i) the leasehold estate created by the lease described on Exhibit "A" attached hereto (hereinafter, together with any and all modifications, extension and renewals thereof, called the "Ground Lease") in and to the real property located in Rogers County, State of Oklahoma, described on said Exhibit "A" (hereinafter called the "Land");

          (ii) all buildings, structures and other improvements now or hereafter located on or about the Land (hereinafter collectively called the "Improvements");

          (iii) all bridge cranes and other fixtures (or goods which are to become fixtures), whether now owned or hereafter acquired by the Mortgagor, which are now or at any time hereafter located upon or affixed to the Land and the Improvements;

          (iv) all rents, royalties, issues, profits, revenues, income and other benefits now or hereafter accruing with respect to the foregoing properties; and

          (v) all proceeds of any sale, transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any part of the foregoing properties, including all insurance proceeds resulting from damage thereto or destruction thereof and all awards resulting from any taking with respect thereto.

     TO HAVE AND TO HOLD the Mortgaged Premises with all the rights and appurtenances thereunto belonging, or in any way appertaining, unto the Mortgagee, and its successors and assigns, forever.

     The Mortgagor covenants that it is well seized of a valid leasehold estate under the Ground Lease in and to the Land and of fee simple title to the Improvements; that the Mortgagor has good right to mortgage the Mortgaged Premises; that the Mortgagor shall maintain a valid leasehold interest to the remainder of the Mortgaged Premises, free and clear of all liens, charges, claims, security interests, and encumbrances except for (i) the matters, if any, set forth under the heading "Permitted Encumbrances" in Schedule 1 hereto, which are Permitted Encumbrances only to the extent the same are valid and subsisting and affect the Mortgaged Premises, (ii) Permitted Liens (as such term is defined in the Credit Agreement), (iii) the liens and security interests evidenced by this Mortgage, (iv) statutory liens for ad valorem taxes and standby fees on the Mortgaged Premises which are not yet delinquent, and (v) other liens and security interests (if any) in favor of the Mortgagee (the matters described in the foregoing clauses (i), (ii), (iii), (iv) and (v) being herein called the "Permitted Encumbrances"). The Mortgagor and the Mortgagor's successors and
 ----------------------
assigns, will warrant and forever defend title to the Mortgaged Premises, subject as aforesaid, to the Mortgagee and its successors or substitutes and assigns, against the claims and demands of all persons claiming or to claim the same or any part thereof.

     This Mortgage is executed and delivered subject to the covenants, agreements, terms and conditions hereinafter set forth.

1.   SECURED INDEBTEDNESS.
     --------------------

     (a) This Mortgage is executed and delivered by the Mortgagor to secure unto the Mortgagee the prompt and punctual payment of the following liabilities, obligations and indebtedness (hereinafter collectively called the "Secured Indebtedness"):

          (i) all liabilities, obligations and indebtedness (including principal, interest, fees and other charges) due and owing or to become due and owing by the Borrowers, whether jointly, severally or jointly and severally, to the Mortgagee arising under or in connection with the Credit Agreement by and among the Mortgagor and others as borrowers and the Mortgagee as lender, or any of the Loan Documents (as such term is defined in the Credit Agreement and used hereinafter with the same meaning) from time to time delivered thereunder, including, without limitation, all principal, interest liabilities, obligations and indebtedness from time to time arising under or evidenced by (A) the "Revolving Note" referred to in the Credit Agreement (the same, as amended, modified, increased or extended from time to time, together with any promissory notes accepted in renewal, substitution or replacement thereof or therefor, is hereinafter called the "Revolving Note"), (B) the "Term Note" referred to in the Credit Agreement (the same, as amended, modified, increased or extended from time to time, together with any promissory notes accepted in renewal, substitution or replacement thereof or therefor, is hereinafter called the "Term Note"), and (C) any "Acquisition Note" from time to time delivered pursuant to the Credit Agreement (the same, as amended, modified, increased or extended from time to time, together with any promissory notes accepted in renewal, substitution or replacement thereof or therefor, are hereinafter collectively called the "Acquisition Notes"; the Revolving Note, the Term Note and any Acquisition Notes are hereinafter collectively called the "Notes");

          (ii) all other currently existing liabilities, obligations and indebtedness of the Borrowers to the Mortgagee or any affiliate of the Mortgagee, including, without limitation, (A) all "Reimbursement Obligations" (as such term is defined in the Credit Agreement), and (B) any and all obligations, contingent or otherwise, of the Borrowers to the Mortgagee arising under or in connection with any "Rate Management Transactions" (as such term is defined in the Credit Agreement);

          (iii) any sums which may hereafter be advanced by the Mortgagee under the terms hereof; and

          (iv)  any and all extensions and renewals of any of the foregoing.

     (b) This Mortgage is also executed and delivered by the Mortgagor to secure the Mortgagor's prompt and punctual performance and observance of and compliance with all covenants, conditions and agreements contained herein.

     (c) If the Mortgagor shall pay all of the Secured Indebtedness arising under or evidenced by the Term Note in accordance with its terms and shall punctually perform and comply with and observe all the covenants, conditions and agreements contained herein, and if no Event of Default shall have occurred under the terms of the Credit Agreement, then, and in that event only, this Mortgage shall be and become null and void, and discharged of record at the cost of the Mortgagor.

2.   PERFORMANCE OF GROUND LEASE. The Mortgagor covenants and agrees as follows:
     ---------------------------

     (a) The Mortgagor shall promptly perform and observe or cause to be performed and observed all of the terms, covenants and conditions required to be performed and observed by the Mortgagor under the Ground Lease and shall do or cause to be done all things necessary to preserve and keep unimpaired the Mortgagor's rights under the Ground Lease. The Mortgagor shall promptly (in any event within ten (10) days after the occurrence thereof) notify the Mortgagee of the receipt of any notice from the City of Tulsa-Rogers County Port Authority, as lessor under the Ground Lease (the "Lessor"), claiming that the Mortgagor is in default in the performance or observance of any of the terms, covenants or conditions of the Ground Lease; shall correct or cause to be corrected any such default within the time provided in the Ground Lease for correction thereof by the Mortgagor; shall cause a copy of each such notice from such Lessor to be promptly delivered to the Mortgagee; and, shall correct or cause to be corrected any such default within one-half (1/2) of the time provided in the Ground Lease for correction thereof by the Mortgagor.

     (b) In the event the Mortgagor, subsequent to the recording of the Ground Lease or a Memorandum thereof, acquires the fee simple title or any other estate or interest in the real property subject to the Ground Lease, such acquisition shall not merge the leasehold estate created by the Ground Lease, but such other estate or interest shall immediately become subject to the lien of this Mortgage, and the Mortgagor agrees to execute, acknowledge and deliver any instruments which the Mortgagee may reasonably require for accomplishing the purposes hereof immediately upon the request of the Mortgagee therefor.

     (c) Upon receipt by the Mortgagee from the Lessor of any written notice of default by the Mortgagor under the terms of the Ground Lease, the Mortgagee may rely thereon and, at the Mortgagee's option, take any such action as the Mortgagee deems necessary or desirable to cure such default, even though the existence of such default or the nature thereof be questioned or denied by the Mortgagor or by any party on behalf of the Mortgagor. The Mortgagor hereby expressly grants to the Mortgagee the absolute and immediate right to enter in and upon the Mortgaged Premises or any part thereof to such extent and as often as the Mortgagee, in its sole discretion, deems necessary or desirable in order to prevent or cure any such default by the Mortgagor. The Mortgagee may pay and expend such sums of money as the Mortgagee in its sole discretion deems necessary for the purpose of curing defaults of the Mortgagor under the Ground Lease and hereby agrees to pay to the Mortgagee, immediately and without demand, all such sums so paid and expended by the Mortgagee, together with interest thereon from the date of each such payment at the rate of ten (10%) per annum. All sums so paid and expended by the Mortgagee, and the interest thereon, shall become a part of the Secured Indebtedness secured by the lien of this Mortgage.

     (d) The Mortgagor will not: (i) surrender the leasehold estate created by the Ground Lease; (ii) terminate or cancel the Ground Lease; or (iii) without the express written consent of the Mortgagee, modify, change, supplement, alter, or amend the Ground Lease, either orally or in writing, in any manner which would have a material and adverse effect on the Mortgagor's use or operation of the Mortgaged Premises or which would be material and adverse to the interests of the Mortgagee or to the value of the Mortgaged Premises as security. As further security for the repayment of the Secured Indebtedness and for the performance of the covenants contained herein and in the Ground Lease, the Mortgagor hereby assigns to the Mortgagee all of the Mortgagor's rights and privileges as lessee under the Ground Lease to terminate, cancel, modify, change, supplement, alter, amend or extend the Ground Lease, and any such alteration, amendment or extension of the Ground Lease without the prior written consent thereto by the Mortgagee shall be void and of no force and effect.

     (e) It is intended and agreed hereby that the leasehold estate of the Mortgagor under the Ground Lease and the interest and estate of the fee owner and lessor under the Ground Lease shall at all times remain separate and apart and retain their separate identities, and without the written consent of the Mortgagee, no merger of the leasehold estate of the Mortgagor with the estate in fee of the owner and lessor shall result in respect to the Mortgagee or in respect of any purchaser acquiring the Mortgaged Premises at any sale on foreclosure of the leasehold estate encumbered by this Mortgage.

3.   MORTGAGOR'S SUCCESSORS. If the ownership of the Mortgaged Premises or any
     ----------------------
part thereof becomes vested in a person other than the Mortgagor, the Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and to the indebtedness secured hereby in the same manner as with the Mortgagor, without in any way vitiating or discharging the Mortgagor's liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby. No transfer of the Mortgaged Premises shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of the Mortgagor hereunder for the payment of the indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder for the payment of the indebtedness secured hereby. The Mortgagor agrees that it shall be bound by any modification of this Mortgage or any of the other Loan Documents made by the Mortgagee and any subsequent owner of the Mortgaged Premises, with or without notice to the Mortgagor, and no such modifications shall impair the obligations of the Mortgagor under this Mortgage or any other Loan Document.

4.   CONDEMNATION. The Mortgagor covenants and agrees that if at any time all or
     ------------
any portion of the Mortgaged Premises shall be taken or damaged under the power of eminent domain, then the award received by condemnation proceedings for any property so taken or any payment received in lieu of such condemnation proceedings will be paid directly to the Mortgagee, and all or any portion of such award or payment shall, at the option of the Mortgagee, be applied to the Secured Indebtedness in such order and manner as the Mortgagee shall determine or paid over wholly or in part to the Mortgagor, subject to such reasonable conditions as the Mortgagee may determine, for the purpose of altering, restoring or rebuilding any part of the Mortgaged Premises which has been altered, damaged or destroyed as a result of such taking or damage; provided, that the Mortgagee shall not be obligated to see to the application of any amount paid over to the Mortgagor.

5.   INDULGENCES, EXTENSIONS, RELEASES AND WAIVERS.
     ---------------------------------------------

     (a) The Mortgagee may at any time, without notice to any other person, grant any indulgence, forbearance or any extension of time for the payment of any of the Secured Indebtedness or allow any change or substitution of or for any of the Mortgaged Premises or any other collateral which may be held as security for payment of the Secured Indebtedness, without in any manner affecting, disturbing or impairing in any manner whatsoever the validity or priority of the lien of this Mortgage upon the remainder of the Mortgaged Premises or the validity or priority of any lien on or security interest in any other collateral which is not changed or substituted.

     (b) Any failure by the Mortgagee to insist upon the strict performance by the Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed or observed by the Mortgagor.

6.   EVENTS OF DEFAULT; MORTGAGEE'S RIGHTS.  The following shall constitute
     -------------------------------------
"Events of Default" under this Mortgage:

     (a) The occurrence of any "Default" or "Event of Default" under the Credit Agreement; or

     (b) If the Mortgagor shall fail to pay any other amount due and payable to the Mortgagee; or

     (c) If the Mortgagor shall default in the due observance or performance of any of the covenants, conditions or agreements contained herein and such default shall continue beyond the applicable grace period (if any) provided for herein or in such other Loan Document; or

     (d) If there shall be a seizure by a receiver, trustee or other officer appointed by any court, or any sheriff, constable, marshal, or other similar governmental officer, under color of legal authority, of all or any portion of the Mortgaged Premises; or

     (e) If all or any portion of the Mortgaged Premises or any interest therein is sold, transferred or otherwise assigned; or

     (f) If the Mortgagor's title to the Mortgaged Premises, or any substantial part thereof, shall become the subject of actual or threatened litigation which would or might, in the Mortgagee's good faith and reasonable opinion, on final determination result in substantial impairment or loss of the security provided for herein; or

     (g) If, without the prior written consent of the Mortgagee, the Mortgagor shall make or suffer to be made any lease, sale, or conveyance of the Mortgaged Premises, or any part thereof, for oil, gas or other mining purposes, or shall grant, assign or convey, or attempt to grant, assign or convey, any mineral interest (or right to explore for minerals) of any nature in respect of the Mortgaged Premises, or any part thereof.

7.   REMEDIES UPON DEFAULT.
     ---------------------

     (a)   Upon the occurrence of any Event of Default specified in Subsection
8.7 of the Credit Agreement, the whole amount of the Secured Indebtedness remaining unpaid shall forthwith immediately mature and become immediately due and payable. Upon the occurrence of any other Event of Default, then, and in each and every such case, the whole amount of the Secured Indebtedness remaining unpaid shall, at the option of any holder or holders thereof or of any part thereof, immediately mature and become due and payable.

     (b) Upon any Event of Default, or at any time thereafter while the Secured Indebtedness or any part thereof remains unpaid, the Mortgagee shall have the right to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant, agreement or condition contained herein or in the Notes or the Credit Agreement or in aid of the execution of any power herein granted, or for any foreclosure or the sale of the Mortgaged Premises, or any part thereof, under the judgment or decree of any court of competent jurisdiction (whether or not proceedings have commenced by the exercise of the power of sale herein given), or for the enforcement of any other appropriate legal or equitable remedy.

     (c) With respect to any sale or sales by virtue of judicial proceedings, the Mortgagor agrees as follows:

           (i) It shall not be necessary for the Mortgagee or any public officer acting under execution or order of court to have physically present or constructively in his possession any of the Mortgaged Premises. Upon the sale by virtue of judicial proceedings, the receipt of the Mortgagee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their successors, assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Mortgagee or of such officer therefor, be obliged to see to the application of such purchase price, or be in any manner answerable for any loss, misapplication or non-application thereof.

          (ii) The purchaser at any such sale shall not, nor shall his or its heirs, legal representatives, successors or assigns, by reason of the acquisition of all or any portion of the Mortgaged Premises, be deemed to have assumed any liability or obligation of the Mortgagor in respect of the Mortgaged Premises, or any part thereof, arising by reason of any occurrence taking place prior to such sale.

          (iii) No single sale or series of such sales shall extinguish the lien of this Mortgage or the priority thereof except with respect to the items of property sold, but such lien shall exist for so long as, and may be exercised in any manner by law as often as, the circumstances require to give the Mortgagee full relief hereunder.

          (iv) The Mortgagee, if it be the highest bidder, shall have the right to become the purchaser at any foreclosure sale, and the Mortgagee purchasing at any such sale shall have the right to be credited on the amount of the bid made therefor with the amount of Secured Indebtedness payable to the Mortgagee.

          (v) The proceeds of sale of the Mortgaged Premises or any part thereof and all other monies received by the Mortgagee in any proceedings for the enforcement hereof, whose application has not elsewhere herein been specifically provided for, shall be applied as follows: First, to the payment of all necessary costs and expenses incident to the enforcement of this Mortgage, including but not limited to, a reasonable compensation to the agents, attorneys and counsel of the Mortgagee; Second, in payment to the Mortgagee of the principal of and interest accrued on advances made for the account of the Mortgagor pursuant to the terms hereof, the Notes or the Credit Agreement for the protection, preservation or operation of the Mortgaged Premises, application to be made first to interest and then to principal; Third, in payment of the principal and interest due and unpaid on the Notes, as well as other Secured Indebtedness, application to be made in such order or manner as the Mortgagee may elect; and Fourth, after all Secured Indebtedness has been paid in full, to the payment of any balance over to the Mortgagor, or its legal representatives, successors or assigns.

          (vi) The Mortgagor waives all rights of marshalling of assets or sale in inverse order of alienation in the event of foreclosure.

          (vii) Appraisement of the Mortgaged Premises is hereby expressly waived or not waived at the option of the Mortgagee, such option to be exercised prior to or at the time judgment is rendered in any foreclosure hereof.

          (viii) The Mortgaged Premises may be sold in one parcel and as an entirety or in such parcels, manner or order as the Mortgagee in its sole discretion may elect.

     (d) In lieu of foreclosure of the Mortgaged Premises, upon the occurrence of any Event of Default, the Mortgagee, personally or by its agents or attorneys, shall have the right and power, which is hereby conferred under the terms of this Mortgage, with or without first taking possession, to sell the Mortgaged Premises and all of the Mortgagor's estate, right, title and interest, claim and demand therein and right of redemption thereof, to the extent permitted by law, at one or more sales, as an entirety or in parcels, as the Mortgagee may elect, all at such place or places and otherwise in such manner and upon such notice as may be required by Title 46, Oklahoma Statutes, Sections 40-49 (the "Oklahoma Power of Sale Mortgage Foreclosure Act") or other applicable law, or, in the absence of any such requirement, as the Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Any statutory cure period shall run concurrently with any contractual provision for notice and/or cure. The Mortgagee may postpone the sale of all or any portion of such property by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. The right of sale hereunder shall not be exhausted by one or any sale, and the Mortgagee may make other successive sales until all of the Mortgaged Premises have been sold. No action of the Mortgagee based upon the provisions contained herein or contained in the Oklahoma Power of Sale Mortgage Foreclosure Act, including, without limitation, the giving of the Notice of Intent to Foreclose by Power of Sale or the Notice of Sale, shall constitute an election of remedies which would preclude the Mortgagee from pursuing judicial foreclosure before or at any time after commencement of the power of sale foreclosure procedure.

     (e) If the Mortgagor should fail to comply with any of the covenants, agreements or obligations of the Mortgagor hereunder, then the Mortgagee may perform the same for the account and at the expense of the Mortgagor, but shall not be obligated so to do, and any and all expenses (including, without limitation, the fees and expenses of counsel) incurred or paid in so doing shall be payable by the Mortgagor to the Mortgagee, with interest at the Default Rate (as defined in the Credit Agreement), and the amount thereof shall be payable on demand and shall be secured by and under this Mortgage, and the amount and nature of such expense and the time when paid shall be prima facie established by the affidavit of the Mortgagee or any officer or agent thereof; provided, however, that the exercise of the privileges granted in this subsection 6(e) shall not in any manner be considered or constitute a waiver of the right of the Mortgagee upon the happening of an Event of Default hereunder to declare the Secured Indebtedness to be at once due and payable, but is cumulative of such right and all other rights herein given.

     (f) Upon the occurrence of any Event of Default, then in each and every such case the Mortgagee or any holder of the Secured Indebtedness, or any part thereof, shall be authorized, whether or not the Secured Indebtedness shall have been declared due and payable and whether or not any of the other remedies provided for herein shall have been exercised, to enter into and upon the Mortgaged Premises, or any part thereof, and to take possession of the Mortgaged Premises, or any part thereof, and all books and records relating thereto, and to exclude the Mortgagor, and its agents and servants, wholly therefrom.

     (g) The Mortgagor agrees that, if any condition of this Mortgage has not been performed or if any other Event of Default shall have occurred, the Mortgagee shall be entitled as a matter of right, without regard to the adequacy of the security for the Secured Indebtedness or the solvency of the Mortgagor, to the appointment of a receiver or receivers of its choice, except as may be prohibited by law, of all or any part of the Mortgaged Premises and the rents, issues, profits, revenues and other income thereof, in any action for the foreclosure of this Mortgage (whether by judicial proceedings or exercise of the power of sale), and the Mortgagor hereby consents to the appointment of such receiver or receivers and agrees not to oppose any application therefor by the Mortgagee or any appointment pursuant thereto.

8.   FEES AND EXPENSES. It is agreed that if, and as often as, this Mortgage
     -----------------
and/or the Notes are placed in the hands of an attorney for collection, or to protect the priority or validity of the lien of this Mortgage, or to defend any suit affecting the title to the Mortgaged Premises, or any part thereof, or to enforce or defend any of the Mortgagee's rights hereunder, the Mortgagor shall pay to the Mortgagee its attorney's fees and expenses, together with all court costs, expenses for title examination, title insurance or other disbursements relating to the Mortgaged Premises, which sums shall be secured hereby.

9.   NOTICES.  Any notice, demand, request or consent required or authorized
     -------
hereunder shall be in person, delivered by U.S. mail, or sent by telecopier, addressed as follows:

     The Mortgagor:   -        MATRIX SERVICE COMPANY
                               10701 E. Ute Street
                               Tulsa, Oklahoma 74116-1517
                               Attn: Michael J. Hall, Vice President of Finance
                                     and Chief Financial Officer
                               Fax:  (918) 838-8810

     The Mortgagee:   -        BANK ONE, OKLAHOMA, N.A.
                               15 E. 5th Street
                               Tulsa, Oklahoma 74103
                               Attn: David G. Page, First Vice President
                               Fax:  (918) 586-5474

or at such other address as any party hereto shall designate for such purpose in a written notice to the other party hereto. Notices served in person shall be effective and deemed given when delivered; notices sent by fax shall be effective and deemed given when transmitted, as evidenced by the sender's confirmation thereof; and notices sent by mail shall be effective and deemed given three (3) business days after being when deposited in the U.S. mail, postage prepaid.

10.  MINERAL INTERESTS.  The Mortgagor agrees that the making of any oil, gas or
     -----------------
mining lease or the sale or conveyance of any mineral interests or right to explore for minerals under, through or upon the Mortgaged Premises or the exercise of any such rights by the owner of any mineral interests affecting the Mortgaged Premises would impair the value of the Mortgaged Premises as security for payment of the Secured Indebtedness, and the Mortgagor shall have no right, power or authority to lease the Mortgaged Premises or any part thereof, for oil, gas or other mining purposes, or to grant, assign or convey any mineral interest of any nature, or the right to explore for oil, gas or other minerals, without the prior written consent of the Mortgagee, which consent may be denied by the Mortgagee in its sole discretion and in any event will not be valid until and unless recorded. Whether or not the Mortgagee consents to such lease, sale, conveyance, grant or exercise of oil, gas or mineral rights, the Mortgagee will receive the entire consideration to be paid to the Mortgagor therefor (including, without limitation, all awards for damages to the Mortgaged Premises arising from the exercise thereof), with the same to be applied to the payment of the Secured Indebtedness as it becomes due and payable; provided, however, that the acceptance of such consideration will in no way impair the lien of this Mortgage on the entire Mortgaged Premises and all rights therein, including all oil, gas and mineral rights.

11.  SECURITY AGREEMENT AND FINANCING STATEMENT. This Mortgage also constitutes,
     ------------------------------------------
and shall be construed as, a security agreement and a financing statement with respect to any of the properties and items described herein which may be subject to a security interest pursuant to the Uniform Commercial Code as adopted in the State of Oklahoma, and the

Mortgagor hereby grants to the Mortgagee a security interest in said properties and items (hereinafter referred to as the "Collateral"). The Mortgagor agrees that this instrument may be filed by the Mortgagee in the appropriate records or index as a financing statement or fixture filing for the purpose of perfecting the aforesaid security interest. Upon the occurrence of any Event of Default hereunder and acceleration of the Secured Indebtedness: (i) the Mortgagee may, at its discretion, require the Mortgagor to assemble the Collateral and make it available to the Mortgagee at a place reasonably convenient to both parties to be designated by the Mortgagee, and (ii) all or any part of the Collateral may, at the Mortgagee's discretion, be combined with the real property covered hereby and sold together with such real property as an entirety, or the Collateral (or any part of the Collateral not sold together with the real property) may be sold separately, as one parcel or in such parcels, manner or order as the Mortgagee, in its discretion, may elect. The Mortgagee shall give the Mortgagor notice of the time and place of any public sale of any Collateral or of the time after which any private sale or other intended disposition thereof is to be made by sending notice to the Mortgagor at least ten (10) days before the time of the sale or other disposition, which provisions for notice the Mortgagor and the Mortgagee agree are reasonable. The Mortgagor will, from time to time, within fifteen (15) days after request by the Mortgagee, execute, acknowledge and deliver any financing statement, renewal affidavit, certificate, continuation statement, inventory or other similar documents as the Mortgagee may request in order to protect, preserve, continue, extend or maintain the security interest under the priority of this Mortgage and will, upon demand, pay any expenses incurred by the Mortgagee in the preparation, execution and filing of any such documents.

12.  ENVIRONMENTAL MATTERS.
     ---------------------

     (a) As used herein: the term "Hazardous Substance" shall mean any substance, material, or waste that is (i) included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "toxic substances," "toxic materials," "toxic waste," or words of similar import in any Environmental Law, (ii) listed as hazardous substances by the United States Department of Transportation or by the Environmental Protection Agency, or (iii) petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical; and the term "Environmental Law" shall mean any federal, state or local law, rule, regulation, decision, policy or guideline, pertaining to Hazardous Substances, or protection of the environment, and all present and future amendments thereto.

     (b) Except as disclosed in writing by the Mortgagor to the Mortgagee, the Mortgagor represents and warrants to Mortgagee that (i) neither the Mortgaged Premises nor the Mortgagor are in violation of any Environmental Law applicable to the Mortgaged Premises, or is subject to any existing, pending or threatened governmental investigation pertaining to the Mortgaged Premises, or are subject to any remedial obligation or lien under or in connection with any Environmental Law, (ii) the Mortgagor has no actual knowledge or notice of the presence or release of Hazardous Substances in, on or around any part of the Mortgaged Premises or the soil, groundwater or soil vapor on or under the Mortgaged Premises, or the migration of any Hazardous Substance, from or to any other property in the vicinity of the Mortgaged Premises; and (iii) the Mortgagor's intended future use of Mortgaged Premises will not result in the release of any Hazardous Substance in, on or around any part of the Mortgaged Premises or in the soil, groundwater or soil vapor on or under the Mortgaged Premises, or the migration of any Hazardous Substance from or to any other property in the vicinity of the Mortgaged Premises.

     (c) The Mortgagor shall neither use nor authorize any third party to use, generate, manufacture, produce, store, or release, on, under or about the Mortgaged Premises, or transfer to or from the Mortgaged Premises, any Hazardous Substance, except in compliance with all Environmental Laws, and shall otherwise comply, at the Mortgagor's sole expense and responsibility, with all Environmental Laws, provided that if any such occurrence shall nevertheless happen, the Mortgagor shall promptly remedy such condition, at its sole expense and responsibility. The Mortgagor shall not permit any environmental liens to be placed on any portion of the Mortgaged Premises. The Mortgagor shall promptly notify the Mortgagee in writing if (i) any of the representations and warranties herein are no longer accurate, (ii) there may be any Hazardous Substance in, on or around the Mortgaged Premises or the soil, groundwater or soil vapor on or under the Mortgaged Premises, or (iii) any violation of any Environmental Law on or affecting or otherwise in respect of the Mortgaged Premises has occurred. The Mortgagee and its agents shall have the right, and are hereby authorized, at any reasonable time to enter upon the Mortgaged Premises for the purposes of observing the Mortgaged Premises, taking and removing soil or groundwater samples, and conducting tests and/or site assessments on the Mortgaged Premises, or taking such other actions as the Mortgagee deems necessary or advisable to cleanup, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Substances on or affecting the Mortgaged Premises following receipt of any notice from any person or entity asserting the existence or possible existence of any Hazardous Substances pertaining to the Mortgaged Premises, that, if true, could jeopardize the Mortgagee's security for the Secured Indebtedness. All reasonable costs and expenses paid or incurred by the Mortgagee in the exercise of any such rights shall be secured hereby and shall be payable by the Mortgagor upon demand.

     (d) The Mortgagor shall indemnify and hold the Mortgagee harmless from, for and against any and all actions, causes of action, claims, liabilities, damages (including foreseeable and unforeseeable consequential damages), losses, fines, penalties, judgments, awards, settlements, and costs and expenses (including, without limitation, reasonable attorneys' fees, experts', engineers' and consultants' fees, and costs and expenses of investigation, testing, remediation and dispute resolution) (collectively referred to as "Environmental Costs") that directly or indirectly arise out of or relate in any way to: (i) any investigation, cleanup, removal, remediation, or restoration work of site conditions of the Mortgaged Premises relating to Hazardous Substances; (ii) any resulting damages, harm, or injuries to the person or property of any third parties or to any natural resources involving Hazardous Substances relating to the Mortgaged Premises; (iii) any actual or alleged past or present disposal, generation, manufacture, presence, processing, production, release, storage, transportation, treatment, or use of any Hazardous Substance on, under, or about the Mortgaged Premises; (iv) any actual or alleged past or present violation of any Environmental Law relating to the Mortgaged Premises; (v) any lien on any part of the Mortgaged Premises under any Environmental Law; or (vi) the breach of any representation or warranty by or covenant of the Mortgagor herein. Notwithstanding anything contained herein to the contrary, the foregoing indemnity shall not apply to (i) matters resulting from the gross negligence or willful misconduct of the Mortgagee, or matters resulting solely from the actions of the Mortgagee taken after the Mortgagee has taken title to, or exclusive possession of the Mortgaged Premises, provided that, in both cases, such matters shall not arise from or be accumulated with any condition of the Mortgaged Premises, which condition was not caused by the Mortgagee, or (ii) matters resulting solely from the actions (or failure to act) of third parties over whom the Mortgagor has and exercises no control which may result in a release of Hazardous Substances onto the Mortgaged Premises. The foregoing indemnity is expressly intended to include, and does include, any Environmental Costs arising as a result of any strict liability imposed or threatened to be imposed on Mortgagee in connection with any of the indemnified matters described in this Section or arising as a result of the negligence of Mortgagee in connection with such matters. This indemnity shall continue in full force and effect and shall survive the payment and performance of the Secured Indebtedness, the release of record of the lien of this Mortgage or any foreclosure (or deed in lieu thereof) of this Mortgage, the exercise by the Mortgagee of any other remedy under this Mortgage or any other document or instrument evidencing or securing the Secured Indebtedness, and any suit, proceeding or judgment against the Mortgagor by the Mortgagee hereon.

13.  MISCELLANEOUS.
     -------------

     (a) The rights of the Mortgagee arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative, and none of them shall be in exclusion of the others. No act of the Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provisions, anything herein or otherwise to the contrary notwithstanding.

     (b) Whether or not expressly provided herein, the covenants and agreements contained herein are binding upon the Mortgagor and its successors and assigns, and shall inure to the benefit of the Mortgagee and its successors and assigns.

     (c) Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "Mortgagor" shall mean the Mortgagor and/or any subsequent owner or owners of the Mortgaged Premises; the word "Mortgagee" shall mean the Mortgagee or any subsequent holder or holders of this Mortgage; and the word "person" shall mean an individual, corporation, partnership, limited liability company or unincorporated association.

     (d) This Mortgage cannot be changed except by an agreement in writing, signed by the party against whom enforcement of the change is sought and in recordable form.

     (e)   This Mortgage is to be governed by the laws of the State of Oklahoma.

     (f) Should any clause or provision of this Mortgage be invalid or void for any reason, such invalid or void clause shall not affect the whole of this instrument, and the balance of the provisions hereof shall remain in full force and effect.

     (g) This Mortgage may be executed in several original counterparts. Each counterpart shall be deemed to be an original for all purposes, and the Mortgagee may exercise all rights and remedies available to the Mortgagee as though each counterpart were a separate Mortgage.

     IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage on the day and month first above written.


                                          MATRIX SERVICE COMPANY
                                          a Delaware corporation


                                          By: ______________________________
                                          Name:  Michael J. Hall
                                          Title: Vice President




                                 ACKNOWLEDGMENT



STATE OF OKLAHOMA            )
                             )  SS:
COUNTY OF TULSA              )


     This instrument was acknowledged before me on this ___ day of September, 2001, by Michael J. Hall, as Vice President of Matrix Service Company, a Delaware corporation.


                                           ______________________________
                                           Notary Public
My Commission Expires:

_________________________________

(SEAL)

                                   EXHIBIT A

                        Description of the Ground Lease
                        -------------------------------

That certain Ground Lease dated as of March 1, 2001, between The City of Tulsa-Rogers County Port Authority, Oklahoma, as Lessor, and the Matrix Service Company, as Lessee. A copy of said Ground Lease is recorded in Book ____ at Pages _______ of the real estate records of Rogers County, Oklahoma.

           Legal Description of the Land Covered by the Ground Lease
           ---------------------------------------------------------

     A tract of land that is part of the Southeast Quarter (SE/4) of Section Six
     (6), part of the Northeast Quarter (NE/4) of Section Seven (7) and part of the Northwest Quarter (NW/4) of Section Eight (8), all in Township Twenty
     (20) North, Range Fifteen (15) East of the Indian Base and Meridian, Rogers County, Oklahoma, said tract of land being described as follows, to-wit:

     Starting at the Southeast corner of said Section 6; thence due West for 1,268.58 feet; thence due South for 877.98 feet to the Point of Beginning of said tract of land; thence North 08(Degrees)23'24" East for 2,075.19 feet; thence South 36(Degrees)59'43" East for 2,675.12 feet to a point of curve; thence Southeasterly along a curve to the right with a central angle of 22(Degrees)22'51" and a radius of 611.62 feet, for 238.91 feet; thence North 81(Degrees)36'36" West for 2,037.69 feet to the Point of Beginning of said tract of land, containing 49.995 acres.

                                  SCHEDULE I

                  Title Exceptions and Permitted Encumbrances



                                     NONE